UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TRIPADVISOR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 25, 2023

Dear Fellow Stockholders:

Fiscal 2022 was an exciting year for Tripadvisor Group, marked by a robust recovery in the travel industry, a seamless transition in our leadership, and hard work by our teams to deliver strong financial results. While the macro environment was mixed, the traveler returned with determination to get out and experience the world, relying on our trusted advice, recommendations, and marketplaces to help make it happen. Our financial performance reflected the continued revenue recovery and a balanced approach to ongoing cost management and prudent investments in our growth opportunities, particularly around the high-growth experiences category. Total consolidated revenue in fiscal 2022 reached nearly $1.5 billion, reflecting year over year growth of 65%. GAAP net income was $20 million, adjusted EBITDA was $295 million, and free cash flow was $344 million.

On a personal note, I was excited to join Tripadvisor Group in 2022, which represents my return to the travel industry, my passion for innovation to serve the wants and needs of the traveler, and my enthusiasm and respect for the company’s history: its emphasis on trust and community, the scale it has assembled in content, reviews, and visitors to its platform, and a company culture built around a shared purpose. All of this has combined to create enduring assets that are hard to replicate, and together form the unique position the company holds, for both travelers and partners, in this large and growing travel industry.

In 2022, we began the work to establish a long-term strategy that builds on this heritage and locks into our common vision for the group as whole: to be the world’s most trusted source for travel and experiences and to connect people to experiences worth sharing through our Tripadvisor, Viator, TheFork, and other brands. We plan to support our vision by pursuing unique value creation strategies for each of our segments, balancing stages of growth, market opportunities, and competitive positioning, while reinforcing the group as a whole:

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At Tripadvisor Core, we will drive deeper traveler engagement, enhancing our products to build on our differentiated assets in brand, trust, community, and content.
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At Viator, we will continue to accelerate our leadership position in experiences, by driving awareness, repeat bookings, and share gains in this large and underpenetrated market.
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At TheFork, we will continue to build on our leadership position in the European dining industry, delivering value to both diners and restaurants.

As we think about 2023 and beyond, we are excited about the opportunities we can drive for Tripadvisor Group. We believe that we are uniquely positioned with our large global audience, wealth of data, and trusted platforms to address large and growing opportunities in travel and experiences, digital advertising and emerging marketplaces, and across multiple categories.

Our talented and dedicated employees have been key to all that we do—not only in delivering a strong 2022 but also in establishing our plans for the future. We thank them for their contribution to the culture of this company, to the community we are building, and for their consistent engagement and hard work. Over 3,100 employees, in multiple locations across the globe, work tirelessly each day to drive Tripadvisor Group forward.

We also thank our shareholders, whose support along the journey has demonstrated recognition of the potential in this industry, our team, and our future opportunities. We believe that the best way to drive long-term value for the portfolio of assets is through the execution of our strategic priorities across our segments.

You are cordially invited to attend the Annual Meeting of Stockholders of Tripadvisor, Inc. to be held on Tuesday, June 6, 2023, at 11:00 a.m. Eastern Time. As in prior years, the annual meeting will be completely virtual. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2023. To enter the annual meeting electronically, you will need the control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on June 6, 2023.

At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying notice of annual meeting and proxy statement, as well as such other business that may properly come before the meeting and any adjournments or postponements thereof. Your vote is very important to us. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

MATT GOLDBERG

President and Chief Executive Officer

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS – SUBJECT TO COMPLETION

400 1st Avenue

Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2023

The 2023 Annual Meeting of Stockholders of Tripadvisor, Inc., a Delaware corporation, will be held on Tuesday, June 6, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the Annual Meeting, submit questions, and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2023. To enter the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are correctly logged in when the Annual Meeting begins. The online check-in will start shortly before the Annual Meeting on June 6, 2023. At the Annual Meeting, stockholders will be asked to consider the following:

1.
To elect the ten directors named in this Proxy Statement, each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.
2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.
To approve the redomestication of the Company to the State of Nevada by conversion;
4.
To approve the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan; and
5.
To consider and act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of Tripadvisor capital stock at the close of business on April 17, 2023 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. We will furnish the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 over the Internet. Whether or not you plan to attend the Annual Meeting, we encourage you to access and read the accompanying Proxy Statement. We will send to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 27, 2023, and provide access to our proxy materials over the Internet to our holders of record and beneficial owners of our capital stock as of the close of business on the record date. You may request paper copies by following the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

SETH J. KALVERT

Chief Legal Officer and Secretary

April 25, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 6, 2023

This Proxy Statement and the 2022 Annual Report are available at:

http://ir.Tripadvisor.com/annual-proxy.cfm

ANNUAL MEETING MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of Tripadvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by Tripadvisor’s Board of Directors (the “Board”) for use at its 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “Tripadvisor,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to Tripadvisor, Inc. and its subsidiaries. An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2022, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

Tripadvisor’s principal executive offices are located at 400 1st Avenue, Needham, Massachusetts 02494. This Proxy Statement is being made available to Tripadvisor stockholders on or about April 27, 2023.

Date, Time and Place of Meeting

The Annual Meeting will be held on Tuesday, June 6, 2023, at 11:00 a.m. Eastern Time. The Annual Meeting will be held via the Internet and will be a completely virtual meeting. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2023. To enter the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal. Technical support will be available during this time and will remain available until the Annual Meeting has ended. No recording of the Annual Meeting is allowed, including audio or video recording.

Record Date and Voting Rights

The Board established the close of business on April 17, 2023, as the record date for determining the holders of Tripadvisor common stock entitled to notice of and to vote at the Annual Meeting. On the record date, 129,310,431 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. Tripadvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, on (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the year ending December 31, 2023; (iii) the redomestication of Tripadvisor to the State of Nevada by conversion; and (iv) the Tripadvisor Inc. 2023 Stock and Annual Incentive Plan. Tripadvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the three director nominees that the holders of Tripadvisor common stock are entitled to elect as a separate class pursuant to Tripadvisor’s restated certificate of incorporation. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock previously held by Liberty Interactive Corporation, which is currently known as Qurate Retail, Inc. (“Liberty”) was transferred to Liberty Tripadvisor Holdings, Inc. (“LTRIP”). Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP. We refer to this transaction as the Liberty Spin-Off. As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in Tripadvisor was held by LTRIP. Liberty also assigned to LTRIP its rights and obligations under the Governance Agreement between Tripadvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”).

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 12.7% of the outstanding shares of common stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, as of the record date LTRIP would beneficially own 20.6% of the outstanding common stock. Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, as of the record date LTRIP may be deemed to beneficially own equity securities representing 56.1% of our voting power. As a result, regardless of the vote of any other Tripadvisor stockholder, LTRIP has control over the vote relating to (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) the approval of the redomestication of Tripadvisor to the State of Nevada by conversion; and (iv) the approval of the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of seven of the ten director nominees; (ii) the ratification of the appointment of KPMG LLP as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) the approval of the redomestication of Tripadvisor to the State of Nevada by conversion; and (iv) the approval of the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. Virtual attendance at the Annual Meeting also constitutes presence in person for purposes of determining a quorum at the Annual Meeting. For the election of the three directors whom the holders of Tripadvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Tripadvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

Tripadvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Tripadvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, Tripadvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Tripadvisor capital stock and to request authority for the exercise of proxies. In such cases, Tripadvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting of Proxies

The manner in which your shares may be voted depends on whether you are a:

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Registered stockholder: Your shares are represented by certificates or book entries in your name on the records of Tripadvisor’s stock transfer agent and you have the right to vote those shares directly; or
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Beneficial stockholder: You hold your shares in “street name” through a broker, trust, bank or other nominee and you have the right to direct your broker, trust, bank or other nominee on how to vote the shares in your account; however, you must request and receive a valid proxy from your broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet. Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.
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By Telephone. Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.
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By Mail. Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1), (2), (3) and (4).

Tripadvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

Virtual attendance at the Annual Meeting constitutes presence in person for purposes of each required vote. Votes in person will replace any previous votes you have made by mail or telephone or via the Internet. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Holders of record may vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/TRIP2023. To enter the annual meeting, holders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, or (ii) submitting a later-dated proxy relating to the same shares by mail or telephone or via the Internet prior to the vote at the Annual Meeting. Registered holders may send any written notice or request for a new proxy card to Tripadvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639. Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

Other Business

The Board does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

Our Board currently consists of ten members. Pursuant to the terms of Tripadvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. The Board recommends that each of the ten nominees listed below be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Gregory B. Maffei

Matt Goldberg

Jay C. Hoag

Betsy L. Morgan

M. Greg O’Hara

Jeremy Philips

Albert E. Rosenthaler

Trynka Shineman Blake

Jane Jie Sun

Robert S. Wiesenthal

Tripadvisor’s restated certificate of incorporation provides that the holders of Tripadvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which will be three directors as of the date of the Annual Meeting. The Board has designated Ms. Shineman and Messrs. Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of Tripadvisor common stock voting as a separate class.

Pursuant to the Governance Agreement, LTRIP has the right to nominate up to a number of directors equal to 20% of the total number of the directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to LTRIP are satisfied. LTRIP has designated Messrs. Maffei and O’Hara as its nominees to the Board.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board.

Information Regarding Director Nominees

The information provided below about each nominee is as of the date of this Proxy Statement. The information presented includes the names of each of the nominees, along with his or her age, any positions held with the Company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the names of all other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The information also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Board to conclude that he or she should serve as a director of the Company for the ensuing term.

The ten nominees to the Board possess the experience and qualifications that we believe will allow them to make substantial contributions to the Board. In selecting nominees to the Board, we seek to ensure that the Board collectively has a balance of diversity, experience, and expertise, including chief executive officer experience, chief financial officer experience, international expertise, corporate governance experience and experience in other functional areas that are relevant to our business. The following contains a more detailed discussion of the business experience and qualifications of each of the nominees to the Board.

Gregory B. Maffei Age: 62 Director Since: 2013 Committee Memberships: • Compensation • Executive

Mr. Maffei has served as a director as well as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) (including its predecessor) since May 2007, LTRIP since July 2013, Liberty Broadband Corporation (“LBC”) since June 2014 and GCI Liberty, Inc. since March 2018. He has served as Chairman of the board of directors of Qurate Retail, Inc. (“Qurate”) since March 2018 and as a director of Qurate (including its predecessor) since November 2005. He previously served as President and Chief Executive Officer of Qurate from February 2006 to March 2018 and CEO-Elect from November 2005 through February 2006. Prior to joining Qurate, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360 networks Corporation and Chief Financial Officer of Microsoft Corporation. Mr. Maffei currently serves on the board of directors of the following public companies: Sirius XM Holdings Inc., Live Nation Entertainment, Inc., Charter Communications, Inc., and Zillow Group, Inc. Mr. Maffei is a member of the Council on Foreign Relations. Mr. Maffei previously served on the Board of Trustees of Dartmouth College, the board of directors of Starz, Electronic Arts, Inc., Barnes & Noble, Inc., Citrix Systems, Inc., DirecTV, Starbucks Corp., and Dorling Kindersley Limited. Mr. Maffei holds an M.B.A. from Harvard Business School, where he was a Baker Scholar, and an A.B. from Dartmouth College.

Board Membership Qualifications: Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy-making positions at LMC, Qurate, LBC and LTRIP, his previous executive positions at Oracle, 360networks and Microsoft and his other public company board experience. He provides our Board with an executive and leadership perspective on the operation and management of large public companies and risk management principles.

Matt Goldberg Age: 52 Director Since: 2022 Committee Memberships: • Executive

Mr. Goldberg has served as President and CEO of Tripadvisor, Inc. since July 2022. From February 2020 through June 2022, Mr. Goldberg held positions of increasing responsibility at The Trade Desk, a global technology company, including Executive Vice President, North America and Global Operations, as well as founding director of Dataphilanthropy a private foundation. Mr. Goldberg served as Global Head of M&A and Strategic Alliances for News Corp from December 2016 through December 2019. Mr. Goldberg served as Senior Vice President, Global Market Development and Head of Corporate Development for Qurate, formerly known as QVC from October 2013 through November 2016. Prior to that, Mr. Goldberg was CEO of Lonely Planet, a travel guide publisher for nearly five years. Mr. Goldberg currently serves on the board of directors of Blue Ocean Acquisition Corp., and is active in philanthropy and nonprofit leadership, including The Burning Man Project and Lumina Foundation. Mr. Goldberg holds an M.B.A. from Stanford University, an M.A. in International Studies from The University of Melbourne, and a B.A. in English from Cornell University.

Board Membership Qualifications: Mr. Goldberg has extensive knowledge and significant experience in the online advertising sector of the global travel industry. Mr. Goldberg also possesses strategic and governance skills gained through his executive and director roles with several other companies..

Jay C. Hoag Age: 64 Director Since: 2018 Committee Memberships: • Compensation • Section 16

Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a founding General Partner. In addition to the board of directors of the Company, Mr. Hoag currently serves on the boards of directors of the following public companies: Netflix, Inc., Peloton Interactive, Inc. and Zillow Group, Inc. Mr. Hoag previously served on a number of other boards of directors of public and private companies. Mr. Hoag is also on the Board of Trustees of Northwestern University and Vanderbilt University, and the Investment Advisory Board of the University of Michigan. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

Board Membership Qualifications: As a venture capital investor, Mr. Hoag brings strategic insights and extensive financial experience to the Company’s Board. He has evaluated, invested in and served as a board and committee member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide the Company’s Board with unique perspectives on matters such as risk management, corporate governance, talent selection and leadership development.

Betsy L. Morgan Age: 54 Director Since: 2019 Committee Memberships: • Compensation—Chair • Section 16—Chair

Ms. Morgan is currently the co-founder of Magnet Companies, a private equity-backed company focused on media and commerce, and an associate professor at Columbia Business School and Columbia College. From February 2016 to July 2018, Ms. Morgan served as an Executive in Residence of LionTree, an advisory and merchant bank firm specializing in technology and media. From January 2011 to July 2015, Ms. Morgan was the CEO of TheBlaze, an early multi-platform and direct-to-consumer news and entertainment company. Prior to TheBlaze, Ms. Morgan was the CEO of The Huffington Post. Ms. Morgan currently serves on the board of directors of the following privately-held companies: Trusted Media Brands, Chartbeat and TheSkimm. Ms. Morgan has an M.B.A. from Harvard Business School and a B.A. in Political Science and Economics from Colby College, where she served as a member of the Board of Trustees for eight years. She is also a contributor to Riptide, an oral history of journalism and digital innovation created by Harvard’s Shorenstein Center on Media, Politics and Public Policy.

Board Membership Qualifications: Ms. Morgan has extensive experience leading digital media, subscription and original content businesses. This experience benefits Tripadvisor and its stockholders as we continue to execute on our strategy. Her financial background, investment knowledge and board experience also make her valuable to the Board, able to provide valuable insight and advice.

M. Greg O’Hara Age: 57 Director Since: 2020 Committee Memberships: • None

Mr. O’Hara is the Founder and a Senior Managing Director of Certares Management LLC (“Certares”). Prior to forming Certares, he served as Chief Investment Officer of JPMorgan Chase’s Special Investments Group (“JPM SIG”). Prior to JPM SIG, Mr. O’Hara was a Managing Director of One Equity Partners (“OEP”), the private equity arm of JPMorgan. Before joining OEP in 2005, he served as Executive Vice President of Worldspan and was a member of its board of directors. Mr. O’Hara is the Chairman of American Express Global Business Travel and serves on the World Travel & Tourism Council Governance Committee in addition to the boards of directors of Singer Vehicle Design, TripAdvisor, World Travel & Tourism Council, Certares Holdings, where he is the Head of the Investment Committee and is a member of the Management Committee of Certares, CK Opportunities Fund, where he is a member of the Investment Committee and the Management Committee, and Certares Real Estate Holdings, where he is a member of the Investment Committee and the Management Committee. Mr. O’Hara received his M.B.A. degree from Vanderbilt University.

Board Membership Qualifications: Mr. O’Hara’s extensive background in investment analysis and management and his particular expertise in the travel industry contribute to our Board’s evaluation of investment and financial opportunities and strategies and strengthen our Board’s collective qualifications, skills and attributes.

Jeremy Philips Age: 50 Director Since: 2011 Committee Memberships: • Audit

Mr. Philips has been a general partner of Spark Capital since May 2014. From 2012 to 2014, Mr. Philips invested in private technology companies. From 2010 to 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From 2004 to 2010, Mr. Philips held various roles of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman. Before joining News Corporation, he served in several roles, including co-founder and Vice-Chairman of ecorp, a publicly-traded Internet holding company, and as an analyst at McKinsey & Company. Mr. Philips is on the board of directors of Angi Inc. and several private Internet companies. He served on the board of directors of Affirm Holdings from 2015 to 2021. He holds a B.A. and LL.B. from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications: Mr. Philips has significant strategic and operational experience acquired through his service as chief executive officer and other executive-level positions. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry.

Albert E. Rosenthaler Age: 63 Director Since: 2016 Committee Memberships: • None

Mr. Rosenthaler has served as Chief Corporate Development Officer of LMC, Qurate, LTRIP, and LBC since October 2016. He previously served as Chief Corporate Development Officer of GCI Liberty, Inc. from March 2018 to December 2020 and Liberty Expedia from October 2016 to July 2019, and Liberty Media Acquisition Corporation from November 2020 to December 2022. Mr. Rosenthaler has served as a director of LTRIP since August 2014. He is a graduate of Olivet College (B.A.) and University of Illinois (M.A.S.).

Board Membership Qualifications: Mr. Rosenthaler has significant executive and financial experience gained through his service as an executive officer of Qurate and LMC for many years and as a partner of a major national accounting firm for more than five years prior to joining Qurate and Liberty. Mr. Rosenthaler brings a unique perspective to our Board, focused in particular on the areas of tax management, mergers and acquisitions and financial structuring. Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration the application of tax laws and capital allocation.

Trynka Shineman Blake Age: 49 Director Since: 2019 Committee Memberships: • Audit

Ms. Shineman serves on the board of directors of SEMRush, an online visibility and content marketing SaaS business that helps marketers do their job more effectively and serves as chair of its Nominations and Governance Committee. From March 2004 through February 2019, Ms. Shineman held positions of increasing responsibility with Cimpress N.V., and most recently was the Chief Executive Officer of its Vistaprint business. Ms. Shineman has an M.B.A. from Columbia Business School and a B.A. in Psychology from Cornell University.

Board Membership Qualifications: Ms. Shineman has many years of experience with customer-focused businesses and with digital transformations. She has extensive experience helping companies develop a deep understanding of customer needs and shaping the organization around those needs. She is able to provide the Board and management with important insight and counsel as Tripadvisor improves its platform to provide its users a better and more inspired travel planning experience.

Jane Jie Sun Age: 54 Director Since: 2020 Committee Memberships: • None

Jane Jie Sun ( ) has served as the Chief Executive Officer of Trip.com, as well as a member of the board of directors, since November 2016. Prior to that, she was a co-President since March 2015, Chief Operating Officer since May 2012, and Chief Financial Officer from 2005 to 2012. Ms. Sun is a member of the JPMorgan Asian Advisory Board, vice chair of the World Travel and Tourism Council, co-chair of the Development Advisory Board of University of Michigan and Shanghai Jiao Tong University Joint Institute, and a board member and Business Leaders Group Committee member of Business China established by Singapore’s Founding Prime Minister Mr. Lee Kuan Yew. Ms. Sun received her B.S. in Accounting from the University of Florida in August 1992 with high honors. She also obtained her LL.M. degree from Peking University Law School in July 2010. Ms. Sun has been a director MakeMyTrip Limited since August 2019 and a director of iQIYI, Inc. since June 2018.

Board Membership Qualifications: Ms. Sun has significant financial and business experience operating and managing online travel businesses as well as mergers and acquisitions and financial reporting. She provides our board with leadership perspective on the operation and management of large companies operating in the travel space. As a female CEO in China’s high-tech industry, Ms. Sun has made it her mission to empower women to achieve balance and success in both their career and family lives and is a strong advocate for gender equality.

Robert S. Wiesenthal Age: 56 Director Since: 2011 Committee Memberships: • Audit–Chair

Since July 2015, Mr. Wiesenthal has served as founder and Chief Executive Officer of Blade Air Mobility, Inc., a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S., Canada, Europe, and India. Blade is largest arranger of helicopter flights in and out of city centers in the U.S. From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation ("Sony"), most recently as Executive Vice President and Chief Financial Officer. Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment. Mr. Wiesenthal previously served on the board of directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications: Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

All of our nominees also have extensive management experience in complex organizations. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that he or she should be nominated as a director, each nominee has proven business acumen and an ability to exercise sound judgment, as well as a commitment to Tripadvisor and its Board as demonstrated by each nominee’s past service. The Board considered the Nasdaq requirement that Tripadvisor’s Audit Committee be composed of at least three independent directors, as well as specific Nasdaq and U.S. Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Required Vote

Election of Mmes. Morgan and Sun and Messrs. Maffei, Hoag, Goldberg, O’Hara and Rosenthaler as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Tripadvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class. Election of Ms. Shineman and Messrs. Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Tripadvisor common stock, present in person or represented by proxy, voting together as a separate class.

We ask our stockholders to vote in favor of each of the director nominees. Valid proxies received pursuant to this solicitation will be voted in the manner specified. With respect to the election of directors, you may vote “FOR” or “WITHHOLD”. Where no specification is made, it is intended that the proxies received from stockholders will be voted "FOR" the election of the director nominees identified. Votes withheld and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules (the “Nasdaq Rules”). As such, we are exempt from certain requirements for public companies under the Nasdaq Rules; however, the Company’s Board endeavors to conduct itself and to manage the Company in a way that best serves all of the Company’s stockholders. We strive to maintain the highest governance standards in our business and our commitment to effective corporate governance is illustrated by the following practices:

•
Chairman of the Board separate from the CEO;
•
Eight of the ten directors are independent;
•
All three Audit Committee members are independent and “financial experts”;
•
Board review of enterprise risk management and related policies, processes and controls, with Board Committees exercising oversight for risk matters within their purview;
•
Board oversight over management’s development and execution of the Company’s strategy and plan, including the extent to which risks and opportunities are embedded in that strategy;
•
Direct access and regular communication between the Board and members of senior management;
•
Actively seek members of historically underrepresented groups for every open Board seat;
•
Stock ownership guidelines for directors and executive officers; and
•
Comprehensive insider trading policy that also prohibits hedging and pledging transactions of our stock by directors or employees.

In addition, please note the summary information below regarding our Board:

BOARD INDEPENDENCE

80%
Independent
Independent (8)
Non-Independent (2)

85% of S&P 500 directors are independent

GENDER DIVERSITY

30%
Female
Female (3)
Male (7)

28% of S&P 500 directors are female

BOARD TENURE

6.2
Avg years of tenure
< 3 years (1)
3-5 years (5)
> 5 years (4)

7.9 years is the average tenure of S&P 500 boards

DIRECTOR AGE

56.1
Avg director age
60-65 years (3)
50-59 years (6)
47-49 years (1)

63 years is the average age of S&P 500 directors

Board Diversity Matrix

In compliance with Nasdaq Rules, the table below provide certain information about the composition of our directors and director nominees as of April 1, 2022 and April 1, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Size:
Total Number of Directors	10
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	7	3	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	7	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Demographic Background Undisclosed	0

Board of Directors

Director Qualifications, Skills and Experiences

The Board believes that a complementary mix of diverse qualifications, skills, attributes and experiences will best serve our Company and our stockholders. Our Board, like the Company, is committed to a policy of inclusiveness and diversity. As a result, our Board is comprised of a diverse group of individuals whose previous experience, financial and business acumen, personal ethics and dedication to our Company benefit the Company and our stockholders. The specific experience and qualifications of each of our Board members are set forth above. Below is a summary of some of the qualifications, experience, and attributes of our director nominees:

Director Diversity

In case of a Board vacancy or if the Board elects to increase its size, determinations regarding the eligibility of director candidates are made by the entire Board, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board and our stockholders. When seeking new Board candidates, the Board is committed to including members of historically underrepresented groups (including individuals with a disability, individuals who identify as women and/or LGBTQ+ and members of historically underrepresented ethnic and racial groups) in the pool of candidates from which the Board nominees are chosen. Currently and as proposed, the Board of Directors consists of three women, including one woman who is a member of a historically underrepresented group.

Director Independence

Under the Nasdaq Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with these independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Nasdaq Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination.

Based on the information provided by each director concerning his or her background, employment and affiliations and upon review of this information, our Board previously determined that each of Mmes. Morgan, Shineman and Sun and Messrs. Hoag, Philips, O’Hara and Wiesenthal does not have a relationship that should interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the applicable rules and regulations of the SEC and Nasdaq. In making its independence determinations, the Board considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the Nasdaq Rules, members of the Audit Committee and Compensation Committees also satisfied separate independence requirements under the current standards imposed by the SEC and the Nasdaq Rules for audit committee members and by the SEC, Nasdaq Rules and the Internal Revenue Service for compensation committee members. At the first meeting of the Board following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

Controlled Company Status

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 12.7% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock, respectively. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 20.6% of the outstanding common stock. Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing 56.1% of our voting power. LTRIP has filed a Statement of Beneficial Ownership on Schedule 13D with respect to its Tripadvisor holdings and related voting arrangements with the SEC.

The Nasdaq Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as Tripadvisor, from certain governance requirements under the Nasdaq Rules. On this basis, Tripadvisor is relying on the exemption for controlled companies from certain requirements under the Nasdaq Rules, including, among others, the requirement that the Compensation Committees be composed solely of independent directors and certain requirements relating to the nomination of directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board, and Mr. Goldberg serves as President and Chief Executive Officer of Tripadvisor. The roles of Chief Executive Officer and Chairman of the Board are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of Tripadvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of Tripadvisor and its operating businesses. We believe that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time.

Independent members of the Board chair our Audit Committee, Compensation Committee, and Section 16 Committee.

Meeting Attendance

The Board met four times in 2022. During such period, each member of the Board attended at least 75% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged but not required to attend annual meetings of stockholders. All of the incumbent directors who were directors at the time have historically attended the annual meetings of stockholders.

Committees of the Board of Directors

The Board has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board. These charters are available in the “Corporate Governance” section of the Investor Relations page of Tripadvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The membership of our Audit, Compensation and Section 16 Committees ensures that directors with no direct ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of the Board and the members of each committee of the Board. At the first meeting of the Board following the Annual Meeting, the Board intends to conduct a review of director independence and to designate the members of the Board to serve on each of the committees and the Chair of each of the committees for the directors’ term.

	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Gregory B. Maffei	—	X	—	X
Matt Goldberg	—	—	—	X
Jay C. Hoag	—	X	X	—
Betsy L. Morgan	—	Chair	Chair	—
M. Greg O’Hara	—	—	—	—
Jeremy Philips	X	—	—	—
Albert E. Rosenthaler	—	—	—	—
Trynka Shineman Blake	X	—	—	—
Jane Jie Sun	—	—	—	—
Robert S. Wiesenthal	Chair	—	—	—

Audit Committee
Members: Robert S. Wiesenthal (Chair) Trynka Shineman Blake Jeremy Philips

The Audit Committee of the Board currently consists of three directors: Ms. Shineman and Messrs. Philips and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee. Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and Nasdaq. The Board has determined that each of Ms. Shineman and Messrs. Philips and Wiesenthal is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is appointed by the Board to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including reviewing and discussing with management standards and/or metrics as recommended by regulators and The Nasdaq Stock Market, and monitoring:

•
the integrity of our accounting, financial reporting and public disclosures process;
•
our relationship with our independent registered public accounting firm, including qualifications, performance and independence;
•
the performance of our internal audit department;
•
our compliance with legal and regulatory requirements and the Company’s compliance policies and programs; and
•
the extent to which various issues (including but not limited to ESG, cyber security risk, etc.) will impact the Company’s financial performance and the Company’s ability to create long-term value.

The Audit Committee met seven times in 2022. The formal report of the Audit Committee with respect to the year ended December 31, 2022, is set forth in the section below titled “Audit Committee Report.” A copy of the Audit Committee Charter is available on our website at https://ir.tripadvisor.com/corporate-governance.

Compensation Committee
Members: Betsy L. Morgan (Chair) Jay C. Hoag Gregory B. Maffei

The Compensation Committee currently consists of three directors: Messrs. Hoag and Maffei and Ms. Morgan, with Ms. Morgan serving as the Chairperson of the Compensation Committee. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Because we are a "controlled company" within the meaning of the Nasdaq Rules, our Compensation Committee is not required to be composed entirely of independent directors. With the exception of Mr. Maffei, each member is an “independent director” as defined by the Nasdaq Rules. No member of the Compensation Committee is an employee of Tripadvisor.

The Compensation Committee is responsible for:

•
designing and overseeing compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans;
•
administrating our stock plans, including approving grants of equity awards but excluding matters governed by Rule 16b-3 under the Exchange Act (which are handled by the Section 16 Committee described below);
•
periodically reviewing and approving compensation of the members of our Board; and
•
overseeing the Company’s strategy and policies, programs, initiatives and actions related to human capital management within the Company’s workforce, that include talent recruitment, development and retention, promoting diversity, inclusion, Company culture and employee engagement.

The Compensation Committee met five times in 2022 and acted by written consent two times. A description of our policies and practices for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” A copy of the Compensation Committee and Section 16 Committee Charter is available on our website at https://ir.tripadvisor.com/corporate-governance.

Section 16 Committee
Members: Betsy L. Morgan (Chair) Jay C. Hoag

The Section 16 Committee currently consists of two directors: Mr. Hoag and Ms. Morgan, with Ms. Morgan serving as the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the Nasdaq Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The Section 16 Committee met five times in 2022 and acted by written consent four times. The Section 16 Committee is authorized to exercise all powers of the Board with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to Tripadvisor’s executive officers. A copy of the Compensation Committee and Section 16 Committee Charter is available on our website at https://ir.tripadvisor.com/corporate-governance.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Executive Committee
Members: Matt Goldberg Gregory B. Maffei

The Executive Committee currently consists of two directors: Messrs. Goldberg and Maffei. The Executive Committee has the powers and authority of the Board, except for those matters that are specifically reserved to the Board under Delaware law or our organizational documents. The Executive Committee primarily serves as a means to address issues that may arise and require Board approval between regularly scheduled Board meetings. The following are some examples of matters that could be handled by the Executive Committee:

•
oversight and implementation of matters approved by the Board (including any share repurchase program);
•
administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under Tripadvisor’s financing arrangements;
•
in the case of a natural disaster or other emergency as a result of which a quorum of the Board cannot readily be convened for action, directing the management of the business and affairs of Tripadvisor during such emergency or natural disaster;
•
in connection with the maintenance of a robust governance structure, Board evaluations to identify any areas of risk and/or improvement; and
•
general oversight over the Company’s environmental, social and governance program.

The Executive Committee met informally throughout 2022.

Risk Oversight

Assessing and managing the day-to-day risk of our business is the responsibility of Tripadvisor’s management. Our Board as a whole is responsible for oversight of our overall risk landscape and risk management efforts. Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. The President and Chief Executive Officer; the Chief Financial Officer; the Chief Legal Officer and the Chief Compliance Officer attend Board meetings and discuss operational risks with the Board, including risks associated with the geographies in which we operate or are considering operating. Management also provides reports and presentations on strategic risks to the Board. Among other areas, the Board is involved, directly or through its committees, in overseeing risks related to our corporate strategy, business continuity, data privacy and cybersecurity and other technology risks, crisis preparedness, and competitive and reputational risks.

The Board has delegated primary responsibility for oversight over certain risks to the Audit Committee and the Compensation Committees. The committees of the Board execute their oversight responsibility for risk management as follows:

•
The Audit Committee has primary responsibility for discussing with management Tripadvisor’s major financial risks and the steps management has taken to mitigate, monitor and manage such risks. The Audit Committee also has primary responsibility for oversight over the Company’s significant business risks, including operational, data privacy, and cybersecurity risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from, among others, the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer and the Chief Compliance Officer as well as from representatives of tax, treasury, information security, internal audit, the Company’s Compliance Committee and the Company’s independent auditors. The Audit Committee makes regular reports to the Board. In addition, the Company has, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.
•
The Compensation Committees consider and evaluate risks related to our cash and equity-based compensation programs, policies and practices and evaluate whether our compensation programs encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Tripadvisor or our business. Consistent with SEC disclosure requirements, the Compensation Committees, working with management, have assessed the compensation policies and practices for our employees, including our executive officers, and have concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tripadvisor.

Ultimately, management is responsible for the day-to-day risk management process, including identification of key risks and implementation of policies and procedures to manage, mitigate and monitor risks. In fulfilling these duties, management conducts annually an enterprise and internal audit risk assessment and uses the results of these assessments in its risk management efforts. In addition, management has designated a Chief Compliance Officer and formed a Compliance Committee in connection with the implementation, management and oversight of a corporate compliance program to promote operational excellence throughout the entire organization in adherence with all legal and regulatory requirements and with the highest ethical standards.

Director Nominations

Given the ownership structure of Tripadvisor and our status as a “controlled company,” the Board does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. The Board does not have specific requirements for eligibility to serve as a director of Tripadvisor; however, the Board does consider, among other things, diversity when considering nominees to serve on our Board. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. In evaluating candidates, regardless of how recommended, the Board considers a number of factors, including whether the professional and personal ethics and values of the candidate are consistent with those of Tripadvisor; whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to Tripadvisor, including in providing a mix of Board members that represent diversity of backgrounds, perspectives and opinions; whether the candidate is willing and able to devote the necessary time and energy to the work of the Board; and whether the candidate is prepared and qualified to represent the best interests of Tripadvisor’s stockholders.

Pursuant to a Governance Agreement, LTRIP has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board so long as certain stock ownership requirements are satisfied. LTRIP has nominated Messrs. Maffei and O’Hara as nominees for 2023. The other nominees to the Board were recommended by the Chairman and then were considered and recommended by the entire Board.

The Board does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically Tripadvisor has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Environmental, Social and Governance

We believe there’s good out there and when we travel we are reminded that the world is a friendly place, that people are generous, and that we share more in common with our fellow travelers than not. We strive to use our platform to not only help people around the world plan, book and experience their perfect trip but also to be an ally for social good, including on environmental, social and governance issues. At Tripadvisor, we consider environmental, social, and governance, or ESG, in how we support our team, how we give back to the community, and how we can reduce our environmental impacts. Below are the three areas in which we engage in the most critical initiatives.

People Practices

Invest in our Employees

Foster a Culture of Equity, Diversity and Inclusion

Provide Development and Growth Opportunities

Corporate Responsibility

Engage in Responsible & Ethical Business Practices

Strengthen Community Impact through Philanthropy & Civic Engagement

Support our Industry

Environmental Impact

Manage Real Estate with the Environment in Mind

Reduce Dependence on Energy Intensive Resources

Support Sustainability in our Industry

People Practices

We believe a critical driver of our company’s success is our people. The Company’s management oversees various initiatives for talent acquisition, retention, and development and provides regular reports to the Board. We are committed to identifying and developing talent to help our employees accelerate their growth and achieve their career goals. Our overall talent acquisition and retention strategy is designed to attract and retain diverse and qualified employees who will help us achieve our performance goals and ensure the success of the Company.

We recruit the best people for the job without regard to gender, ethnicity or other protected characteristics. As part of our diversity recruiting strategy, a recruiting scorecard was instituted to keep us accountable for our recruiting goals. We support and develop our employees through global training and development programs that build and strengthen employees’ leadership and professional skills. Leadership development includes programs for new leaders as well as programs designed to support more experienced leaders. We also partner with external training organizations to help provide our employees with the knowledge and skills they need to succeed.

Our equity, diversity, and inclusion (ED+I) approach supports our philosophy of championing the diverse identities, abilities, experiences, and voices of our employees, travelers, candidates, business partners, and industry peers. Our goals include hiring, retaining, and advancing a workforce of diverse cultures, backgrounds, abilities, and perspectives. We have several initiatives and programs in place that help effectuate our goals.

We advance inclusion in our workplace by offering a variety of learning experiences focused on increasing awareness, reducing bias, upskilling managers, and fostering a work culture of belonging. These learning experiences are available to all levels of the organization, from senior leadership to individual contributors. We work with many reputable partners to deliver on our learning experiences.

To support our workforce, we have a variety of global, employee-led, and driven Employee Resource Groups, or ERGs. These groups provide a space for employees to come together around shared identities and experiences. ERGs play an important role in supporting our ED+I strategy by shaping our organizational culture, offering learning and development experiences, promoting community, and encouraging allyship. Beyond their internal impact, ERGs also bring unique perspectives and insights that inform our markets, products, content, and employee experience.

From an accountability standpoint, we ask all managers to consider ED+I in the year-end performance review process and have considered ED+I as we have developed the Company's strategies. We also know the importance of having a firm understanding of the makeup of our workforce. Over the past two years, we have successfully launched two employee self-identification campaigns gathering self-reported intersectional data to inform our ED+I strategy. This year we launched our inaugural ED+I survey to employees to gather data that provided us with important insights into employee sentiment around leadership accountability, belonging, and equitable employee practices.

To better align with industry peers and build our ED+I network, we participate in many benchmarks, partnerships, and sponsorships, including Tripadvisor participation in the Human Rights Campaign’s Corporate Equality Index for LGBTQ+ inclusion (scoring 100% over the past five years), partnership with Disability:In, and sponsorship of the ADCOLOR and Afrotech conferences.

Corporate Responsibility

Our global corporate responsibility program is currently focused on supporting responsible business practices in our operations as well as strengthening our community impact through philanthropy and civic engagement. We believe in mobilizing our people, expertise, resources and community to tackle some of society’s most pressing humanitarian challenges. We recognize that by putting our purpose into action, we can have a positive impact on the communities we serve and help promote a world of understanding, empathy and care. For our users, we deliver innovative products and services to give them the confidence and freedom to create memorable experiences that will improve their own lives and the lives of those around them. For our employees, we emphasize a working environment where sustainability matters, and a company culture that embraces diverse talents and unique perspectives, where colleagues feel valued as both individuals and members of the team. For stockholders, we are focused on increasing the fundamental value of the Company and driving long-term stockholder value. For communities where we live and work, we are dedicated to improving individual well-being and strengthening families and communities.

In 2009, the Company established as a separate corporate entity and private foundation, The Tripadvisor Foundation (the "Foundation"), to demonstrate its commitment to the communities in which we operate. The Foundation has evolved since its creation and its focus is currently on harnessing connection and information to inspire civic engagement as well as supporting resilience in areas affected by crisis and displacement. Through its signature commitment to addressing the global displacement crisis, the Foundation has donated over $14 million to organizations supporting individuals and families fleeing crisis, primarily through its core NGO partners, International Rescue Committee, Mercy Corps and World Central Kitchen. This is inclusive of $4 million in 2021 to support thousands of Afghan newcomers and help rebuild resettlement efforts in the U.S. and globally. In early 2022, we partnered with World Central Kitchen to support and raise funds for their operations in response to the war in Ukraine and their other emergency food responses around the world. As of March 20, 2023, this initiative with World Central Kitchen had raised nearly $9 million, including $1.25 million in matching donations from the Foundation. Since 2010, the Foundation has invested more than $44 million in communities around the world.

Internally, our TripGives program aims to inspire and enable our employees to be active global citizens by supporting the causes they care about in communities around the world. Through our Give, Serve, Learn model, we unite employees around pressing local and global issues and encourage them to lead community projects where they live and work. Starting in 2021, Tripadvisor committed to dedicating funding and resources for our ERGs to launch community impact projects with nonprofits that serve and support these groups.

The Company is committed to respecting human rights. As a global leader in the travel industry, we believe we have an opportunity to use our platform to effect positive change in people’s lives, including the advancement of human rights through our business activities. In this regard, in 2021, Tripadvisor adopted a Global Human Rights Policy (the "GHR Policy") setting forth our commitment to establishing and maintaining best practices in respecting fundamental human rights and the ability to contribute to positive human rights impacts. The GHR Policy, and the commitments contained therein, formalize our long-standing commitment to uphold and respect human rights for all people. This GHR Policy consolidates our existing commitments and brings increased clarity on processes and procedures to assess and mitigate human rights risks, to avoid directly infringing on human rights and to prevent or mitigate adverse human rights impacts that are or potentially may be linked to our business.

The COVID-19 global pandemic had a devastating impact on the travel and tourism sector. In response to the COVID-19 pandemic, we launched multiple initiatives to support our hospitality partners including, but not limited to, a COVID-19 webinar series providing insights and content from industry experts, our Travel Safe initiative allowing hotel properties to share their safety measures in response to the pandemic as well as on our platforms providing travelers with up to date travel information on global destinations. This response also included Foundation donations to World Central Kitchen and Restaurant Workers’ Community Foundation and matching donations to support COVID-19 relief efforts, among many other efforts.

Environmental Impact

We recognize that climate change and adverse impacts on the natural world are among the most pressing challenges facing humanity today. Environmental sustainability and how we manage our environmental impacts have implications for the geographies and markets in which we operate, our employees, our business partners, our customers, our investors and other stakeholders. We believe that we all have a responsibility to preserve and protect our planet and communities for generations to come.

Internally, over the last few years, we have invested in energy reduction and waste management strategies across the globe. From an energy emission perspective, we have performed LED upgrades in our global headquarters in the U.S. as well as in our London office. We have also reviewed and matched the central HVAC operations of our spaces to our actual occupancy schedule to minimize the amount of wasted run time on the central plants. In our global headquarters, we have installed a cold aisle containment system to reduce the energy consumption related to cooling our internal data center. Prior to the pandemic, we eliminated single-use items like utensils, bowls, plates, etc., and replaced them with reusable options. We switched from a single-serving style program to a bulk snacking and drinking program which reduced the number of single-serving wrappers and bottles going into the waste stream. During the pandemic, we switched to compostable cups, bowls and silverware for health and safety reasons and are currently beginning to phase them out as our office operations resume. In addition, in our global headquarters we installed an anaerobic digester which continues to divert food waste from the waste stream and landfills and generates thousands of gallons of clean water that is pumped into the sewer system. We have a 460kW fuel cell that we anticipate will generate approximately 60% of our electrical consumption and 25% of our electrical demand annually. We anticipate that the fuel cell will also generate enough heat to offset our base building boiler usage by approximately 80%.

Externally, Tripadvisor is a founding member of the Travalyst coalition, a non-profit organization working to identify–and help bring about–the systemic changes needed in order for sustainable travel to be taken out of the niche and into the mainstream. We believe that tourism can, and must, play a key role in achieving a sustainable future for our world. We are committed to being a driving force that redefines what it means to travel, helping everyone explore our world in a way that protects both people and places, and secures a positive future for destinations and local communities for generations to come. In 2022, after an initial 3-year pilot investment, we committed in 2022 to continue in this coalition and collaborate with other Travalyst members to unify its framework for sustainability in our sector.

Communications with the Board

Stockholders who wish to communicate with the Board or a particular director may send such communication to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or certain specified directors. The Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents, or that relate to improper or irrelevant topics will generally not be forwarded to the Board or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the external accounting firm retained to audit the Company’s financial statements. The Audit Committee has retained KPMG LLP (“KPMG”) as Tripadvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

KPMG has served as Tripadvisor’s independent registered public accounting firm continuously since the audit of the Company’s financial statements for the fiscal year ended December 31, 2014. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. The members of the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent external auditor is in the best interest of the Company and its investors. A representative of KPMG is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

If the stockholders fail to vote to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tripadvisor and our stockholders.

Required Vote

We ask our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal requires the affirmative vote of a majority of the voting power of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class. With respect to the ratification of KPMG, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Fees Paid to Our Independent Registered Public Accounting Firm

KPMG was Tripadvisor’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. The following table sets forth aggregate fees for professional services rendered by KPMG for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	$2,269,593	$2,109,465
Audit-Related Fees (2)	484,341	1,885,000
Tax Fees (3)	27,261	156,111
Other Fees (4)	2,730	2,730
Total Fees	$2,783,925	$4,153,306

(1)
Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control, comfort letters, and consents and other services related to SEC matters.
(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” which also includes non-recurring transaction-related services performed separate from the annual audit.
(3)
Tax Fees include fees and expenses for tax compliance, tax planning, and tax advice.
(4)
Other Fees include accounting research software.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has responsibility for appointing, setting the compensation of, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by Tripadvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from Tripadvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed non-audit services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

All of the audit-related and all other services provided to us by KPMG in 2022 and 2021 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Company’s pre-approval policy.

The Audit Committee has considered the non-audit services provided by KPMG in 2022 and 2021, as described above, and believes that they are compatible with maintaining KPMG’s independence in the conduct of their auditing functions.

AUDIT COMMITTEE REPORT

Management has primary responsibility for our financial statements, reporting process and system of internal control over financial reporting. Tripadvisor’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles, and the effectiveness of Tripadvisor’s internal control over financial reporting.

The Audit Committee serves as a representative of the Board and assists the Board in monitoring (i) the integrity of our accounting, financial reporting and public disclosures process, (ii) our relationship with our independent registered public accounting firm, including qualifications, performance and independence, (iii) the performance of our internal audit department, and (iv) our compliance with legal and regulatory requirements. In this context, the Audit Committee met seven times in 2022 and, among other things, took the following actions:

•
appointed KPMG as our auditors and discussed with the auditors the overall scope and plans for the independent audit and pre-approved all audit and non-audit services to be performed by KPMG;
•
reviewed and discussed with management and the auditors the audited consolidated financial statements for the year ended December 31, 2022, as well as our quarterly financial statements and interim financial information contained in each quarterly earnings announcement prior to public release;
•
discussed with the auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and received all written disclosures and letters required by the applicable requirements of the PCAOB;
•
discussed with the auditors its independence from Tripadvisor and Tripadvisor’s management as well as considered whether the non-audit services provided by the auditors could impair its independence and concluded that such services would not;
•
reviewed and discussed with management and the auditors our compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting, together with management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ audit of internal control over financial reporting; and
•
regularly met with KPMG, with and without management present, to discuss the results of their examinations, including the integrity, adequacy and effectiveness of the accounting and financial reporting processes and controls.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Tripadvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Audit Committee: Robert S. Wiesenthal (Chairman)

Trynka Shineman Blake

Jeremy Philips

PROPOSAL 3:

APPROVAL OF THE REDOMESTICATION IN NEVADA BY CONVERSION

Our Board has approved a proposal to redomesticate, by conversion, the Company from a corporation organized under the laws of the State of Delaware (the "Delaware Corporation") to a corporation organized under the laws of the State of Nevada (the "Nevada Corporation") (such conversion of the Delaware Corporation into the Nevada Corporation, the “Redomestication”). The Board recommends that our stockholders approve the Redomestication and adopt the resolution of the Board approving the Redomestication, which is included as Annex A to this Proxy Statement (the “Redomestication Resolution”). Upon the completion of the Redomestication, the Company will become a Nevada corporation and will continue to operate our business under the current name, "Tripadvisor, Inc."

Reasons for the Redomestication

Our Board believes that there are several reasons the Redomestication is in the best interests of the Company and its stockholders. In particular, the Board believes that the Redomestication will allow the Company to take advantage of certain provisions of the corporate and tax laws of Nevada.

The Redomestication will eliminate our obligation to pay the annual Delaware franchise tax, which we expect will result in substantial savings to us over the long term. For Fiscal 2022, we paid approximately $250,725 in Delaware franchise taxes. We anticipate that, if we remain a Delaware Corporation, for Fiscal 2023, our Delaware franchise taxes will be approximately the same as 2022 (based on our current capital structure and assets). If we redomesticate in Nevada, our current annual fees will consist of an annual business license fee of $500.00 and the fee for filing the Company's annual list of directors and officers based on the number of authorized shares and their par value, currently equal to $1,225.

In addition, the Redomestication will provide potentially greater protection from unmeritorious litigation for directors and officers of the Company. Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director or an officer to a company and its stockholders for monetary damages for breach of fiduciary duty, provided that the liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. By contrast, Nevada law permits a broader exclusion of individual liability of both officers and directors to a company and its stockholders, providing for an exclusion of any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the company, has been rebutted, and it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. The Redomestication will result in the elimination of any liability of an officer or director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud or a knowing violation of law. There is currently no known pending claim or litigation against any of our directors or officers for breach of fiduciary duty related to their service as directors or officers of the Company. The directors and officers of the Company have an interest in the Redomestication to the extent that they will be entitled to such limitation of liability. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Redomestication and to recommend that our stockholders vote in favor of this proposal.

Also, by reducing the risk of lawsuits being filed against the Company and its directors and officers, the Redomestication may help us attract and retain qualified management. As previously discussed and for the reasons described below, we believe that, in general, Nevada law provides greater protection to our directors, officers, and the Company than Delaware law. The increasing frequency of claims and litigation directed towards directors and officers has greatly expanded the risks facing directors and officers of public companies in exercising their duties. The amount of time and money required to respond to these claims and to defend these types of litigation matters can be substantial. Delaware law provides that every person becoming a director or an officer of a Delaware corporation consents to the personal jurisdiction of the Delaware courts in connection with any action concerning the corporation. Accordingly, both directors and officers can be personally sued in Delaware, even though the director or officer has no other contacts with the state. Similarly, Nevada law provides that every person who accepts election or appointment, including reelection or reappointment, as a director or officer of a Nevada corporation consents to the personal jurisdiction of the Nevada courts in connection with all civil actions or proceedings brought in Nevada by, on behalf of or against the entity in which the director or officer is a necessary or proper party, or in any action or proceeding against the director or officer for a violation of a duty in such capacity, whether or not the person continues to serve as a director or officer at the time the action or proceeding is commenced. Though Delaware corporate law has recently been amended to, among other things, increase protections for officers of a corporation, we believe Nevada is more advantageous than Delaware because Nevada has pursued a statute-focused approach that does not depend upon judicial interpretation, supplementation and revision, and is intended to be stable, predictable and more efficient, whereas much of Delaware corporate law still consists of judicial decisions that migrate and develop over time.

Further, the Redomestication is expected to provide corporate flexibility in connection with certain corporate transactions. However, note that the Redomestication is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. In connection with the Redomestication, the Nevada Corporation will opt out of certain Nevada statutes that may discourage unsolicited takeovers. Nevertheless, certain effects of the proposed Redomestication may be considered to have anti-takeover implications by virtue of being subject to Nevada law. See "Anti-Takeover Implications of the Redomestication" below for additional information.

Principal Terms of the Redomestication

The Redomestication would be effected through a conversion pursuant to Section 266 of the Delaware General Corporation Law ("DGCL") as set forth in the Plan of Conversion, which is included as Annex B to this Proxy Statement. Approval of Proposal 3 will constitute approval of the Plan of Conversion. The Plan of Conversion provides that we will convert from a Delaware corporation into a Nevada corporation pursuant to Section 266 of the DGCL and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes, as amended ("NRS").

The Plan of Conversion provides that, upon the Redomestication, (i) each outstanding share of common stock of the Delaware Corporation will be automatically converted into one outstanding share of common stock of the Nevada Corporation, and (ii) each outstanding share of Class B common stock of the Delaware Corporation will be automatically converted into one outstanding share of the Class B common stock of the Nevada Corporation. Securityholders will not have to exchange their existing stock certificates for new stock certificates. At the same time, upon the Redomestication, each outstanding restricted stock unit, option or right to acquire shares of common stock of the Delaware Corporation will automatically become a restricted stock unit, option or right to acquire an equal number of shares of common stock of the Nevada Corporation under the same terms and conditions. At the Effective Time (as defined herein) of the Redomestication, the common stock will continue to be traded on The Nasdaq Global Select Market under the symbol "TRIP." There is not expected to be any interruption in the trading of the common stock as a result of the Redomestication.

The Board currently intends that the Redomestication will occur as soon as practicable following the Annual Meeting. If the Redomestication is approved by our stockholders, it is anticipated that the Redomestication will become effective at the date and time (the “Effective Time”) specified in each of (i) the Articles of Conversion to be executed and filed with the office of the Nevada Secretary of State in accordance with NRS 92A.205 and (ii) the Certificate of Conversion to be executed and filed with the Office of the Secretary of State of Delaware in accordance with Section 262 of the DGCL. However, the Redomestication may be delayed by our Board or the Plan of Conversion may be terminated and abandoned by action of our Board at any time prior to the Effective Time of the Redomestication, whether before or after the approval by the Company’s stockholders, if our Board determines for any reason that the consummation of the Redomestication should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be.

Effects of the Redomestication

Following the Redomestication, we will be governed by the NRS instead of the DGCL, and we will be governed by the form of Nevada Articles of Incorporation (the “Nevada Charter”) and the form of Nevada Bylaws (the “Nevada Bylaws”), included as Annex C and Annex D, respectively, to this Proxy Statement. Approval of Proposal 3 will constitute approval of the Nevada Charter and Nevada Bylaws. Our current Amended and Restated Certificate of Incorporation (the “Delaware Charter”) and our current Amended and Restated Bylaws (as amended, the “Delaware Bylaws”) will no longer be applicable following completion of the Redomestication. Copies of the Delaware Charter and Delaware Bylaws are available as Exhibits 3.1, 3.2 and 3.3 of our 2022 Annual Report, available to the public over the Internet at the SEC's website at http://www.sec.gov.

Apart from being governed by the Nevada Charter, Nevada Bylaws and the NRS, following completion of the Redomestication, the Company will continue to exist in the form of a Nevada corporation. By virtue of the Redomestication, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, will remain vested in the Nevada Corporation and will be the property of the Nevada Corporation. In addition, all debts, liabilities, and duties of the Delaware Corporation will remain attached to the Nevada Corporation and may be enforced against the Nevada Corporation.

There will be no change in our business, properties, assets, obligations, or management as a result of the Redomestication. Our directors and officers immediately prior to the Redomestication will serve as our directors and officers following the completion of the Redomestication. We will continue to maintain our headquarters in Massachusetts.

No Securities Act Consequences

The Company will continue to be a publicly held company following completion of the Redomestication, and its common stock will continue to be listed on The Nasdaq Global Select Market and traded under the symbol "TRIP." The Company will continue to file required periodic reports and other documents with the SEC. There is not expected to be any interruption in the trading of the common stock as a result of the Redomestication. We and our stockholders will be in the same respective positions under the federal securities laws after the Redomestication as we and our stockholders were prior to the Redomestication.

Key Differences Between Delaware Charter and Bylaws and the Nevada Charter and Bylaws

Following completion of the Redomestication, the Company will be governed by the NRS instead of the DGCL as well as the Nevada Charter and Nevada Bylaws, forms of which are included as Annex C and Annex D, respectively, to this Proxy Statement. Approval of Proposal 3 will constitute approval of the Nevada Charter and Nevada Bylaws. Our current Delaware Charter and Delaware Bylaws will no longer be applicable following completion of the Redomestication. Copies of the Delaware Charter and Delaware Bylaws are available as Exhibits 3.1, 3.2 and 3.3 of our 2022 Annual Report, available to the public over the Internet at the SEC's website at http://www.sec.gov.

The Nevada Charter and Nevada Bylaws differ in a number of respects from the Delaware Charter and Delaware Bylaws, respectively. Set forth below is a table summarizing certain material differences in the rights of our stockholders under Nevada and Delaware law under the respective charters and bylaws. This chart does not address each difference, but focuses on some of those differences which we believe are most relevant to our stockholders. This chart is qualified in its entirety by reference to the Nevada Charter, the Nevada Bylaws, the Delaware Charter and the Delaware Bylaws.

Provision	Delaware	Nevada

Charter Regarding Limitation of Liability

The Delaware Charter provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) for the payment of unlawful dividends, stock repurchases or redemptions; or (d) for any transaction in which the director received an improper personal benefit.

The Nevada Charter provides that, to the fullest extent

permitted by the NRS, the liability of directors and

officers of the Company shall be eliminated or limited.

Note that, under the NRS, this provision does not

exclude exculpation for breaches of duty of loyalty and

covers both directors and officers.

Charter Regarding Indemnitee’s Right to Advanced Payment of Expenses

The Delaware Charter does not specify whether an indemnitee’s right to advanced payment of expenses related to a proceeding is subject to the satisfaction of any standard of conduct nor is it conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding (or the absence of any prior determination to the contrary).

The Nevada Charter specifically provides that an indemnitee’s right to advance payment of expenses related to a proceeding is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding or the absence of any prior determination to the contrary.

Charter Regarding Forum Adjudication for Disputes	The Delaware Charter does not specify the form for adjudication of disputes.

Under the Nevada Charter, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim against the Company arising pursuant to any provision of the NRS or the Nevada Charter or Nevada Bylaws, or (4) any action asserting a claim against the Company governed by the internal affairs doctrine.

Provision	Delaware	Nevada
Bylaws Regarding Proxies	Under the DGCL, no proxy authorized by a stockholder shall be valid after three years from the date of its execution unless the proxy provides for a longer period.

The Nevada Bylaws provide that no proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, which may not exceed seven years. Under the NRS, proxies are valid for six months from the date of creation unless the proxy provides for a longer period of up to seven years.

Bylaws Regarding Removal of Directors

The Delaware Bylaws provide that any director or the entire Board of Directors may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director.

The Nevada Bylaws provide that any director or the entire Board may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of not less than two-thirds of the voting power of the issued and outstanding shares of stock of the class or classes that elected such director and entitled to vote at a special meeting held for such purpose or by the written consent of not less than two-thirds of the voting power of the issued and outstanding shares of stock of the class or classes that elected such director, which is the lowest permitted voting threshold for director removal permitted under the NRS.

Bylaws Regarding Advance Notice

The DGCL does not have a statutory requirement with regard to advance notice procedures required of stockholders in order to properly bring business or director nominations before a meeting of stockholders, but a corporation is permitted to include such requirements in its bylaws; however, the Delaware Charter does not provide for any such advance notice requirements that stockholders must satisfy.

The NRS does not have any statutory advance notice requirements but a Nevada corporation is permitted to set forth such requirements in its bylaws; the Nevada Bylaws establish advance notice procedures for stockholder proposals and the nomination, other than by or at the direction of the Board, of candidates for election as directors. These procedures generally provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary at least 90 days but not more than 120 days prior to the first anniversary of our preceding year’s annual meeting.

Bylaws Regarding Annual Meetings of Stockholders

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated from time to time by the Board.

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated from time to time by the Board, the Chief Executive Officer or the Chairman of the Board and stated in the Company’s notice of the meeting.

Bylaws Regarding Quorum

The Delaware Bylaws provide that a majority of the voting power of all issued and outstanding shares of the Company’s capital stock entitled to vote thereat, present in person or represented by proxy, constitutes a quorum for the transaction of business.

The Nevada Bylaws provide that a majority of the voting power of all issued and outstanding shares of the Company’s capital stock entitled to vote thereat, present in person or represented by proxy, constitutes a quorum for the transaction of business.

Bylaws Regarding Conduct of Stockholder Meetings

The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he or she is not present, by the Chief Executive Officer, or if neither the Chairman of the Board, nor the Chief Executive Officer is present, by a chairman elected by a resolution adopted by the majority of the Board. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he or she is not present, by the Chief Executive Officer, or if he or she is not present, by the President, or if none of the Chairman of the Board, the Chief Executive Officer or the President is present, by a chairman elected by a resolution adopted by the majority of the Board. The Secretary will act as secretary of the meeting, but in the Secretary’s absence, and the absence of any Assistant Secretary, the chairman

Provision	Delaware	Nevada

of the meeting may appoint any person to act as secretary of the meeting.

The Board may adopt by resolution guidelines and procedures as it may deem appropriate for the conduct of any meeting of stockholders, including guidelines on stockholder participation by remote communication.

The chairman of any meeting of stockholders shall have the authority to convene, recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as are appropriate for the proper conduct of the meeting. The chairman, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether a matter or business was not properly brought before the meeting.

Bylaws Regarding Officers

The officers of the Company shall be chosen by the Board and shall consist of a Chairman of the Board, President, a Secretary, a Treasurer and such other officers and agents as may be deemed necessary by the Board. The Chairman shall appoint the Chief Executive Officer.

The officers of the Company shall be chosen by the Board and shall include a President, a Chief Financial Officer, and a Secretary or their equivalents. The Board, in its discretion, may also appoint such additional officers as the Board may deem necessary or desirable, including a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine.

Comparison of Stockholder Rights under Delaware and Nevada Law

The rights of our stockholders are currently governed by the DGCL, the Delaware Charter and the Delaware Bylaws. Following completion of the Redomestication, the rights of our stockholders will be governed by the NRS, the Nevada Charter and the Nevada Bylaws.

The statutory corporate laws of Nevada, as governed by the NRS, are similar in many respects to those of Delaware, as governed by the DGCL. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of the Company following completion of the Redomestication. The following discussion does not provide a complete description of the differences that may affect you. This summary is qualified in its entirety by reference to the NRS and DGCL as well as the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws.

Increasing or Decreasing Authorized Capital Stock

The NRS allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any class or series of the corporation’s shares (and change the par value thereof) without a vote of the stockholders, so long as the action taken does not adversely change or alter any right or preference of the stockholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Delaware law has no similar provision.

Classified Board of Directors

The DGCL permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. If this is done, the stockholders elect only one class each year and each class would have a term of office of three years;

however, neither the Delaware Charter nor Delaware Bylaws provide for a classified board of directors. The NRS also permits any Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, so long as at least one-fourth of the total number of directors is elected annually; however neither the Nevada Charter nor Nevada Bylaws provide for a classified board of directors.

Cumulative Voting

Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not be able to elect any directors without cumulative voting.

Although the DGCL does not generally grant stockholders cumulative voting rights, a Delaware corporation may provide in its certificate of incorporation for cumulative voting in the election of directors. The NRS also permits any Nevada corporation to provide in its articles of incorporation the right to cumulative voting in the election of directors as long as certain procedures are followed.

The Delaware Charter does not provide for cumulative voting in the election of directors. Similarly, the Nevada Charter does not provide for cumulative voting.

Vacancies

Under both the DGCL and the NRS, subject to the certificate or articles of incorporation and bylaws, vacancies on the board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.

Removal of Directors

Under the DGCL, the holders of a majority of shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board, in which case directors may be removed only for cause, or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her. The NRS requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds, but not lower. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.

Fiduciary Duties and Business Judgment

Nevada, like most jurisdictions, requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation but, unlike some other jurisdictions, fiduciary duties of directors and officers are codified in the NRS. As a matter of law, directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

Under Delaware law, members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information. Both Delaware and Nevada law extend the statutory protection for reliance on such persons to corporate officers.

Flexibility for Decisions, including Takeovers

Nevada provides directors with more discretion than Delaware in making corporate decisions, including decisions made in takeover situations. Under Nevada law, director and officer actions taken in response to a change or potential change in control are granted the benefits of the business judgment rule. However, in the case of an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, directors will only be given the benefit of the presumption of the business judgment rule if the directors have reasonable grounds to believe a threat to corporate policy and effectiveness exists and the action taken that impedes the exercise of the stockholders’ rights is reasonable in relation to such threat.

In exercising their powers, including in response to a change or potential change of control, directors and officers of Nevada corporations may consider all relevant facts, circumstances, contingencies or constituencies, which may include, without limitation, the effect of the decision on several corporate constituencies in addition to the stockholders, including the corporation’s employees, suppliers, creditors and customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. To underscore the discretion of directors and officers of Nevada corporations, the NRS specifically states that such directors and officers are not required to consider the effect of a proposed corporate action upon any constituent as a dominant factor. Further, a director may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change of control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies, including that there are reasonable grounds to believe that, within a reasonable time the corporation or any successor would be or become insolvent subjected to bankruptcy proceedings.

The DGCL does not provide a similar list of statutory factors that corporate directors and officers may consider in making decisions. In a number of cases and in certain situations, Delaware law has been interpreted to provide that fiduciary duties require directors to accept an offer from the highest bidder regardless of the effect of such sale on the corporate constituencies other than the stockholders. Thus, the flexibility granted to directors of Nevada corporations when making business decisions, including in the context of a hostile takeover, are greater than those granted to directors of Delaware corporations.

Limitation on Personal Liability of Directors and Officers

The NRS and the DGCL each, by way of statutory provisions or permitted provisions in corporate charter documents, eliminate or limit the personal liability of directors and officers to the corporation or their stockholders for monetary damages for breach of a director’s fiduciary duty, subject to the differences discussed below.

The DGCL precludes liability limitation for acts or omissions not in good faith or involving intentional misconduct and for paying dividends or repurchasing stock out of other than lawfully available funds. Under the NRS, in order for a director or officer to be individually liable to the corporation or its stockholders or creditors for damages as a result of any act or failure to act, the presumption of the business judgment rule must be rebutted and it must be proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Unlike the DGCL, however, the limitation on director and officer liability under the NRS does not distinguish the duty of loyalty or transaction from which a director derives an improper personal benefit, but does, pursuant to NRS 78.300, impose limited personal liability on directors for distributions made in violation of NRS 78.288. Further, the NRS permits a corporation to renounce in its articles of incorporation any interest or expectancy to participate in specific or specified classes or categories of business opportunities. Both the DGCL and the NRS permit limitation of liability which applies to both directors and officers, though the NRS expressly also applies this limitation to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary to adopt provisions in the articles of incorporation limiting personal liability of directors or officers as this limitation is provided by statute. However, under Delaware law, the exculpation of officers (namely, the chief executive officer, president, chief financial officer, chief operating officer, chief legal officer, controller, treasurer and chief accounting officer, as well as any other persons identified as “named executive officers” in the Company’s most recent SEC filings) is authorized only in connection with direct claims brought by stockholders, including class actions; however, it does not eliminate monetary liability of officers for breach of fiduciary duty arising out of claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

As described above, the NRS provides broader protection from personal liability for directors and officers than the DGCL. Both the Delaware Charter and the Nevada Charter provide a limitation to director liability to the fullest extent permitted by Delaware and Nevada law, respectively.

Indemnification

The NRS and the DGCL each permit corporations to indemnify directors, officers, employees and agents in similar circumstances, subject to the differences discussed below.

In suits that are not brought by or in the right of the corporation, both jurisdictions permit a corporation to indemnify current and former directors, officers, employees and agents for attorneys’ fees and other expenses, judgments and amounts paid in settlement that the person actually and reasonably incurred in connection with the action, suit or proceeding. The person seeking indemnity may recover as long as he or she acted in good faith and believed his or her actions were either in the best interests of or not opposed to the best interests of the corporation. Under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for breach of his or her fiduciary duties. Similarly, with respect to a criminal proceeding, the person seeking indemnification must not have had any reasonable cause to believe his or her conduct was unlawful.

In derivative suits, a corporation in either jurisdiction may indemnify its directors, officers, employees or agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders.

No corporation may indemnify a party unless it decides that indemnification is proper. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel will determine whether the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. Under the NRS, the corporation through its stockholders, directors or independent counsel must determine that the indemnification is proper.

Under the NRS, the indemnification pursuant to the statutory mechanisms available under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Both the Delaware Charter and the Nevada Charter provide for indemnification to the fullest extent permitted by the respective laws.

Advancement of Expenses

Although the DGCL and NRS have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents, the NRS provides broader indemnification in connection with stockholder derivative lawsuits, in particular with respect to advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or other proceeding.

The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement.

In contrast, under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay advancements of expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Nevada Charter specifically provides that an indemnitee’s right to advanced payment of expenses related to a proceeding is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that the indemnitee is entitled to indemnification with respect to the related proceeding or the absence of any prior determination to the contrary. The Delaware Charter does not include similar provision.

Director Compensation

The DGCL does not have a specific statute on the fairness of director compensation. In contrast, the NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, the board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors so establishes the compensation of directors, such compensation is be presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

Action by Written Consent of Directors

Both the DGCL and NRS provide that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.

Neither the Delaware Charter or Delaware Bylaws nor the Nevada Charter or Nevada Bylaws limit a Board action by written consent.

Actions by Written Consent of Stockholders

Both the DGCL and NRS provide that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. There is no equivalent requirement under the NRS.

The NRS also permits a corporation to prohibit stockholder action by written consent in lieu of a meeting of stockholders by including such prohibition in its articles of incorporation or bylaws.

Neither the Delaware Charter or Delaware Bylaws nor the Nevada Charter or Nevada Bylaws limit stockholder action by written consent.

Dividends and Distributions

Delaware law is more restrictive than Nevada law with respect to dividend payments. Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus, or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of the corporation.

The NRS provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders (the condition in this clause (ii), the “Balance Sheet Test”). Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

Restrictions on Business Combinations

Both Delaware and Nevada law provide certain protections to stockholders in connection with certain business combinations. These protections can be found in NRS 78.411 to 78.444, inclusive, and Section 203 of the DGCL.

Under Section 203 of the DGCL, certain “business combinations” with “interested stockholders” of the Company are subject to a three-year moratorium unless specified conditions are met. For purposes of Section 203, the term “business combination” is defined broadly to include (i) mergers with or caused by the interested stockholder; (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of either the corporation’s consolidated assets or its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 of the DGCL does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) at or after the time on which such stockholder becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by at least two-thirds (66-2/3%) of the outstanding voting stock not owned by the interested stockholder.

In contrast, the NRS imposes a maximum moratorium of two years versus Delaware’s three-year moratorium on business combinations. However, NRS 78.411 to 78.444, inclusive, regulate combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the two-year moratorium can be lifted only by advance approval of the combination or the transaction by which such person first becomes an interested stockholder by a corporation’s board of directors or unless the combination is approved by the board and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates, as opposed to Delaware’s provision that allows interested stockholder combinations with stockholder approval at the time of such combination. Finally, after the two-year period, a combination remains prohibited unless (i) it is approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates or (ii) the interested stockholders satisfy certain fair value requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. The combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record.

Companies are entitled to opt out of the business combination provisions of the DGCL and NRS. The Company has not opted out of the business combination provisions of Section 203 of the DGCL, nor does the Company plan to opt out of the business combination provisions of NRS 78.411 to 78.444, inclusive, under the Nevada Charter. Any opt-out of the business combinations provisions of the NRS must be contained in an amendment to the Nevada Charter approved by a majority of the outstanding voting power not then owned by interested stockholders, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Acquisition of Controlling Interests

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects the corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive. Delaware law does not have similar provisions.

Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly in Nevada. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Nevada Charter, the Company opts out of these provisions.

Stockholder Vote for Mergers and Other Corporate Reorganizations

Under the DGCL, unless the certificate of incorporation specifies a higher percentage, the stockholders of a corporation that is being acquired in a merger or selling substantially all of its assets must authorize such merger or sale of assets by vote of an absolute majority of outstanding shares entitled to vote. The corporation’s board of directors must also approve such transaction. Similarly, under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors. Although a substantial body of case law has been developed in Delaware as to what constitutes the “sale of substantially all of the assets” of a corporation, it is difficult to determine the point at which a sale of virtually all, but less than all, of a corporation’s assets would be considered a “sale of all of the assets” of the corporation for purposes of Nevada law. It is possible that many sales of less than all of the assets of a corporation requiring stockholder authorization under Delaware law would not require stockholder authorization under Nevada law.

The DGCL and NRS have substantially similar provisions with respect to approval by stockholders of a surviving corporation in a merger. The DGCL does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the plan of merger does not amend the existing certificate of incorporation, (ii) each share of stock of such constituent corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the effective date of merger and (iii) either no shares of the common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of the common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. The NRS does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

The Delaware Charter does not require a higher percentage to vote to approve certain corporate transactions. The Nevada Charter also does not specify a higher percentage.

Appraisal or Dissenter’s Rights

In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal or dissenter’s rights permit a stockholder to receive cash generally equal to the fair value of the stockholder’s shares (as determined by agreement of the parties or by a court) in lieu of the consideration such stockholder would otherwise receive in any such transaction.

Under Section 262 of the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger, consolidation or conversion, provided that no appraisal rights are available with respect to shares of any class or series of stock if, at the record date for the meeting held to approve such transaction, such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is listed on a national securities exchange or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.

In addition, Section 262 of the DGCL allows beneficial owners of shares to file a petition for appraisal without the need to name a nominee holding such shares on behalf of such owner as a nominal plaintiff and makes it easier than under Nevada law to withdraw from the appraisal process and accept the terms offered in the merger, consolidation or conversion. Under the DGCL, no appraisal rights are available to stockholders of the surviving or resulting corporation if the merger did not require their approval. The Delaware Charter and Delaware Bylaws do not provide for appraisal rights in addition to those provided by the DGCL.

Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) certain acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (iv) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, or (v) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

Holders of covered securities (generally those that are listed on a national securities exchange), any shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20,000,000, and any shares issued by an open end management investment company registered under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3) or any combination thereof. The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent. The Nevada Charter and Nevada Bylaws do not provide for dissenter’s rights in addition to those provided by the NRS.

The mechanics and timing procedures vary somewhat between Delaware and Nevada, but both require technical compliance with specific notice and payment protocols.

Special Meetings of the Stockholders

The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. In contrast, the NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.

Under the Delaware Bylaws, a special meeting of stockholders may be called by the Chairman of the Board or a majority of the Board. The Nevada Bylaws contain a substantially similar provision.

Special Meetings Pursuant to Petition of Stockholders

The DGCL provides that a director or a stockholder of a corporation may apply to the Court of Chancery of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the special meeting or, if there is no date designated, within 13 months after the last annual meeting.

Under the NRS, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

Adjournment of Stockholder Special Meetings

Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

In contrast, under the NRS, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors of the corporation fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.

Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

Quorum and Voting

The DGCL provides that the certificate of incorporation and bylaws may establish quorum and voting requirements, but in no event shall quorum consist of less than one-third of the shares entitled to vote. If the certificate of incorporation and bylaws are silent as to specific quorum and voting requirements: (a) a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders; (b) in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (d) where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series present at the meeting shall be the act of such class or series or classes or series. A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board. The Delaware Bylaws provide that the holders of shares representing a majority of the voting power of the Company entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series shall constitute a quorum with respect to such vote.

The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business. Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote. The Nevada Bylaws provide that unless otherwise required by law or the articles of incorporation of the Company, the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereat shall constitute a quorum at all meetings of the stockholders for the transaction of business. The Nevada Bylaws provide that, except as otherwise provided by law, in the articles of incorporation or bylaws of the corporation, that action by the stockholders on a matter other than the election of directors is approved if a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter approve the action.

Stockholder Inspection Rights

The DGCL grants any stockholder or beneficial owner of shares the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from a corporation’s stock ledger, list of stockholders and its other books and records for any proper purpose. A proper purpose is one reasonably related to such person’s interest as a stockholder.

Inspection rights under Nevada law are more limited. The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a stockholder of the corporation.

In addition, the NRS grants certain stockholders the right to inspect the books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. However, these requirements do not apply to any corporation that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Business Opportunities

Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation's line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation. The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Similar to the DGCL, the NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. The Nevada Charter provides that the Company renounces any interest or expectancy in certain corporate opportunities, the general effect of which will be that no officer or director of the Company who is also an officer or director of LTRIP will be liable to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to LTRIP instead of to the Company, or does not communicate information to the Company regarding a corporate opportunity that the officer or director has directed to LTRIP.

Potential Risks and Disadvantages of the Redomestication

Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. While Nevada also has encouraged incorporation in that state and has adopted comprehensive, modern and flexible statutes that it periodically updates and revises to meet changing business needs, Nevada case law concerning the effects of its statutes and regulations is more limited. As a result, the Company and its stockholders may experience less predictability with respect to the legality of certain corporate affairs and transactions and stockholders’ rights to challenge them, to the extent Nevada’s statutes do not provide a clear answer and a Nevada court must make a determination.

Also, underwriters and other members of the financial services industry may be less willing and able to assist the Company with capital-raising programs because they might perceive Nevada’s laws as being less flexible or developed than those of Delaware. Certain investment funds, sophisticated investors and brokerage firms may likewise be less comfortable and less willing to invest in a corporation incorporated in a jurisdiction other than Delaware whose corporate laws may be less understood or perceived to be unresponsive to stockholder rights.

The Company will also incur certain non-recurring costs in connection with the Redomestication, including legal and other transaction costs. A majority of these costs have already been incurred or will be incurred regardless of whether the Redomestication is ultimately completed. Many of the expenses that will be incurred are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Redomestication.

Regulatory Matters

The consummation of the Redomestication requires the filing of the Articles of Conversion and the Nevada Charter with the office of the Nevada Secretary of State and the Certificate of Conversion with the Office of the Secretary of State in Delaware. No other regulatory or governmental approvals or consents will be required in connection with the Redomestication.

No Appraisal Rights

Under the DGCL, holders of our common stock are not entitled to appraisal rights with respect to the Redomestication described in this Proposal. Under the DGCL, holders of our Class B common stock are entitled to appraisal rights in connection with the Redomestication but LTRIP, the sole holder of our Class B common stock, has waived such rights.

No Exchange of Stock Certificates Required

Stockholders will not have to exchange their existing stock certificates for new stock certificates.

No Material Accounting Implications

Effecting the Redomestication will not have any material accounting implications.

Certain Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Redomestication to holders of the shares of the common stock and Class B common stock of the Delaware Corporation (together, the “Delaware Common Stock”), each of which shares is converted into one outstanding share of common stock or Class B common stock of the Nevada Corporation (together, the “Nevada Common Stock”), respectively, in connection with the Redomestication.

This discussion is based on the Code, applicable Treasury regulations promulgated or proposed thereunder (collectively, the “Treasury Regulations”), judicial authority, and administrative rulings and practice, all as in effect as of the date of this proxy statement, and all of which are subject to change at any time, possibly with retroactive effect. This discussion is limited to holders of the Delaware Common Stock that are U.S. holders (as defined below) and that hold their shares of common stock as capital assets, within the meaning of Section 1221 of the Code. Further, this discussion does not discuss all tax considerations that may be relevant to holders of the

Delaware Common Stock in light of their particular circumstances (including the Medicare tax imposed on net investment income and the alternative minimum tax), nor does it address any tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein), holders that acquired their shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions, insurance companies, dealers or traders in securities, holders that have a functional currency other than the U.S. dollar, and holders that hold their shares of common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes. This discussion does not address any U.S. federal estate, gift, or other non-income tax consequences or any state, local, or foreign tax consequences.

Holders of the Delaware Common Stock are urged to consult their tax advisors as to the particular tax consequences to them of the Redomestication, including any applicable U.S. federal, state, local, or foreign tax consequences.

For purposes of this section, a U.S. holder is a beneficial owner of the Delaware Common Stock that is, for U.S. federal income tax purposes, (i) an individual that is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as partnership for U.S. federal income tax purposes) holds shares of the Delaware Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding shares of the Delaware Common Stock should consult its tax advisor regarding the tax consequences of the Redomestication.

Treatment of the Redomestication

Subject to the caveats and qualifications noted above, we intend the Redomestication, under U.S. federal income tax law, to qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. Assuming the Redomestication qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, then, for U.S. federal income tax purposes:

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no gain or loss will be recognized by, and no amount will be included in the income of, a holder of the Delaware Common Stock upon the conversion of such Delaware Common Stock into the Nevada Common Stock in connection with the Redomestication;
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the aggregate tax basis of the shares of the Nevada Common Stock received by a holder of shares of the Delaware Common Stock in connection with the Redomestication will equal the aggregate tax basis of the shares of the Delaware Common Stock converted into such shares of the Nevada Common Stock; and
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the holding period of the shares of the Nevada Common Stock received by a holder of the Delaware Common Stock in connection with the Redomestication will include the holding period of the common stock converted into such shares of the Nevada Common Stock.

Stockholders that have acquired different blocks of the Delaware Common Stock at different times or at different prices, and whose blocks of such common stock are converted into shares of Nevada Common Stock in connection with the Redomestication, should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, such shares of the Nevada Common Stock.

Information Reporting

A U.S. holder of the Delaware Common Stock that owns at least 5% of the outstanding stock of the Company (by vote or value) immediately before the Redomestication will generally be required to attach to such holder’s U.S. federal income tax return for the year in which the Redomestication occurs a statement setting forth certain information relating to the Redomestication, including the aggregate fair market value and tax basis of the stock of such holder converted in connection with the Redomestication. Holders of the Delaware Common Stock should consult their tax advisors to determine whether they are required to provide the foregoing statement.

Anti-Takeover Implications of the Redomestication

The Redomestication is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. Nevertheless, certain effects of the Redomestication may be considered to have anti-takeover implications by virtue of being subject to Nevada law.

Delaware law and the Delaware Charter and Delaware Bylaws contain provisions that may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or negative effect on the Company and its stockholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the Board can be opportunistically timed to take advantage of an artificially depressed stock price. Takeover attempts can also be coercively structured, can disrupt the business and management of a corporation and can generally present a risk of terms that may be less favorable than would be available in a board-approved transaction. In contrast, Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders by determining and pursuing the best strategic alternative, obtaining negotiating leverage to achieve the best terms available, and giving due consideration to matters such as tax planning, the management and business of the acquiring corporation and the most effective deployment of corporate assets.

The Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may be beneficial to stockholders, providing them with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent measures are needed to give the Board the time and flexibility to determine and pursue potentially superior strategic alternatives and take other appropriate action in an effort to maximize stockholder value. Accordingly, the Delaware Charter and Delaware Bylaws include certain provisions that are intended to accomplish these objectives, but which may have the effect of discouraging or deterring hostile takeover attempts.

Nevada law includes some features that may deter hostile takeover attempts. The Nevada Charter contains certain anti-takeover provisions similar to those set forth in the Delaware Charter; both the Delaware Charter and Nevada Charter allow the Board alone to fill any directorship vacancies. Notwithstanding these similarities, there are a number of differences between Nevada and Delaware law and between the governing documents of the Delaware Corporation and the Nevada Corporation which could have a bearing on unapproved takeover attempts. For example, the Delaware Charter allows the stockholders to remove the directors with or without cause by the vote of a majority of the voting power of shares of stock issued and outstanding of the class that elected such director while the Nevada Charter allows the stockholders to remove a director only by the vote of not less than two-thirds of the voting power of the shares of the class that elected such director.

The Board may in the future propose other measures designed to address hostile takeovers apart from those discussed in this proxy statement, if warranted from time to time in the judgment of the Board.

Legal Proceedings

On April 21, 2023, a putative stockholder class and derivative action was filed in the Delaware Court of Chancery, captioned Palkon, et al. v. Maffei, et al., C.A. No. 2023-0449-JTL (Del. Ch.). The complaint generally alleges that the proposal to redomesticate the Company to Nevada by conversion is a self-interested transaction that confers non-ratable benefits on the Company’s directors and its majority stockholder and asserts claims for breach of fiduciary duty against Mr. Maffei, in his capacity as an alleged controlling stockholder of the Company, as well as against the Company’s directors. The complaint seeks, among other things, to enjoin the conversion. The Company and defendants believe that the claims are without merit and intend to defend themselves vigorously.

Required Vote

We ask our stockholders to approve the Redomestication and the adoption of the Redomestication Resolution. This proposal requires the affirmative vote of a majority of the voting power of the shares of Tripadvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

With respect to approval of the Redomestication and the adoption of the Redomestication Resolution, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will only be counted toward the tabulations of voting power present and entitled to vote on the Redomestication proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal to approve the Redomestication and broker non-votes will have the same effect as votes against the proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE REDOMESTICATION AND THE ADOPTION OF THE REDOMESTICATION RESOLUTION.

PROPOSAL 4:

APPROVAL OF THE TRIPADVISOR INC. 2023 STOCK AND ANNUAL INCENTIVE PLAN

Proposal

The Board believes that stock options, restricted stock units, performance awards and other stock-based or incentive awards can play an important role in the success of Tripadvisor by encouraging and enabling our employees, officers, non-employee directors, and consultants, upon whose judgment, initiative, and efforts we largely depend for the success of our business, to acquire a proprietary interest in Tripadvisor. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of Tripadvisor and its stockholders, thereby stimulating their efforts on Tripadvisor’s behalf and strengthening their desire to remain with Tripadvisor.

On April 19, 2023, the Board approved the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan (the "2023 Plan"), subject to approval by the stockholders, primarily for the purpose of providing sufficient reserves of shares of our common stock to ensure our ability to continue to provide new hires, employees, management and other participants with equity incentives. If approved, the number of shares reserved and available for issuance under the 2023 Plan would be 12,000,000 shares plus the number of shares available for issuance (and not subject to outstanding awards) under the Tripadvisor, Inc. 2018 Stock and Annual Incentive Plan (the “2018 Plan”), as of the effective date of the 2023 Plan. The 2023 Plan is attached hereto as Annex E.

Historical Burn Rate and Expected Duration

We are committed to managing the use of our equity incentives prudently to balance the benefits that equity compensation brings to our equity compensation programs against the dilution it causes our stockholders. As a result, as part of our analysis when considering the number of shares to be reserved under the 2023 Plan, we reviewed key metrics that are typically used to evaluate such proposed increases. One such metric considered was our “burn rate” calculation in order to quantify how quickly we use our stockholder capital. Tripadvisor’s 2022 year-to-date share usage rate of 6.0% is slightly below the 2022 peer 75th percentile (7.8%). The Company’s 3-year average share usage rate of 5.0% is between the 3-year average peer median (3.2%) and 75th percentile (6.5%) due to special equity grants made in 2020 as well as executive hires made in 2022.

As a result, we currently expect that the proposed share reserve under the 2023 Plan will be sufficient for anticipated awards through 2025. Expectations regarding future share usage could be impacted by a number of factors including but not limited to, hiring and promotion activity; the rate at which shares are returned to the 2023 Plan reserve upon the expiration, forfeiture, and net share settlement of awards; the future performance of our stock price; and the terms of any potential future acquisitions. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Summary of Material Features of the 2023 Plan

Some of the material features of the 2023 Plan are as follows:

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The total number of shares of common stock available for issuance under the 2023 Plan is 12,000,000 shares plus the number of shares available for issuance under the 2018 Plan as of the effective date of the 2023 Plan.
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Shares of common stock underlying awards that are forfeited, canceled, or otherwise terminated and shares tendered or held back for taxes or to cover the exercise price of options under the 2023 Plan and the 2018 Plan will be added back to the reserve pool under the 2023 Plan. Shares of common stock repurchased on the open market will not be added back to the shares available for issuance under the 2023 Plan.
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Based on current grant practices, we expect that the 2023 Plan will provide the Compensation Committees with sufficient shares for grants through 2025.
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The 2023 Plan does not allow for acceleration of equity awards solely upon a change in control (also known as a “single trigger”).
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Stock options and stock appreciation rights may not be repriced in any manner without stockholder approval.
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The 2023 Plan provides that, during any calendar year, the maximum value of awards made under the 2023 Plan and cash fees paid to any non-employee director shall not exceed $1,000,000.
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Any material amendment to the 2023 Plan is subject to approval of our stockholders.
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Unless sooner terminated, the 2023 Plan carries a 10-year term and will expire on June 6, 2033.

Summary of the 2023 Plan

The following description of certain features of the 2023 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2023 that is attached hereto as Annex E.

Plan Administration. The 2023 Plan is administered by the Compensation Committees. The Compensation Committees have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The Compensation Committees may delegate to an officer of Tripadvisor the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2023 Plan are the directors, officers, employees, and consultants of Tripadvisor and its subsidiaries or affiliates as selected from time to time by the Compensation Committees in their discretion. As of March 13, 2023, approximately 3,164 individuals are currently eligible to participate in the 2023 Plan, which includes three executive officers, 3,161 employees who are not officers, and nine non-employee directors.

Plan and Individual Limits. No more than 7,000,000 shares in the aggregate may be issued in the form of incentive stock options. The 2023 Plan provides that the value of awards under the 2023 Plan and all other compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Types of Awards. The 2023 Plan allows for the grant of different types of awards including, but not limited to, restricted stock, restricted stock units, options, stock appreciation rights, other stock-based awards and bonus awards.

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Restricted Stock. The Compensation Committees may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include continued employment with Tripadvisor through a specified vesting period and/or the achievement of certain goals (primarily performance goals).
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Restricted Stock Units. The Compensation Committees may award restricted stock units to any participant. These units are ultimately payable in the form of shares of common stock, cash, or a combination of both and may be subject to such conditions and restrictions as the Compensation Committees may determine. As with restricted stock, these conditions and restrictions may include continued employment with Tripadvisor through a specified vesting period and/or the achievement of certain goals (primarily performance goals).
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Options. The 2023 Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify, which are referred to herein as non-qualified options. To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. Options granted under the 2023 Plan will be non-qualified options if they fail to qualify as incentive stock options under Section 422 of the Code or exceed the annual limit on incentive stock options. The exercise price of each option will be determined by the Compensation Committees but may not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the common stock on the grant date. The term of each option will be fixed by the Compensation Committees and may not exceed ten years from the date of grant (or, in the case of an incentive stock option granted to a ten percent stockholder, five years from the grant date). Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. Fair market value for this purpose will be the last reported sale price of the shares of common stock on Nasdaq on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

Options may be exercisable in installments and the exercisability of options may be accelerated by the Compensation Committees. Upon exercise of options, the option exercise price must be paid in full by certified or bank check or other instrument acceptable to the Compensation Committees or, if authorized at the time the option is granted, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. In addition, the Compensation Committees may permit options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

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Stock Appreciation Rights. The Compensation Committees may award tandem or free-standing stock appreciation rights, subject to such conditions and restrictions as the Compensation Committees may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant and the term shall not exceed ten years from the grant date. The terms of the stock appreciation right (including whether the payment is made in common stock or cash) shall be determined by the Compensation Committees.

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Other Stock-Based Awards. The Compensation Committees may grant awards of common stock or other awards that are valued in whole or in part by reference to or are otherwise based upon or settled in common stock, including without limitation unrestricted stock, performance units, dividend equivalents and convertible debentures. Dividend equivalents entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalents granted as a component of another award subject to performance vesting or other restrictions on vesting conditions may be paid only if the related award becomes vested or unrestricted and will be forfeited if the related award becomes forfeited.
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Bonus Awards. The Compensation Committees may grant bonuses under the 2023 Plan to participants. The bonuses may be payable in cash or common stock and may be subject to the achievement of certain performance goals.

Change in Control Provisions. The 2023 Plan provides that, unless otherwise specified in the applicable award agreement, upon a participant’s termination of employment within three months prior or 12 months following a change in control of the Company, by the Company other than for “cause” or “disability,” or by the participant for “good reason” (as all such terms are defined in the 2023 Plan), for participants serving in the position of Vice President or above, any and all restricted stock and restricted stock units held by such participant will automatically vest (with any performance-based awards being deemed met at target) and the restrictions and conditions on all other awards will automatically be deemed waived and any and all stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right. For the remaining participants, under such circumstances, only 50% of such participant’s equity awards shall accelerate and vest (with any performance-based awards being deemed met at target).

Termination of Employment or Service. The 2023 Plan provides that upon a participant’s death any and all restricted stock and restricted stock units held by such participant will automatically vest and any and all stock options and stock appreciation held by such participant will automatically become fully exercisable and will remain exercisable until the earlier of (i) the first anniversary of the date of such death and (ii) the expiration of the term of such award.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2023 Plan requires the Compensation Committees to make appropriate adjustments to the number of shares of common stock that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2023 Plan are responsible for the payment of any federal, state or local taxes that Tripadvisor is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committees, participants may elect to have the minimum tax withholding obligations satisfied by authorizing Tripadvisor to withhold shares of common stock to be issued pursuant to the exercise or vesting or by an arrangement whereby a certain number of shares of stock issued pursuant to an award are immediately sold and proceeds from such sale are remitted to Tripadvisor in an amount that would satisfy the withholding amount due. The Compensation Committees may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The Board may at any time amend, alter or discontinue the 2023 Plan and the Compensation Committees may unilaterally amend the terms of any award, prospectively or retroactively. However, no such action may materially impair rights of a participant with respect to a previously granted award without the participant’s consent, except for such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without stockholder approval to the extent such approval is required by applicable law or the listing standards of Nasdaq.

Clawback Policy. All awards, amounts, or benefits received or outstanding under the 2023 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions.

New Plan Benefits

No awards have been made under the 2023 Plan which is subject to stockholder approval of this proposal. Because the grant of awards under the 2023 Plan is within the discretion of the Compensation Committees, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant pursuant to the 2023 Plan.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2023 Plan. It does not describe all federal tax consequences under the 2023 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option, except for purposes of potential alternative minimum tax. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the non-qualified stock option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount; and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral. Participants will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time the participant receives cash or a share of common stock in settlement of the restricted stock unit, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the 2023 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Required Vote

We ask our stockholders to approve the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan. This proposal requires the affirmative vote of a majority of the voting power of the shares of Tripadvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.

With respect to approval of the 2023 Plan, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will only be counted toward the tabulations of voting power present and entitled to vote on the 2023 Plan proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal to approve the 2023 Plan and broker non-votes will have no effect on the proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE TRIPADVISOR, INC. 2023 STOCK AND ANNUAL INCENTIVE PLAN.

EXECUTIVE OFFICERS

Set forth below is certain background information, as of April 24, 2023, regarding Tripadvisor’s executive officers. There are no family relationships among directors or executive officers of Tripadvisor.

Name	Age	Position
Matt Goldberg	52	Director, President and Chief Executive Officer
Mike Noonan	54	Chief Financial Officer;
Seth J. Kalvert	53	Chief Legal Officer and Secretary

Refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer Matt Goldberg.

Mike Noonan has served as Chief Financial Officer of Tripadvisor since October 31, 2022. Prior to Tripadvisor, from October 2020 to October 2022, Mr. Noonan was the Chief Financial Officer of Noom, Inc., a consumer-focused digital health company. Prior to Noom, from January 2016 to October 2020, Mr. Noonan served as Senior Vice President of Finance for Booking Holdings, Inc., where he led numerous corporate finance activities such as financial planning and capital budgeting, as well as investor relations. Mr. Noonan’s experience also includes several capital markets roles at RBC Capital Markets, NYSE Euronex, J.P. Morgan, and Bear Stearns & Co. Mr. Noonan holds an MBA from Duke University and a B.A. from Davidson College.

Seth J. Kalvert has served as Chief Legal Officer and Secretary of Tripadvisor since August 2011. Prior to joining Tripadvisor, from March 2005 to August 2011, Mr. Kalvert held positions at Expedia, most recently as Vice President and Associate General Counsel. Prior to that, Mr. Kalvert worked at IAC/InterActiveCorp. Mr. Kalvert began his career as an associate at Debevoise & Plimpton, LLP, a New York law firm. Mr. Kalvert serves on the board of directors of Citizen Schools, a national nonprofit that helps all students to thrive in school and beyond through hands-on learning and career mentors, and also serves as Secretary and a director of The Tripadvisor Foundation, a private charitable foundation. Mr. Kalvert holds a J.D. from Columbia Law School and an A.B. from Brown University.

COMPENSATION DISCUSSION AND ANALYSIS

2022 Business Highlights

The Board has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers. We have a pay for performance philosophy that guides all aspects of our compensation decisions. For example:

•
annual incentive compensation is structured so that payouts are tied to the achievement of financial and strategic targets;
•
the interests of our NEOs are aligned with those of our stockholders through the granting of a substantial portion of compensation in equity awards with multi-year vesting requirements and key performance metrics; and
•
by combining a three- to four-year vesting period for equity awards with policies prohibiting hedging or pledging of such securities, a substantial portion of our executive’s compensation package is tied to changes in our stock price, and therefore, is variable for a significant period of time.

In 2022, we saw robust activity in the travel industry, especially in light of macro uncertainty throughout much of the year. Our teams executed well, exceeding expectations we set out at the start of the year. More specifically, the Company was able to achieve the following:

•
The Company's total revenue reached 96% of the 2019 levels in 2022 led by strong recovery in the experiences marketplace, with 2022 Viator revenue at approximately 171% of 2019 levels, and TheFork, the European online marketplace connecting diners and restaurants, at approximately 99% of 2019 levels; while Tripadvisor Core improved significantly year-over-year to approximately 79% of 2019 levels;
•
Consolidated revenue in Fiscal 2022 reached nearly $1.5 billion, as compared to $902 million in Fiscal 2021;
•
Net Income was $20 million, as compared to a net loss of $148 million in Fiscal 2021;
•
Adjusted EBITDA* for Fiscal 2022 was $295 million, as compared to Adjusted EBITDA of $100 million in Fiscal 2021; and
•
We exited the year with strong liquidity - approximately $1.0 billion in cash and cash equivalents as of December 31, 2022.

*Adjusted EBITDA is a non-GAAP financial measure. Refer to our 2022 Annual Report for a reconciliation of Adjusted EBITDA to Net Income, the most directly comparable financial measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles.

Executive Summary

During Fiscal 2022, the following transitions occurred with respect to our named executive officers:

•
Mr. Goldberg was appointed CEO and President effective July 1, 2022. Effective the same date, Mr. Kaufer stepped down from his role as CEO and President but remained as a consultant to facilitate an orderly transition to Mr. Goldberg.
•
Mr. Noonan was appointed as Senior Vice President and CFO effective October 31, 2022. Effective the same date, Mr. Teunissen stepped down as CFO but remained as Senior Vice President and Chief Executive of Viator, TheFork and Cruise Critic through January 1, 2023.
•
Effective January 9, 2022, Lindsay Nelson resigned as Chief Brand and Marketing Officer and, on February 28, 2022, separated employment with us.
•
On November 28, 2022, the Company announced that Kanika Soni would leave her position as Chief Commercial Officer effective January 15, 2023, although would continue to serve as an Advisor to the CEO through April 1, 2023.

The named executive officers referred to herein encompasses: (i) each individual who served as our principal executive officer at any time during the fiscal year ended December 31, 2022 ("Fiscal 2022"); (ii) each individual who served as our principal financial officer at any time during Fiscal 2022; (iii) the next three most highly-compensated executive officers (other than any individual who served as our principal executive officer or principal financial officer) who were serving in such capacity as of the last day of Fiscal

2022; and (iv) as applicable, up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (iii) but for the fact that the individual was not serving as an executive officer at the end of 2022.

Compensation Program Objectives

Our compensation program is designed to achieve the following objectives:

•
Attract, motivate and retain highly skilled employees with the business experience and acumen that management and the Compensation Committees believe are necessary for the achievement of our long-term business objectives;
•
Reward specific short-term and long-term financial and strategic objectives;
•
Align our executives’ financial interests with the long-term financial interests of our stockholders;
•
Ensure that the compensation opportunity provided to these employees remains competitive with the compensation paid to similarly situated employees at comparable companies; and
•
Ensure our program design does not encourage our executive officers to take unreasonable risks relating to our business.

To that end, management and the Compensation Committees believe the executive compensation packages provided by Tripadvisor to our named executive officers should include both cash and equity-based compensation.

The table below sets forth information regarding the primary elements of our executive compensation program in 2022, although the Compensation Committees retain discretion to adjust, as appropriate, in light of exigent circumstances:

Compensation Element	Compensation Objective	Performance Metrics	Characteristics	Time Horizon

Base Salary	• Attract and retain qualified executives	• None	• Market-competitive, fixed level of compensation	• Annual

Annual Bonus	• Attract and retain qualified executives • Motivate performance to achieve specific short-term financial and strategic objectives	• Relative Revenue (as defined below) • Revenue • Adjuested EBITDA	• At target, annual incentive provides market-competitive total cash opportunity • At-risk compensation	• Annual

Equity Awards - Time-Based RSUs	• Align NEOs’ and stockholders’ interests • Attract and retain qualified executives	• N/A	• Generally vest over three to four years enhance retention • At-risk compensation	• Three to Four years
Equity Awards - Performance-Based RSUs	• Motivate performance to achieve specific and financial and strategic objectives	• Share price	• At-risk compensation	• Three years

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Messrs. Maffei and Hoag and Ms. Morgan, with Ms. Morgan acting as Chairperson of the Compensation Committee. The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans; and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (for which the Section 16 Committee has responsibility as described below). Notwithstanding the foregoing, the Compensation Committee has delegated to the Chief Executive Officer of the Company authority to grant certain types of equity awards, subject to certain limitations, to employees other than executive officers.

The Section 16 Committee is also appointed by the Board and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Mr. Hoag and Ms. Morgan. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to our named executive officers. Ms. Morgan is also the Chairman of the Section 16 Committee.

Role of Executive Officers

Management participates in reviewing and refining our executive compensation program. Our President and Chief Executive Officer, annually reviews the performance of Tripadvisor and each named executive officer other than himself with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual bonus and grants of equity awards for each named executive officer, other than in connection with compensation for himself. Based in part on these recommendations and the other factors discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultant

Pursuant to the Compensation Committee and Section 16 Committee Charter, the Compensation Committees may retain compensation consultants for the purpose of assisting the Compensation Committees in their evaluation of the compensation for our named executive officers. In July 2021, the Compensation Committees retained FW Cook, a premier provider of independent executive and non-employee director compensation consulting services to compensation committees and senior management. FW Cook has provided objective, independent and expert advice to the Compensation Committees and senior management on matters related to executive pay and performance. More specifically, FW Cook provided the following services to the Compensation Committees:

•
Assist in developing and annually evaluating a peer group of publicly-traded companies to help assess executive compensation, equity usage relative to peer companies and “new hire” compensation;
•
Compile and analyze competitive compensation market data and review all elements of Tripadvisor’s executive compensation to assist the Company in developing a competitive compensation framework for our named executive officers;
•
Review the value of equity compensation granted to our executives and advise on matters related to our long-term incentive compensation structure generally as well as any potential engagement or retention grants;
•
Provide advice on matters related to director compensation; and
•
Provide updates on executive compensation trends and regulatory developments.

While the Compensation Committees meet regularly with the compensation consultant, the Compensation Committees consider input from the compensation consultant as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.

Based on consideration of the factors set forth in the rules of the SEC and Nasdaq, the Compensation Committees have determined that their relationships with FW Cook and the work performed by FW Cook on behalf of the Compensation Committees have not raised any conflict of interest. In addition, in compliance with the Compensation Committee and Section 16 Committee Charter, the Compensation Committees approved the fees paid to FW Cook for work performed in 2022. FW Cook did not provide additional services to the Company or its affiliates in an amount in excess of $120,000 during the last completed fiscal year.

Role of Stockholders

Tripadvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years. In evaluating our 2022 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 8, 2021, which was approved by approximately 97% of the votes cast.

Both in 2018 and 2021, our stockholders expressed strong support for our executive compensation program in the last say-on-pay vote, which included modifications by the Compensation Committee to our executive compensation program specifically to address concerns raised by our stockholders, the recommendations of major proxy advisory firms, the practices of companies in our peer group and the views of our compensation consultant. Specifically, adopted features and policies that we believe ensure promotion of stockholders’ interests and strong corporate governance, include, but are not limited to, the following:

•
Greater portions of compensation that are incentive based, or “variable,” as described in more detail in this section;
•
Increased focus on structuring annual bonus and equity awards so that payouts are tied to the achievement of financial targets and strategic objectives;
•
Equity awards are subject to a “clawback” policy;

•
Robust executive stock ownership guidelines;
•
Amendment of our stock plan to prohibit acceleration of equity awards upon a “single trigger” and to provide for “double trigger” arrangements in our change in control provisions and severance arrangements;
•
A policy that prohibits hedging, or hedging against losses, of Tripadvisor securities; and
•
Provisions in our equity plans that prohibit repricing of stock options without stockholder approval.

We will continue to evaluate ways to ensure that our executive compensation programs compensate our NEOs for performance that furthers our business strategy and initiatives, competitive performance, sound corporate governance principles and stockholder value and return. We will continue to seek to align our NEOs’ incentive compensation opportunities to the achievement of short-term and long-term performance objectives that are directly aligned with the interest of our stockholders.

The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

We have historically held a say-on-pay vote every three years and our next say-on-pay vote will occur at our 2024 Annual Meeting. At our 2018 Annual Meeting, stockholders considered and voted upon the frequency of future say-on-pay votes and voted in favor of a say-on-pay vote every three years. Although such vote is advisory and non-binding on Tripadvisor and our Board, the Board will take into account the outcome of this vote in making a determination on the frequency of future say-on-pay votes.

Compensation Program Elements

General

The primary elements of our executive compensation program are base salary, annual cash bonus and long-term incentive compensation in the form of equity awards. The program is designed to closely align executive compensation with performance by allocating a majority of target compensation to performance-based equity awards that directly link the value of executive compensation to our stock price performance and tying annual bonuses to performance.

Our pay-for-performance philosophy is reflected in the charts below showing the key design and structure aspects of our program. All elements of annual compensation are considered to be performance-based, variable or “at-risk”, with the exception of base salary.

(1)
CEO Total Compensation consists of the (i) base salary and annual bonus paid in Fiscal 2022 to the executives who served as CEO in Fiscal 2022, as reflected in the Summary Compensation Table; and (ii) the target grant value of CEO Matt Goldberg's annual grant which is described in his employment agreement and is $6,350,000.
(2)
Other NEO Total Compensation reflects the average of the base salary, annual bonus and aggregate grant date fair value of the Fiscal 2022 annual equity grant to Messrs. Teunissen and Kalvert and Ms. Soni as reflected in the Summary Compensation Table.

One of the primary objectives of our compensation philosophy is to design pay opportunities that align with our performance and result in strong long-term value creation for our stockholders. The significant weighting of long-term incentive compensation ensures that our named executive officers’ primary focus is sustained long-term performance, while our short-term incentive compensation motivates consistent annual achievement.

Following recommendations from management or based on other considerations, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. A named executive officer’s base salary is initially determined upon hire or promotion based on a number of factors including, but not limited to, his or her responsibilities, prior experience, and salary levels of other executives within Tripadvisor. Providing a competitive base salary to our executives is essential to achieving our objectives of attracting and retaining talent. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors including, but not limited to, the following:

•
the named executive officer’s total compensation relative to other executives in similarly situated positions;
•
his or her individual performance relative to previously established performance goals;
•
competitive compensation market data, when available;
•
his or her responsibilities, prior experience and individual compensation history, including any non-standard compensation;
•
general economic conditions; and
•
the recommendations of the President and Chief Executive Officer (other than in connection with their own compensation).

After careful consideration of the factors discussed above with respect to each of the named executive officers, the Compensation Committees approved base salary changes for our named executive officers. The table below describes, for each NEO, the 2021 base salary, the base salary increase and the 2022 base salary.

Name	2021(1)	Annual Salary Change	2022(2)
Matt Goldberg (3)	N/A	N/A	$800,000
Mike Noonan (3)	N/A	N/A	$525,000
Seth Kalvert	$495,000	$20,000	$515,000
Stephen Kaufer	$850,000	N/A	$850,000
Ernst Teunissen	$526,000	$26,000	$552,000
Kanika Soni	$510,000	$20,000	$530,000
Lindsay Nelson (4)	$510,000	N/A	N/A

(1)
Reflects base salary of the NEOs as of December 31, 2021.
(2)
Reflects base salary of the NEOs as of December 31, 2022, except with respect to Mr. Kaufer. Mr. Kaufer's 2022 base salary is his base salary effective July 1, 2022, the effective date of his resignation.
(3)
Mr. Goldberg joined the Company effective July 1, 2022, and Mr. Noonan joined the Company October 31, 2022.
(4)
Ms. Nelson resigned from her position effective January 9, 2022.

Adjustments were made to the annual base salaries of the named executive officers, primarily in response to the scope of responsibilities and the analysis provided by our compensation consultants on competitive compensation market data for executive officers within our peer group in comparable positions.

Annual Bonus

Annual bonuses are awarded to recognize and reward each named executive officer based on achievement of the Company’s annual operating plan as well as achievement of any strategic goals or business goals set for such named executive officer and such named executive officer’s contributions to the Company’s performance. The amount payable each year is based on (i) with respect to 50%, the extent to which certain pre-established financial performance goals are achieved during the year, and (ii) with respect to the remaining 50%, the extent to which individual performance goals established for each named executive officer are achieved during the year. The annual bonus is “variable compensation” because the Company must achieve certain performance goals for the executive officers to receive an annual incentive bonus, with the amount of bonus based on the extent to which the goals are achieved. The annual bonus is designed to motivate our executive officers to improve Company performance. The annual bonus program aligns a portion of executive compensation with key business and financial targets and, as a result, provides a valuable link between compensation and creation of stockholder value.

Unless otherwise provided by the provisions of his or her employment agreement, the target annual bonus opportunities for our named executive officers are generally established by the Compensation Committees, based on competitive market data and recommendations by the President and Chief Executive Officer (other than in connection with his own compensation). In light of the continued impact of the COVID-19 pandemic on our business and after consideration of the practices of other companies in our peer group, the Compensation Committees determined that annual incentive bonuses awarded to our named executive officers based on the achievement of pre-established performance goals would be subject primarily to the achievement of a performance goal relating to the Company's revenue growth relative to that of our travel-related direct peers, or what we refer to as "relative revenue". The Compensation Committee set the weighting at 50% for individual performance and 50% for financial performance; the threshold for payment at 50% of the target and the maximum payout at 200% of target. The maximum payout of 200% of the target bonus requires achievement of 120% of the relative revenue growth target. The annual bonus was designed with such threshold, target and maximum payout goals in order to create more financial incentive for management to achieve a performance range of target or higher. The remaining 50% of each individual’s annual bonus target would be paid out based on the extent to which the executive achieved certain individual performance goals.

In February 2023, management recommended payouts for bonuses with respect to the 2022 calendar year for each of our named executive officers after taking into account a variety of factors including, but not limited to, the following:

•
Tripadvisor’s revenue growth for the year relative to the revenue growth of our direct travel-related peers;
•
Tripadvisor's revenue results and adjusted EBITDA for the year;
•
Tripadvisor’s performance against the strategic initiatives described above and the extent of the executive officers’ contributions and efforts with respect to such initiatives;
•
the named executive officer’s individual performance; and
•
the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

The table below describes, for each named executive officer, the target bonus for 2022, the actual bonus paid and percentage of bonus paid relative to annual bonus target for each named executive officer.

Name	Target Bonus as % of Base Salary	Target Bonus	Bonus Award	Percentage of Award to Target
Matt Goldberg (1)	100%	$401,096	$480,000	120%
Mike Noonan (1)	80%	$70,192	$100,000	142%
Seth Kalvert	80%	$412,000	$475,000	115%
Stephen Kaufer (2)	100%	$850,000	$—	0%
Ernst Teunissen	80%	$441,600	$520,000	118%
Kanika Soni	90%	$477,000	$430,000	90%
Lindsay Nelson (2)	90%	$510,000	$—	0%

(1)
The Target Bonus amounts for Mr. Goldberg and Mr. Noonan have been prorated for the actual performance period.
(2)
Mr. Kaufer and Ms. Nelson did not receive an annual bonus for 2022 due to each executive resigning during the year.

Equity Awards

The Compensation Committees use equity awards to align executive compensation with our long-term performance. Equity awards link compensation to financial performance because their value depends on changes in Tripadvisor’s share price and/or stockholder return. Equity awards are also an important retention tool because they vest over a multi-year period, subject to continued service by the award recipient. Equity awards are typically granted to our named executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set target compensation levels for the current fiscal year. The practice of the Compensation Committees is to generally grant equity awards to our named executive officers only in open trading windows.

Under the Company’s stock plans, the Compensation Committees may grant a variety of long-term incentive vehicles. The following is a general description of the vehicles we used in 2022:

Service-Based Restricted Stock Units, or RSUs. RSUs are a promise to issue shares of our common stock in the future provided that the named executive officer remains employed with us through the award’s vesting period. RSUs provide the opportunity for capital accumulation and long-term incentive value and are intended to assist in satisfying our retention objectives. As a result, RSUs typically vest over a three to four-year requisite service period.

Market-Based Restricted Stock Units, or MSUs. MSUs are also a promise to issue shares of common stock in the future provided that the NEO remains employed with us through the awards vesting period; however, the number of shares to be issued depends on the extent to which either (i) the share price of the Company's common stock increases above certain levels, or (ii) the Company's total shareholder return exceeds that of a peer group. Messrs. Goldberg and Noonan both received MSUs, such MSUs to vest over three years but only to the extent that the Reference Price (as defined below) exceed certain levels, beginning at $35.00 per share. Reference Price means a volume weighted average price of a share as reported on Bloomberg (or equivalent wire service) over a thirty (30) trading day period between the first anniversary of the Effective Date and the Vesting Date, such Reference Prices to be binary with no interpolation.

Performance-Based Restricted Stock Units, or PSUs. PSUs are also a promise to issue shares of common stock in the future provided that the NEO remains employed with us through the awards vesting period. The number of shares to be issued depends on the extent to which financial performance metrics established by the Compensation Committees are met, relative to the targets established by the Compensation Committees.

Stock Options. Stock options have an exercise price equal to the market price of Tripadvisor common stock on the date of grant, and, therefore, provide value to our named executive officers only if our stock price increases. We believe stock options incentivize our named executive officers to sustain increases in stockholder value over extended periods of time. Stock options are also intended to serve as a retention tool so also typically vest over a four-year requisite service period.

The Compensation Committees review various factors considered by management when they establish Tripadvisor’s equity award grant pool including, but not limited to, the following:

•
Tripadvisor’s business and financial performance, including year-over-year performance;
•
dilution rates, taking into account projected headcount growth and employee turnover;
•
equity compensation utilization by peer companies;
•
general economic conditions; and
•
competitive compensation market data regarding award values.

For specific awards to our NEOs, management makes recommendations to the Section 16 Committee based on a variety of factors including, but not limited to, the following:

•
Tripadvisor’s business and financial performance, including year-over-year performance;
•
individual performance and future potential of the executive;
•
the overall size of the equity award pool;
•
award value relative to other Tripadvisor employees;
•
the value of previous awards and amount of outstanding unvested equity awards;
•
competitive compensation market data, to the degree that the available data is comparable; and
•
the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After review and consideration of the recommendations of management and the President and Chief Executive Officer (other than with respect to awards for himself), the Section 16 Committee decides whether to grant equity awards to our NEOs. After consideration of the factors discussed above, in February 2022 the Section 16 Committee granted the equity awards described below to our NEOs other than Mr. Kaufer in connection with our annual equity awards program.

Name	Grant Date Fair Value	Number of RSUs
Seth Kalvert	$2,499,976	92,182
Ernst Teunissen	$2,999,987	110,619
Kanika Soni	$1,999,992	73,746

The RSUs vest over three years, with 33.33% of such awards vesting on February 15, 2023 and 8.33% of the remaining award vesting in equal quarterly installments commencing thereafter and for the remaining two years.

Also, in 2022, in connection with the appointments of Messrs. Goldberg and Noonan as CEO and CFO, respectively, the Compensation Committees granted the equity awards described in the table below. Note, however, that these grants were new hire equity grant awards, which are not anticipated to occur in furture periods. Specifically, pursuant to Mr. Goldberg's employment agreement, it is not anticipated that Mr. Goldeberg will receive another equity grant until 2024.

Name	Grant Date Fair Value	Number of Stock Options	Number of RSUs	Number of MSUs
Matt Goldberg	$13,025,860	515,808	257,850	378,064
Mike Noonan	$2,749,947	76,986	38,808	61,935

The stock options were granted with an exercise price equal to the closing market price of our common stock on the date of grant. Mr. Goldberg's stock options and RSUs vest over four years, with 25% of such awards vesting on July 1, 2023 and 6.25% of the remaining award vesting in equal quarterly installments thereafter. Mr. Goldberg's MSUs vest following completion of the performance period commencing July 1, 2022 through July 1, 2025, upon certification by the Compensation Committee and based on the achievement of the applicable performance goals. The MSUs will vest on the third anniversary of his start date (the “Vesting Date”), based on the achievement of the following stock price hurdles: 25% vesting if the Reference Price (as defined below) is equal to or greater than $35.00 but less than $45.00, 50% of the MSUs vesting if the Reference Price is equal to or greater than $45.00 but less than $55.00; and 100% of the MSUs vesting if the reference price is equal to or greater than $55.00, subject to Mr. Goldberg remaining employed with the Company through the Vesting Date (except for certain termination events, as summarized below. Reference Price means a volume weighted average price of a share as reported on Bloomberg (or equivalent wire service) over a thirty trading day period between the first anniversary of the state date the Vesting Date, with such Reference Prices to be binary with no interpolation. Mr. Noonan's MSUs vest on the same terms as those generally described above with respect to Mr. Goldberg's MSUs. Mr. Noonan's stock options and RSUs vest over four years, with 25% of such awards vesting on October 31, 2023 and 6.25% of the remaining award vesting in equal quarterly installments commencing thereafter.

Employee Benefits

In addition to the primary elements of compensation described above, our named executive officers also participate in employee benefits programs available to our employees generally, including the Tripadvisor Retirement Savings Plan, a tax-qualified 401(k) plan. Under this plan, Tripadvisor matches 50% of each dollar contributed by a participant, up to the first 6% of eligible compensation, subject to tax limits.

In addition, we provide other benefits to our named executive officers generally on the same basis as all of our domestic employees. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance. Tripadvisor also sponsors a Global Lifestyle Benefit program generally available to all employees, including our named executive officers, which provides for taxable reimbursement of up to $1,750 per year, depending on years of service, for qualifying services and products.

In situations where a named executive officer is required to relocate, Tripadvisor provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits. Mr. Goldberg received certain relocation support in 2022 in connection with his relocation from New Jersey to our corporate headquarters in Needham, Massachusetts. This company benefit is described further in the Summary Compensation Table.

Compensation-Related Policies

Executive Compensation Recovery, or “Clawback,” Provisions

Tripadvisor has an executive compensation recovery, or clawback, provision in our form of award agreements providing for recoupment of equity compensation. Each of Tripadvisor’s equity award documents provides that, awards may be made subject to any compensation recoupment policy adopted by the Board or the Compensation Committees at any time, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy will be applied to any award that constitutes the deferral of compensation subject to Section 409A of the Code in a manner that complies with the requirements of Section 409A of the Code.

We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements or amend our existing documents to align with the SEC's final rules and Nasdaq listing standards.

Insider Trading and Hedging Policy

Tripadvisor has adopted an Insider Trading Policy covering our directors, officers, employees and consultants that is designed to ensure compliance with relevant SEC regulations, including insider trading rules. Tripadvisor’s Insider Trading Policy also prohibits directors, officers, employees and consultants from engaging in various types of transactions in which they may profit from short-term speculative swings in the value of Tripadvisor securities. These transactions include “short sales” (or selling borrowed securities which the sellers hopes can be purchased at a lower price in the future), “put” and “call” options (or publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. The policy also prohibits the pledge or use of Company securities as collateral in a margin account or collateral for a loan.

Stock Ownership Guidelines

In October 2015, the Board adopted guidelines which require that our named executive officers and members of our Board own shares of our common stock to further align their interests with those of our stockholders. These guidelines were reviewed in January 2019, after which revised guidelines were approved. These guidelines require that our named executive officers and directors must directly hold securities having market or intrinsic value which is equal to or greater than a specified multiple of his or her base salary or cash retainer, as set forth below:

•
For our President and Chief Executive Officer, six times his annual base salary;
•
For all other named executive officers, three times his or her annual base salary; and
•
For each non-employee director, three times his or her annual cash retainer.

For purpose of these calculations, historically 100% of shares of common stock and 50% of vested “in-the-money” stock options are counted; however, in April 2022, the Board amended the stock ownership guidelines to provide that only 100% of the value of shares of common stock held could be counted and that no value would be attributed to vested “in-the-money” stock options. Individuals subject to these guidelines are required to achieve the relevant ownership threshold on or before the later of January 30, 2024, or five years after commencing service as a named executive officer or director.

These stock ownership guidelines were established after consideration of the Compensation Committee’s review of market practices of other companies in the Company’s peer group with respect to stock ownership guidelines and in an effort to enhance risk mitigation and to more closely align the interests of the Company’s executive officers and Board members with those of the Company’s stockholders.

Code of Business Conduct and Ethics

In February 2021, our Board adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers, employees, consultants and independent contractors. A copy of the Code of Business Conduct and Ethics is posted on our website at http://ir.Tripadvisor.com/corporate-governance.

Role of Competitive Compensation Market Data

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and business complexity. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for our named executive officers:

•
Data from compensation surveys that include companies of a similar size and industry; and
•
Data regarding compensation for certain executive officer positions from recent proxy statements and other SEC filings of peer companies.

The Compensation Committees annually retain our compensation consultant to regularly review the compensation peer group and to recommend possible changes. Our business model is specialized in that we use our innovative technology systems and software to attract users and then facilitate transactions between our business partners and those users. Accordingly, our compensation consultant identified comparable companies focusing on publicly traded companies in the business to consumer and software industries as well as revenue and market capitalization.

The compensation consultant reviewed the peer group in the fall of 2021; at that time, Tripadvisor was still heavily impacted by the COVID-19 pandemic and revenue and profitability measures were understating the Company's ongoing size, complexity and other characteristics. On October 21, 2021, based on input from FW Cook, the Compensation Committees approved the peer group for purposes of reviewing our 2022 executive compensation program. At the time the peer group was approved, the Company was positioned near median in terms of market capitalization, while revenue and profitability were below median. That positioning was heavily impacted by the pandemic and median positioning was reinstituted in 2022 with the designation of a newly-approved peer group.

Company Name
Akamai Technologies
Angi
Booking Holdings
Box
CarGurus
Cimpress plc
Etsy
Expedia Group
Groupon
HubSpot
IAC Inc. (fka IAC/InterActiveCorp)
Redfin
Sabre
Stitch Fix
Yelp
Zillow Group
Zynga
Tripadvisor, Inc.

When available, management and the Compensation Committees consider competitive market compensation paid by peer group companies but do not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for our named executive officers. Management and the Compensation Committees strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Post-Employment Compensation

The Company has entered into employment arrangements with each of our named executive officers. Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the heading “Potential Payments Upon Termination or Change in Control” below. For further information regarding the severance payments and benefits received in connection with a named executive officer's resignation, please see “Potential Payments Upon Termination or Change in Control.”

We believe that a strong, experienced management team is essential and in the best interests of the Company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the Company and our stockholders. As a result, in 2017 we adopted a severance plan applicable to certain senior leaders (the “Severance Plan”). The Severance Plan formalizes and standardizes our severance practices for certain of our senior leaders. Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all named executive officers as well as certain other senior leaders. While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences. Under the terms of the Severance Plan, in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the executive shall prevail. For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

The 2023 Plan provides only for “double trigger” acceleration (i.e., acceleration upon termination by the Company other than for Cause or disability or resignation for Good Reason, in each case within three months prior to and 12 months following a change in control). The 2023 Plan also provides for acceleration of all equity awards upon the death of a participant. Please see “Estimated Potential Incremental Payments” below for further information regarding the treatment of equity awards held by our Named Executive Officers upon certain circumstances.

Tax Considerations

Section 162(m) of the Code generally precludes a tax deduction by any publicly-held company for compensation paid to the top executive officers, where the compensation deduction for any affected officer exceeds $1 million. Prior to 2018, there were many exemptions from this deduction-disallowance provision, which were nearly all eliminated by The Tax Cuts and Jobs Act of 2017 (the

“2017 Tax Act”). After 2017, the class of covered officers was expanded to cover the CFO, and a rule was added to keep any top officer in the compensation-disallowance group, even after the officer retired. In addition, the 2017 Tax Act extended the disallowance rules to stock options, bonuses, and other “performance-based compensation.” After 2026, the class of affected executives will be increased by 5 more highly compensated employees, even if they are not company officers. Thus, more people, and more types of compensation, are potentially subject to disallowance after 2017. However, a special transition rule ensures that compensation paid under a binding contract in effect on or before November 2, 2017 that is not thereafter materially modified, continues to be eligible for the potential exemptions from these section 162(m) disallowance rules. We have identified the compensation for our executives that is grandfathered under the transition rule, so as to protect against material modifications where possible. However, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m), because such a policy would substantially limit our ability to attract and retain executives. Going forward, we intend to continue to design our executive compensation arrangements to be consistent with our best interests and those of our stockholders, even though tax deductions may be lost as a result of Congress’s elimination of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Maffei and Hoag and Ms. Morgan and the Section 16 Committee consists of Mr. Hoag and Ms. Morgan. None of Messrs. Maffei and Hoag or Ms. Morgan was an officer or employee of Tripadvisor, formerly an officer of Tripadvisor, or an executive officer of an entity for which an executive officer of Tripadvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2022.

During the 2022 fiscal year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Committees Report

This report is provided by the Compensation Committee and the Section 16 Committee, or the Compensation Committees, of the Board. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board that the Compensation Discussion and Analysis be included in Tripadvisor’s 2023 Proxy Statement.

No portion of this Compensation Committees Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Tripadvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Compensation Committee:	Betsy L. Morgan (Chairperson) Jay C. Hoag
Gregory B. Maffei
Members of the Section 16 Committee:	Betsy L. Morgan (Chairperson)
Jay C. Hoag

CEO PAY RATIO

Overview

The SEC adopted rules requiring annual disclosure of the ratio of the annual total compensation of a company’s principal executive officer to such company’s median employee’s total annual compensation, excluding the principal executive officer for purposes of this calculation. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.

The 2022 annual total compensation of our median employee, excluding Mr. Goldberg, our President and CEO, was estimated to be $117,727. The 2022 annualized total compensation of our President and CEO was $15,389,053.

The ratio of the annual total compensation of our President and CEO to that of our median employee was approximately 131 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Please note the following information to provide important context related to our employee population and to describe the methodology and the material assumptions, adjustments, and estimates that we used to calculate this ratio.

•
A substantial portion of our President and CEO's 2022 annual total compensation for 2022 was related to new hire equity grant awards, which had a grant date fair value of $13,025,000. This new hire grant was a one-time grant, which is not anticipated to occur in future periods. Instead, pursuant to the terms of Mr. Goldberg's employment agreement, it is not anticipated that Mr. Goldberg will receive another equity grant until 2024. If the 2022 annualized total compensation of our President and CEO only included the grant date fair market value of the 2022 new hire grant amortized over 18 months (the period between when the grant was issued and the date in 2024 when our CEO and President is expected to received his next equity grant) instead of the $13,025,000 value of a one-time new hire award, the rate of our CEO's 2022 annual total compensation relative to that of our median employee for 2022 would have been 77 to 1.
•
Tripadvisor is a global company, with complex operations worldwide and many of our employees are located outside of the United States. Approximately 55%, 35%, and 10% of the Company’s current employees are based in Europe, the U.S., and the rest of world, respectively. We selected December 31, 2022 as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner.
•
We included all full-time, part-time, and temporary employees globally, excluding our President and CEO. We annualized compensation of 980 full-time and part-time employees who were hired in 2022 but did not work for us for the entire fiscal year. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider historic and forecasted rates as well as other factors. We did not make any cost of living adjustments.
•
Our compensation measure, which is consistently applied and used to identify our median employee, was annualized base salary, short-term bonus at target and annual long-term equity incentive at target.
•
We identified employees within $220 of the median 2022 annual total compensation and excluded those employees who had anomalous compensation characteristics, based on judgment.

Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have offices in different countries, employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation S-K, the table below sets forth information about the relationship between compensation actually paid (“CAP”) to the our principal executive officer ("PEO") and non-PEO NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company's performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

							Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for Mr. Goldberg PEO ($) (2)	Compensation Actually Paid to Mr. Goldberg PEO ($) (3)	Summary Compensation Table Total for Mr. Kaufer PEO ($) (2)	Compensation Actually Paid to Mr. Kaufer PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (4)	Net Income (Loss) ($) (in millions)	Adjusted EBITDA ($) (in millions) (5)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	14,496,745	13,353,650	497,535	(5,949,665)	3,009,827	749,754	59.18	81.50	20	295
2021	—	—	7,676,612	8,686,111	3,161,228	2,326,196	89.73	134.41	(148)	100
2020	—	—	919,464	(4,013,595)	3,800,054	3,528,452	94.73	137.32	(289)	(51)
(1)
Mr. Goldberg became the PEO on July 1, 2022. Mr. Kaufer served as PEO for a portion of Fiscal 2022 and the entirety of Fiscal 2021 and 2020. Our Non-PEO NEOs for the applicable years were as follows: (i) for Fiscal 2022: Messrs. Noonan, Kalvert and Teunissen and Mss. Soni and Nelson; (ii) for Fiscal 2021: Messrs. Kalvert and Teunissen and Mss. Soni and Nelson; and (iii) for Fiscal 2020: Messrs. Kalvert and Teunissen and Mss. Soni and Nelson.
(2)
Amounts reported in these columns represent: (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEOs; and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for our Non-PEO NEOs reported for the applicable fiscal year.
(3)
Amounts reported in these columns represent compensation actually paid ("CAP"); adjustments were made to the amounts reported in the Summary Compensation Table for the applicable fiscal year. A reconciliation of the adjustments for our PEOs and the average of the Non-NEO CEOs is set forth in the tables below, which describe the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP amounts from the amounts described in the Summary Compensation Table.
(4)
Total Shareholder Return ("TSR") is cumulative for the measurement periods ending December 31, 2022, 2021 and 2020.
(5)
The Company's Peer Group represents the Research Data Group ("RDG") Internet Composite Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.
(6)
Adjusted EBITDA, a non-GAAP financial measure, is the Company's selected measure. Refer to our 2022 Annual Report for a reconciliation of Adjusted EBITDA to Net Income, the most directly comparable financial measure calculated and presented in accordance with US GAAP.

	2022 ($)		2021 ($)	2020 ($)
Compensation Actually Paid to PEO	Mr. Goldberg	Mr. Kaufer	Mr. Kaufer	Mr. Kaufer
Summary Compensation Table Total	14,496,745	497,535	7,676,612	919,464
Deductions for Grant Date Fair Value of Stock Awards and Option Awards reported in Summary Compensation Table	(13,025,860)	—	(6,402,979)	—
Addition of Year-End Fair Value Awards Granted in the Applicable Fiscal Year that are Outstanding and Unvested	11,882,765	—	6,080,847	—
Additions (Deductions) for Change in Fair Value of Awards Granted in Prior Fiscal Years' That Vested in the Applicable Fiscal Year	—	(3,760,236)	4,048,455	(90,102)
Deduction of Fair Value of Prior Fiscal Years' Awards Forfeited During the Fiscal Year	—	(871,802)	(1,720,411)	(3,309,310)
Additions (Deductions) for Change in Fair Value of Prior Fiscal Years' Awards Unvested at Fiscal Year End	—	(1,815,162)	(996,413)	(1,533,647)
Compensation Actually Paid to PEO	13,353,650	(5,949,665)	8,686,111	(4,013,595)

Compensation Actually Paid to Non-PEO NEOs	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	3,009,827	3,161,228	3,800,054
Deductions for Grant Date Fair Value of Stock Awards and Option Awards reported in Summary Compensation Table	(2,049,980)	(2,299,953)	(2,959,675)
Addition of Year-End Fair Value Awards Granted in the Applicable Fiscal Year that are Outstanding and Unvested	966,987	1,182,594	3,355,258
Additions (Deductions) for Change in Fair Value of Awards Granted in Prior Fiscal Years' That Vested in the Applicable Fiscal Year	103,337	749,321	(331,270)
Deduction of Fair Value of Prior Fiscal Years' Awards Forfeited During the Fiscal Year	(106,930)	(14,848)	(132,578)
Additions (Deductions) for Change in Fair Value of Prior Fiscal Years' Awards Unvested at Fiscal Year End	(1,173,486)	(452,146)	(203,337)
Compensation Actually Paid to Non-PEO NEOs	749,754	2,326,196	3,528,452

Performance Measures Used to Link Company Performance and Compensation Actually Paid

The following is a list of our most important performance measures used by us to link CAP to our NEOs to company performance for fiscal year 2022. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance-based restricted stock units. The performance measures included in this table are not ranked by relative importance.

Adjusted EBITDA

Revenue

Stock Price

Please see the section "Compensation Discussion and Analysis" for a further description of these metrics and how they are used in the Company's executive compensation program.

Relationship Between Compensation Actually Paid and Financial Performance

As described in more detail in the section "Compensation Discussion and Analysis," the Company's executive compensation programs reflect a variable pay for performance philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular fiscal year. In accordance with the SEC rules, the Company is providing the following descriptions of the relationships between information presented in the pay versus performance table.

The chart below reflects the relationship between the PEO and average non-PEOs CAP and our Net Income for the fiscal years ended December 31, 2020, 2021 and 2022.

The chart below reflects the relationship between our TSR and our Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and non-PEOs for the fiscal years ended December 31, 2020, 2021 and 2022. TSR amounts reported in graphs assume an initial fixed investment of $ 100.00 on January 1, 2020, and that all dividends, if any, were reinvested.

The chart below reflects the relationship between the PEO and average non-PEO NEOs and the Company's Adjusted EBTIDA for the years ended December 31, 2020, 2021 and 2022.

EXECUTIVE COMPENSATION

Summary Compensation

The named executive officers referred to herein encompasses: (i) each individual who served as our PEO at any time during Fiscal 2022; (ii) each individual who served as our principal financial officer at any time during Fiscal 2022; (iii) the next three most highly-compensated executive officers (other than any individual who served as our PEO or principal financial officer) who were serving in such capacity as of the last day of Fiscal 2022; and (iv) the two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (iii) but for the fact that the individual was not serving as an executive officer at the end of 2022. The following table sets forth certain information regarding the compensation earned by, or paid to, each of our named executive officers for services rendered in 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Matt Goldberg (5)	2022	387,692	500,000	8,263,363	4,762,497	480,000	103,193	14,496,745
President and Chief Executive Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Michael Noonan (6)	2022	80,769	—	1,833,283	916,664	100,000	—	2,930,716
Chief Financial Officer	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Seth J. Kalvert	2022	511,923	—	2,499,976	—	475,000	14,900	3,501,799
Chief Legal Officer and Secretary	2021	494,827	—	999,976	999,984	364,320	15,050	2,874,157
	2020	481,500	—	2,394,394	449,993	297,600	12,131	3,635,618
Stephen Kaufer(7)	2022	441,346	—	—	—	—	56,189	497,535
Former President and Chief Executive Officer	2021	849,808	—	3,502,979	2,900,000	410,125	13,700	7,676,612
	2020	184,039	—	—	—	721,875	13,550	919,464
Ernst Teunissen(8)	2022	548,000	1,071,449	2,999,987	—	520,000	9,150	5,148,586
Former Chief Financial Officer and	2021	525,808	—	1,499,987	1,499,975	429,216	8,700	3,963,686
Former Chief Executive—Viator, TheFork and CruiseCritic	2020	511,000	—	1,743,033	562,496	348,840	8,337	3,173,706
Kanika Soni(9)	2022	526,923	—	1,999,992	—	430,000	57,062	3,013,977
Former Chief Commercial Officer	2021	509,885	—	899,955	899,969	376,380	9,550	2,695,739
	2020	496,616	—	2,644,397	449,993	327,443	8,800	3,927,249
Lindsay Nelson(10)	2022	26,815	—	—	—	—	427,240	454,055
Former Chief Experience and Brand Officer	2021	509,885	—	1,199,971	1,199,993	192,780	8,700	3,111,329
	2020	496,616	—	3,144,402	449,993	363,083	9,550	4,463,644

(1)
The amounts for annual bonus awards paid to the NEOs pursuant to the Company’s incentive plan are reflected in the “Non-Equity Incentive Plan Compensation” column. The amounts reflected for Mr. Goldberg, represent a one-time signing bonus, and for Mr. Teunissen, the amount represents a payout of a bonus award contemplated by the Amended Employment Agreement entered into with Mr. Teunissen on May 8, 2020.
(2)
The amounts reported represent the aggregate grant date fair value of awards granted in the year indicated, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See “Grants of Plan-Based Awards” below for information regarding the individual awards and the determination of the grant date fair value of these awards.
(3)
For a description of the annual cash bonus program, please see “Annual Bonus” in Compensation, Discussion and Analysis.
(4)
Refer to the “2022 All Other Compensation” table below for information regarding the 2022 amounts reported.
(5)
Mr. Goldberg joined the Company as President and Chief Executive Officer on July 1, 2022.
(6)
Mr. Noonan joined the Company as Chief Financial Officer on October 31, 2022.
(7)
Mr. Kaufer resigned from the Company effective July 1, 2022.
(8)
Mr. Teunissen resigned from the Company effective January 1, 2023.
(9)
Ms. Soni resigned from the Company effective April 1, 2023.
(10)
Ms. Nelson resigned from the Company effective February 28, 2022.

2022 All Other Compensation

Name	Housing Relocation ($)	Severance Benefits (a) ($)	Heath and Family Benefit ($)	Other (b) ($)	Total ($)
Matt Goldberg	84,259	—	—	18,934	103,193
Michael Noonan	—	—	—	—	—
Seth J. Kalvert	—	—	—	14,900	14,900
Stephen Kaufer	—	42,039	—	14,150	56,189
Ernst Teunissen	—	—	—	9,150	9,150
Kanika Soni	—	34,532	13,380	9,150	57,062
Lindsay Nelson	—	419,769	—	7,471	427,240

(a)
Includes payment of accrued vacation time.
(b)
Represents matching charitable contributions made by the Company on behalf of the named executive officers and represents matching contributions under the Tripadvisor Retirement Savings Plan as in effect through December 31, 2022, pursuant to which Tripadvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to certain limits.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 regarding shares of common stock that may be issued under Tripadvisor’s equity compensation plans consisting of the 2018 Plan, the Viator, Inc. 2010 Stock Incentive Plan and the Deferred Compensation Plan for Non-Employee Directors.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	14,625,890	(1)	$43.48	(2)	11,474,300
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	14,625,890		—		11,474,300

(1)
Includes (i) 5,462,315 shares of common stock issuable upon the exercise of outstanding options, of which 1,382 shares were granted pursuant to options under the Viator, Inc. 2010 Stock Incentive Plan, (ii) 8,571,663 shares of common stock issuable upon the vesting of RSUs, (iii) 591,912 shares of common stock issuable upon the vesting of MSUs (assuming target performance is achieved).
(2)
Since RSUs and MSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.

Grants of Plan-Based Awards

The table below provides information regarding the plan-based awards granted in 2022 to our NEOs under our 2018 Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise Price or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Units	Options	($/Share)	($)(1)
Matt Goldberg
Stock Options(2)	7/1/2022	—	—	—	—	515,808	18.47	4,762,497
RSUs(2)	7/1/2022	—	—	—	257,850	—	—	4,762,490
MSUs(2)(3)	7/1/2022	—	—	—	378,064	—	—	3,500,873
Annual Bonus	7/1/2022	200,548	401,096	802,192	—	—	—	—
Michael Noonan
Stock Options(2)	10/31/2022	—	—	—	—	76,986	23.62	916,664
RSUs(2)	10/31/2022	—	—	—	38,808	—	—	916,645
MSUs(2)(3)	10/31/2022	—	—	—	61,935	—	—	916,638
Annual Bonus	10/31/2022	35,096	70,192	140,384	—	—	—	—
Seth J. Kalvert
RSUs(2)	2/22/2022	—	—	—	92,182	—	—	2,499,976
Annual Bonus	2/22/2022	206,000	412,000	824,000	—	—	—	—
Ernst Teunissen
RSUs(2)	2/22/2022	—	—	—	110,619	—	—	2,999,987
Annual Bonus	2/22/2022	220,800	441,600	883,200	—	—	—	—
Kanika Soni
RSUs(2)	2/22/2022	—	—	—	73,746	—	—	1,999,992
Annual Bonus	2/22/2022	238,500	477,000	954,000	—	—	—	—
Lindsay Nelson (4)

(1)
The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and may not correspond to the actual value that will be realized by the executive. We have disclosed the assumptions made in the valuation of the awards in “Note 14—Stock Based Awards and Other Equity Instruments” in the notes to our consolidated financial statements in our 2022 Annual Report. For MSUs granted in 2022, the value reported reflects the estimated grant-date fair value of the awards based upon a Monte-Carlo simulation model, which simulated the present value of the potential outcomes of future stock prices over the performance period.
(2)
For a description of the vesting terms of these awards, please see “Outstanding Equity Awards at Fiscal Year-End” below.
(3)
The number of shares of stock or units reported represents the targeted number of units to be issued. Depending on the Company’s performance, executives may receive no awards or up to the target amount reflected.
(4)
Ms. Nelson resigned from the Company effective February 28, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the holdings of all equity awards held by our named executive officers as of December 31, 2022, including Mr. Kaufer who resigned as Chief Executive Officer and President effective July 1, 2022 but continues to provide consulting services to the Company in consideration for the continued vesting of his outstanding equity awards. The market value of the RSUs and MSUs are calculated based on the closing price of Tripadvisor common stock on Nasdaq on December 30, 2022, the last trading date of the year, which was $17.98 per share.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Matt Goldberg	7/1/2022	(1)	—	515,808	18.47	7/1/2032	—	—	—	—
	7/1/2022	(1)	—	—	—	—	257,850	4,636,143	—	—
	7/1/2022	(2)	—	—	—	—	—	—	378,064	6,797,591
Michael Noonan	10/31/2022	(3)	—	76,986	23.62	10/31/2032	—	—	—	—
	10/31/2022	(3)	—	—	—	—	38,808	697,768	—	—
	10/31/2022	(4)	—	—	—	—	—	—	61,935	1,113,591
Seth J. Kalvert	2/28/2013		50,473	—	42.04	2/28/2023	—	—	—	—
	2/21/2014		24,526	—	93.42	2/21/2024	—	—	—	—
	2/26/2015		22,601	—	86.36	2/26/2025	—	—	—	—
	2/22/2016		34,950	—	59.61	2/22/2026	—	—	—	—
	2/27/2017		43,776	—	39.31	2/27/2027	—	—	—	—
	2/27/2017		79,324	—	39.31	2/27/2027	—	—	—	—
	2/22/2018		26,910	—	38.15	2/22/2028	—	—	—	—
	2/27/2019	(5)	15,961	5,320	50.63	2/27/2029	—	—	—	—
	2/27/2019	(5)	—	—	—	—	4,925	88,552	—	—
	2/25/2020		44,378	—	25.62	2/25/2030	—	—	—	—
	2/23/2021	(6)	—	23,674	46.05	2/23/2031	—	—	—	—
	2/23/2021	(7)	10,866	13,972	46.05	2/23/2031	—	—	—	—
	2/23/2021	(7)	—	—	—	—	12,216	219,644	—	—
	2/22/2022	(8)	—	—	—	—	92,182	1,657,432	—	—
Stephen Kaufer	8/28/2013		1,100,000	—	69.02	8/28/2023	—	—	—	—
	2/22/2016		5,756	—	59.61	2/22/2026	—	—	—	—
	2/27/2017		13,759	—	39.31	2/27/2027	—	—	—	—
	11/28/2017		780,000	—	31.21	11/28/2027	—	—	—	—
	2/23/2021	(7)	—	—	—	—	13,094	235,430	—	—
	12/31/2021	(9)	—	—	—	—	73,139	1,315,039	—	—
	12/31/2021	(9)	36,000	79,200	27.26	12/31/2031	—	—	—	—
	12/31/2021	(10)	—	110,026	27.26	12/31/2031	—	—	—	—
Ernst Teunissen	12/1/2015		141,424	—	79.43	12/1/2025	—	—	—	—
	2/27/2017		144,227	—	39.31	2/27/2027	—	—	—	—
	2/22/2018		35,408	—	38.15	2/22/2028	—	—	—	—
	2/27/2019	(5)	21,001	7,000	50.63	2/27/2029	—	—	—	—
	2/25/2020	(7)	38,137	6,934	25.62	2/25/2030	—	—	—	—
	2/23/2021	(7)	16,299	4,657	46.05	2/23/2031	—	—	—	—
Kanika Soni	4/15/2019	(11)	71,983	23,994	48.92	4/15/2029	—	—	—	—
	4/15/2019	(11)	—	—	—	—	16,061	288,777	—	—
	2/25/2020		44,378	—	25.62	2/25/2030	—	—	—	—
	2/23/2021	(6)	—	21,306	46.05	2/23/2031	—	—	—	—
	2/23/2021	(7)	9,779	12,575	46.05	2/23/2031	—	—	—	—
	2/23/2021	(7)	—	—	—	—	10,994	197,672	—	—
	2/22/2022	(8)	—	—	—	—	73,746	1,325,953	—	—
Lindsay Nelson		(12)	—	—	—	—	—	—	—	—

(1)
Vests 25% commencing on July 1st of the first year following the date of grant and 6.25% of the remaining shares shall vest in equal quarterly installments over the remaining three years of the vesting period.
(2)
Represents the target number of shares to be issued assuming that, for the period from July 1, 2022 through July 1, 2025, performance targets are achieved. The MSUs shall vest on July 1, 2025 and will settle shortly following certification of achievement of the performance criteria, with 25% vesting if our stock price is equal to or greater than $35.00 but less than $45.00, 50% if our stock price is equal to or greater than $45.00 but less than $55.00 and 100% if our stock price is equal to or greater than $55.00, subject to continuous employment with, or performance of services for, the Company. Depending on the Company’s performance, Mr. Goldberg may receive no awards or up to the target amount reflected.
(3)
Vests 25% commencing on October 31st of the first year following the date of grant and 6.25% of the remaining shares shall vest in equal quarterly installments over the remaining three years of the vesting period.
(4)
Represents the target number of shares to be issued assuming that, for the period from October 31, 2022 through October 31, 2025, performance targets are achieved. The MSUs shall vest on October 31, 2025 and will settle shortly following certification of achievement of the performance criteria, with 25% vesting if our stock price is equal to or greater than $35.00 but less than $45.00, 50% if our stock price is equal to or greater than $45.00 but less than $55.00 and 100% if our stock price is equal to or greater than $55.00, subject to continuous employment with, or performance of services for, the Company. Depending on the Company’s performance, Mr. Noonan may receive no awards or up to the target amount reflected.

(5)
Vests in four equal annual installments commencing on February 15th of the first year following the date of grant.
(6)
Vests 100% on February 15, 2024, following thirty-six months of continued service from date of the grant.
(7)
Vests 25% commencing on February 15th of the first year following the date of grant and 6.25% of the remaining shares shall vest in equal quarterly installments over the remaining three years of the vesting period.
(8)
Vests 33.33% commencing on February 15th of the first year following the date of grant and 8.33% of the remaining shares shall vest in equal quarterly installments over the remaining two years of the vesting period.
(9)
Vests 25% on August 1, 2022 and 6.25% of the remaining shares shall vest in equal quarterly installments over the remaining three years of the vesting period.
(10)
Vests 100% on August 1, 2024, following thirty-one months of continued service from date of the grant.
(11)
Vests in four equal annual installments commencing on April 15th of the first year following the date of grant.
(12)
Ms. Nelson resigned from the Company effective February 28, 2022.
(13)
The amounts reported in this column represent the market value of shares or units of stock that have not vested calculated by multiplying the number of stock awards that have not vested by $17.98, the closing price of the Company’s common stock on The Nasdaq Stock Market as of December 30, 2022, the last trading day in 2022.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting during 2022 of stock awards held by the named executive officers. None of our NEOs exercised stock options during 2022.

		Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
Seth Kalvert	2/15/2022	21,146	599,912
	5/13/2022	1,357	30,953
	8/11/2022	45,187	1,178,025
	8/15/2022	1,357	37,100
	11/15/2022	1,357	29,203
Stephen Kaufer	2/22/2022	27,797	753,855
	8/1/2022	265,706	5,051,071
	11/1/2022	6,649	157,049
Ernst Teunissen	2/15/2022	25,790	731,662
	5/13/2022	4,780	109,032
	8/15/2022	4,780	130,685
	11/15/2022	4,781	102,887
	12/30/2022	62,124	1,109,535
Kanika Soni	2/15/2022	9,276	263,160
	4/14/2022	16,061	420,798
	5/13/2022	1,221	27,851
	8/11/2022	56,484	1,472,538
	8/15/2022	1,221	33,382
	11/15/2022	1,222	26,297
Lindsay Nelson	2/15/2022	16,089	456,445

(1)
The amounts reported in this column represent the gross number of shares acquired upon the vesting of RSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.
(2)
The amounts reported in this column represent the aggregate dollar value realized upon the vesting of RSUs calculated by multiplying the gross number of RSUs vested by the closing price of Tripadvisor common stock on The Nasdaq Stock Market on the vesting date or, if the vesting occurred on a day on which The Nasdaq Stock Market was closed for trading, the next trading day.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified for our employees.

Potential Payments Upon Termination or Change in Control

We entered into employment agreements with each of Messrs. Goldberg, Noonan, Kalvert, Kaufer and Teunissen and offer letters with Lindsay Nelson and Kanika Soni. Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below.

We believe that a strong and experienced management team is essential and in the best interests of our company and our stockholders. In addition, we recognize that the possibility of a change in control could arise and that such an event could result in the departure of our senior leaders to the detriment of the Company and our stockholders. As a result, we adopted the Severance Plan applicable to certain senior leaders. The plan formalizes and standardizes our severance practices for our most senior leaders. Adoption of the Severance Plan was approved by the Compensation Committees. The Severance Plan applies to all named executive officers, including Mr. Kaufer. While the benefits are generally consistent with the severance benefits provided for in individual employment agreements, there are some differences. In addition, under the terms of the Severance Plan, in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the officer will prevail.

Change of Control Provisions

The 2023 Plan provides that, unless otherwise specified in the applicable award agreement, upon a named executive officer’s termination of employment by the Company within 30 days prior to or the two-year period following a Change in Control other than for “Cause” or “Disability,” or by the participant for “Good Reason,” as each term is defined in the plans, the following shall occur:

•
stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right; and
•
all other awards will become fully vested (with any performance-based awards being deemed met at target) and the restrictions and conditions on all other awards will automatically be deemed waived.

Matt Goldberg Employment Arrangement

On May 2, 2022, Tripadvisor, LLC entered into an employment agreement with Mr. Goldberg. The employment agreement provides that during the term of his employment:

•
Mr. Goldberg will be paid an annual base salary of $800,000, which base salary will increase to $900,000 effective January 1, 2023.
•
Mr. Goldberg received a signing bonus of $500,000, but he will be required to repay such amount to the Company in full if Mr. Goldberg terminates his employment with the Company by resigning without Good Reason or if the Company terminates his employment for Cause (as such terms are defined in the employment agreement) prior to Mr. Goldberg completing 12 months of employment.
•
For a period of no less than twelve months commencing on his start date, the Company will pay Mr. Goldberg $10,000 per month to maintain a residence within 20 miles of the Company’s Needham office.
•
Pursuant to the 2018 Plan, Mr. Goldberg received a one-time equity award of market based restricted stock units (MSUs”) with a grant date value of $3,500,000. The MSUs will vest on the third anniversary of his start date (the “Vesting Date”), based on the achievement of the following stock price hurdles: 25% vesting if the Reference Price (as defined below) is equal to or greater than $35.00 but less than $45.00, 50% of the MSUs vesting if the Reference Price is equal to or greater than $45.00 but less than $55.00; and 100% of the MSUs vesting if the reference price is equal to or greater than $55.00, subject to Mr. Goldberg remaining employed with the Company through the Vesting Date (except for certain termination events, as summarized below. Reference Price means a volume weighted average price of a share as reported on Bloomberg (or equivalent wire service) over a thirty trading day period between the first anniversary of the state date the Vesting Date, with such Reference Prices to be binary with no interpolation.

•
Mr. Goldberg will receive an award of RSUs and stock options pursuant to the 2018 Stock Plan, such awards representing annual awards for 2022 and 2023. The RSUs will have an award value of $4,762,500 and the stock options will have an award value of $4,762,500, and will each vest 25% on the first anniversary of the start date, and 6.25% on the first day of each of the next 12 quarters, such that both awards are fully vested on the fourth anniversary of the start date, in each case, subject to Mr. Goldberg remaining employed with the Company through the applicable vesting date (except for certain termination events summarized below.
•
Mr. Goldberg will be eligible for an annual bonus, subject to achievement of individual and corporate objectives to be established and to approval of the Company’s Compensation Committee, with a target of 100% of base salary. For 2022 only, Mr. Goldberg will receive a minimum bonus amount of $800,000 that will be pro rated based on his start date.
•
Beginning in 2024, Mr. Goldberg will be eligible for annual equity grants pursuant to the Company’s 2023 Plan, with an annual target award value of $6,350,000 in a combination of RSUs, stock options and/or other forms of equity award, subject to achievement of individual and corporate objectives and other terms and conditions, including with respect to vesting, approval by the Company’s Compensation Committee.

Mr. Goldberg will participate in the Tripadvisor, Inc. Executive Severance Plan (the “Severance Plan”) and, as such, is eligible to receive severance benefits pursuant to the Severance Plan under certain circumstances, including involuntary termination of employment by the Company without Cause, outside of a Change in Control or an involuntary termination of his employment by the Company without Cause or by Mr. Goldberg for Good Reason in connection with such Change in Control, as each of those terms is used in the Severance Plan. In addition to the benefits that he would otherwise be entitled to under the Severance Plan, Mr. Goldberg will be entitled to the following rights and benefits:

•
in the case of the termination of his employment due to his death, payment of his 2022 annual bonus (if not paid) and the full acceleration of any outstanding and unvested equity awards, with the Reference Price for the MSUs being deemed to be achieved at 100%;
•
in the case of the termination of his employment without Cause or for Good Reason (as such terms are defined in the employment agreement), not in connection with a Change in Control (as such term is defined in the Severance Plan), (A) the Company will consider in good faith the payment of an annual bonus on a pro rata basis for the year in which the termination of employment occurs, and (B) all equity awards that are outstanding and unvested at the time of such termination but which would but for termination of employment have vested during the 18 month following such termination shall vest as of the date of such termination (including on a pro-rata basis for cliff vesting), subject to the achievement of any performance conditions applicable to such equity awards (including the PSUs); and
•
in the case of death or a termination of employment by the Company without Cause or by Mr. Goldberg for Good Reason outside of a Change in Control (as such terms are defined in the Letter Agreement), any vested stock options (including pursuant to any acceleration provisions) shall remain exercisable through the date that is 18 months following the date of any termination of his employment.

Mr. Goldberg has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from the Effective Date through 12 months after the termination of employment.

Michael Noonan Employment Arrangement

On October 10, 2022, Tripadvisor, LLC entered into an employment letter agreement with Mr. Noonan. The employment letter agreement, provides that:

•
During his employment, Mr. Noonan will be paid an annual base salary of $525,000.
•
Mr. Noonan received a signing bonus of $400,000 payable in January 2023 but will be required to repay such amount to the Company in full if Mr. Noonan terminate his employment with the Company due to his death, resigns without Good Reason (as defined in the employment agreement) or if the Company terminates his employment for Cause (as defined in the Severance Plan) prior to completing 12 months of employment from his start date.
•
Mr. Noonan received a one-time equity award pursuant to the 2018 Plan with an aggregate grant date value of $2,750,000. Of such award, $916,667 was issued in form of RSUs, $916,667 was issued in the form of MSUs and $916,667 was issued in the form of Options. The MSUs will vest on the third anniversary of the grant date (the “Vesting Date”) based on achievement of the following stock price hurdles: 25% of the MSUs vesting if the Reference Price (as defined below) is equal to or greater than $35.00 but less than $45.00; 50% of the MSUs vesting if the Reference Price is equal to or greater than $45.00 but less than $55.00; and 100% of the MSUs vesting if the Reference Price is equal to or greater than $55.00, subject to Mr. Noonan remaining employed with the Company through the Vesting Date except for certain termination events, as summarized below). Reference Price means a volume weighted average price of a share as reported on

Bloomberg (or equivalent wire service) over a thirty trading day period between the first anniversary of the grant date and the Vesting Date, such Reference Prices to be binary with no interpolation. Both RSU and Option awards will vest 25% on the first anniversary of the grant date, and 6.25% will vest quarterly thereafter, subject to earlier forfeiture in the event of his separation of employment for any reason by Mr. Noonan or by the Company. The Options shall have an exercise price per share equal to the closing price of the shares of common stock on the grant date.
•
In the first quarter of 2023, at the same time that the Company awarded its annual equity grants to employees pursuant to the 2018 Plan and as part of the Company’s long-term equity incentive program, Mr. Noonan will receive another award of equity award pursuant to the 2018 Plan, with a target aggregate grant date value for 2023 in the amount of $2,750,000 (the “Annual Grant”). Vesting of the Annual Grant will be in the same form, subject the same vesting schedule and subject to the achievement of the same individual and Company performance metrics as the Company provides for its other senior executives.
•
During his employment, Mr. Noonan will be eligible for an annual bonus, subject to achievement of individual and corporate objectives to be established and to the approval of the Company’s Compensation Committee, with a target of 80% of base salary. For 2022, Mr. Noonan will receive a pro-rated bonus in an amount no less than $100,000.
•
Beginning in 2024, Mr. Noonan will be eligible for annual equity grants pursuant to the Company’s 2023 Plan, with an annual target award value of $2,750,000 in a combination of RSUs, Options and/or other forms of equity award, subject to achievement of individual and corporate objectives and other terms and conditions, including with respect to vesting, approval by the Company’s Compensation Committee.
•
Mr. Noonan will participate in the Severance Plan and, as such, is eligible to receive severance benefits pursuant to the Severance Plan under certain circumstances, including involuntary termination of employment by the Company without Cause, not in connection with a Change in Control (as such term is defined in the Severance Plan), and the involuntary termination of his employment by the Company without Cause or resignation by him for Good Reason (as each such term is defined in the Severance Plan). In addition, Mr. Noonan is eligible to receive severance benefits in the event he resigns for Good Reason (as defined in the employment agreement) not in connection with a Change in Control.

Mr. Noonan has agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from his start date through the 12-month period after a termination of his service with the Company. The non-compete will not apply if Mr. Noonan’s employment is terminated by the Company without cause or in connection with a position elimination or layoff. All post-employment restrictions will be extended to 24 months if Mr. Noonan breaches his fiduciary duty to the Company or unlawfully takes, physically or electronically, property belonging to the Company or any of its parents, subsidiaries, divisions or units.

Seth J. Kalvert Employment Arrangement

Effective May 19, 2016, the Company entered into an employment agreement with Mr. Kalvert that is subject to a two-year term, although this agreement was amended effective February 19, 2018 to, among other things, extend the term to March 31, 2021. Effective March 29, 2021, Mr. Kalvert’s employment agreement was replaced and superseded in its entirety by a new letter agreement. The terms of the new letter agreement are generally consistent with those originally provided for in the employment agreement and are described below.

Pursuant to the employment arrangement with Mr. Kalvert, in the event that he terminates his employment for Good Reason or is terminated by the Company without Cause (in each case as such terms are defined in the employment agreement and as set forth below), then:

•
The Company will continue to pay his base salary for 12 months following the termination date, provided that such payments will be offset by any amount earned from another employer during such time period;
•
The Company will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•
The Company will pay COBRA health insurance coverage for Mr. Kalvert and his eligible dependents until the earlier of 12 months following termination or the date Mr. Kalvert becomes re-employed or otherwise ineligible for COBRA coverage;
•
All equity awards held by Mr. Kalvert that otherwise would have vested during the later of the 12-month period following termination of his employment or August 31, 2022, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•
Mr. Kalvert will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

In the event that his employment terminates by reason of his death, Mr. Kalvert will be entitled to continued payment of base salary through the end of the month in which such death occurs. In the event Mr. Kalvert is absent from full-time performance of his duties due to disability, the Company will continue to pay, through the termination of employment, Mr. Kalvert’s base salary offset by any amounts payable during such period under any disability insurance plan or policy provided by the Company. In addition, any outstanding equity awards will continue to vest during such period and until his termination of employment.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kalvert executing and not revoking a separation and release in favor of the Company. In addition, Mr. Kalvert agreed to be restricted from competing with the Company or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of employment.

Stephen Kaufer Employment Arrangement

In March 2014, Tripadvisor, LLC entered into an employment agreement with Mr. Kaufer, with an original term of five years. This agreement was amended effective November 28, 2017 to, among other things, extend the term to March 31, 2023.

In light of Mr. Kaufer's retirement announcement, on May 3, 2022, the Company entered into a Consulting Services Agreement with Mr. Kaufer, Co-Founder, President and Chief Executive Officer of the Company, in order to facilitate an orderly transition to Mr. Goldberg, the successor President and Chief Executive Officer. Mr. Kaufer resigned from his role as President and Chief Executive Officer of the Company concurrently with Mr. Goldberg joining the Company in such role. The term of the Consulting Services Agreement shall commence on July 2, 2022 and continue until July 1, 2024. Pursuant to such agreement, Mr. Kaufer will continue to provide strategic advisory and consulting services to Mr. Goldberg, or other senior executives of the Company or members of the Tripadvisor Board of Directors. Mr. Kaufer also agreed to continue to comply with certain restrictive covenants regarding nondisclosure, developments and non-competition.

In consideration for such agreements and the provision of the services described in the Consulting Services Agreement, the Company agreed that:

•
Certain unvested equity awards granted to Mr. Kaufer, that would otherwise be forfeited, shall continue to vest during the term of the Consulting Services Agreement in their normal course in accordance with the terms of the award documents, and
•
All vested stock options shall expire either 90 days from the termination of the Consulting Services Agreement or upon the original expiration date, whichever is earlier

Ernst Teunissen Employment Arrangement

On October 6, 2015, the Company entered into an agreement with Mr. Teunissen, effective November 9, 2015. Such employment agreement commenced on November 9, 2015 and was to expire on March 31, 2018, unless sooner terminated in accordance with its terms. This agreement was amended effective November 28, 2017 to, among other things, extend the term to March 31, 2021. This agreement was amended again on May 8, 2020, to, among other things, extend the term to May 31, 2022 and provide for a target payment, to be paid in cash or shares of the Company’s common stock (in the Company’s sole discretion), in an amount equal to the difference between a maximum payment of $7 million and the aggregate intrinsic value of Mr. Teunissen’s equity awards that were scheduled to vest between May 1, 2020 and May 31, 2022, as measured using the average market price of the Company’s common stock for the ten trading days immediately prior to May 31, 2022.

Following Mr. Teunissen resignation from the Company, on October 10, 2022, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with Mr. Teunissen, Senior Vice President and Chief Financial Officer of the Company, in order to facilitate an orderly transition to Mr. Noonan, the successor Chief Financial Officer. Mr. Teunissen resigned from his role as Chief Financial Officer of the Company concurrently with Mr. Noonan joining the Company in such role but remained as Senior Vice President and Chief Executive of Viator, TheFork and Cruise Critic through January 1, 2023 (the “Transition Period”) and facilitated the transition to the Company’s new Chief Financial Officer. Pursuant to the Transition Services Agreement, Mr. Teunissen continued to provide strategic advisory and consulting services to the Company’s Chief Executive Officer on key strategy and finance initiatives, as well as facilitate the transition of the Company’s new Chief Financial Officer through the Transition Period. Mr. Teunissen also agreed to continue to comply with certain restrictive covenants regarding nondisclosure, developments and non-competition. In consideration for such agreements and the provision of the services described in the Transition Services Agreement, the Company agreed as follows:

•
Mr. Teunissen’s annual compensation and benefits shall continue, as they currently exist, through the end of the Transition Period;
•
Although Mr. Teunissen will not be employed by the Company on the date the Company will pay out its annual bonuses for the fiscal year ended December 31, 2022 pursuant to the Stock Plan, Mr. Teunissen shall nonetheless be entitled to receive an annual bonus for the fiscal year 2022, based on actual performance (including previously established individual and Company performance metrics), provided that Mr. Teunissen does not resign and the Company does not terminate his employment for cause prior to the end of the Transition Period.
•
Mr. Teunissen’s equity awards will continue to vest through the Transition Period in their normal course in accordance with the terms of the award documents.
•
At the end of the Transition Period, Mr. Teunissen’s equity awards that are time-based and that are outstanding and unvested as of the end of the Transition Period, but that would have vested from January 2, 2023 through May 30, 2023 had Mr. Teunissen’s employment continued through this period, shall accelerate and vest as of January 1, 2023. In the case of Mr. Teunissen’s PSUs, vesting will be based on actual performance through December 31, 2022 in accordance with the terms of the award documents. Stock options that have vested, including those through acceleration, shall remain exercisable through the date that is the earlier of (1) December 31, 2024 or (2) the expiration date of the relevant stock option.

During the Transition Period, it is contemplated that Mr. Teunissen will enter into a Consulting Agreement with the Company pursuant to which he will continue to provide consulting services, including facilitating a smooth CFO transition, from January through March 2023.

Kanika Soni Employment Arrangement

On February 1, 2019, the Company entered into an offer letter with Ms. Soni with a start date effective April 15, 2019. Pursuant to the offer letter, Ms. Soni is entitled to the benefits of the Company’s Severance Plan for senior leaders as described in more detail below. Simultaneous with entering into the new offer letter, Ms. Soni entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Ms. Soni agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of employment.

On November 28, 2022, the Company and Ms. Soni agreed that Ms. Soni would leave her position as Chief Commercial Officer of the Company, effective January 15, 2023. During the period from January 16, 2023 through April 1, 2023, Ms. Soni served as an Advisor to the Company’s Chief Executive Officer working on such projects as determined by him. For purposes of the Company’s Executive Severance Plan and Summary Plan Description (the “Severance Plan”), Ms. Soni’s departure was treated as a termination of employment without Cause, as defined in the Severance Plan, as of April 1, 2023 (the “Termination Date”).

In consideration for such service, through the Termination Date, Ms. Soni:

•
Continued to receive her current base salary;
•
Continued to be eligible to participate in the employee benefit plans made available by the Company to its employees, including vacation and sick time;
•
Continued to remain eligible to vest in outstanding awards under the Company’s 2018 Stock and Annual Incentive Plan, as amended (the “Stock Plan”); and
•
Received a 2022 corporate bonus payout based on actual performance, such bonus to be calculated in the same manner as 2022 earned corporate bonuses are calculated for the Company’s employees generally and to be paid, less required withholding taxes or other similar governmental payments or charges, at the same time that the 2022 earned corporate bonuses are paid to the Company’s employees generally.

In addition to the benefits mentioned above, Ms. Soni’s equity awards issued pursuant to the Stock Plan (e.g. restricted stock units, stock options or similar instruments), that were time-based and outstanding and unvested as of the Termination Date, but that would have vested from April 2, 2023 through April 1, 2024 had Ms. Soni’s employment continued through this period, accelerated and vested as of the Termination Date. Consistent with the Severance Plan, Ms. Soni will continue to receive base salary payments for the twelve-month period following the Termination Date (which are subject to offset by any amount earned from a subsequent employer), and up to twelve months of payments of the Company’s portion of COBRA premiums for health insurance plan continuation coverage. The restricted stock units settled in accordance with the terms of their respective award agreement. Stock options that have vested as of the Termination Date, including those with accelerated vesting as described above, shall remain exercisable through the date that is the earlier of (i) the date that is eighteen (18) months following the Termination Date or (ii) the expiration date of the relevant stock option. Ms. Soni’s severance benefits are conditioned on her execution and non-revocation of a general release of claims in favor of the

Company at the time she initially executes the separation agreement and on the Termination Date, and the continued compliance with certain restrictive covenant obligations, including non-disparagement and non-solicitation covenants.

Lindsay Nelson Employment Arrangement

On September 25, 2018, the Company entered into an offer letter with Ms. Nelson with a start date effective November 5, 2018. Pursuant to the employment arrangement, Ms. Nelson is entitled to the benefits of the Company’s Severance Plan for senior leaders as described in more detail below. Simultaneously with entering into the new offer letter, Ms. Nelson entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Ms. Nelson agreed to be restricted from competing with Tripadvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through one year after the effective date of the termination of employment.

Effective November 16, 2021, the Company and Ms. Nelson entered into a Separation Agreement pursuant to which they agreed that Ms. Nelson would leave her position as Chief Brand and Marketing Officer of the Company effective January 9, 2022. Thereafter, Ms. Nelson served the Company in an advisory role through February 28, 2022. The Separation Agreement provided that, for purposes of the Company’s Severance Plan, Ms. Nelson’s departure was treated as a termination of employment without Cause as of January 9, 2022. In addition to the benefits to which Ms. Nelson is entitled under these circumstances pursuant to Section 3.1 of the Severance Plan, Ms. Nelson also received the following benefits:

•
During the period from January 10, 2022 through February 28, 2022 (the “Transition Period”), Ms. Nelson continued to serve as a part-time employee of the Company working on such projects as determined by the Company’s Chief Executive Officer. In consideration for such service, during the Transition Period, Ms. Nelson (i) received a reduced salary of $2,000 bi-weekly; (ii) continued to be eligible to participate in the employee benefit plans made available by the Company to its employees, including vacation and sick time; and (iii) was treated as an employee for purposes of the 2018 Plan. Following the Transition Period, all issued but unvested equity awards held by Ms. Nelson were canceled.
•
The Company also agreed to consider in good faith the payment of an annual bonus based on actual performance for 2021; such amount to be paid (if any) and calculated in the same manner as 2021 earned corporate bonuses are calculated for the Company’s employees generally and at the same time as 2021 earned corporate bonuses are paid to the Company’s employees and will be subject to the approval of the Compensation Committee of the Board. As described above, the Compensation Committees ultimately determined to pay Ms. Nelson an annual bonus for 2021 in the amount of $192,780.

In connection with such termination, Ms. Nelson executed a separation and release in favor of Tripadvisor.

Definitions

Under the terms of the employment arrangements, 2018 Plan and Severance Plan, except as otherwise indicated, the following terms have the following meanings:

Cause means: (i) the plea of guilty or nolo contendere to, or conviction for, a felony offense by the executive; provided, however, that after indictment, Tripadvisor may suspend the executive from rendition of services but without limiting or modifying in any other way Tripadvisor’s obligations under the applicable employment agreement, (ii) a material breach by the executive of a fiduciary duty owed to Tripadvisor or its subsidiaries, (iii) material breach by the executive of certain covenants of the applicable employment agreement, (iv) the willful or gross neglect by the executive of the material duties required by the applicable employment agreement or (v) a knowing and material violation by the executive of any Tripadvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of the conduct described in clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided with written notice thereof.

Change in Control means any of the following events:

(i)
The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than LTRIP and its affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or
(ii)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)
Consummation of a reorganization, conversion or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding LTRIP and its respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or
(iv)
Approval by our stockholders of a complete liquidation or dissolution of the Company.

Good Reason means the occurrence of any of the following without the executive’s prior written consent: (A) the Company's material breach of any material provision of the applicable employment agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at the Company, (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 20 miles outside of their location of employment; provided that in no event shall the executive’s resignation be for Good Reason unless (x) an event or circumstance set forth in clauses (A) through (D) will have occurred and the executive provides the Company with written notice thereof within 30 days after the executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that the executive believes constitutes Good Reason, (y) the Company fails to correct the event or circumstance so identified within 30 days after receipt of such notice, and (z) the executive resigns within 90 days after the date of delivery of the notice referred to in clause (x) above.

Notwithstanding the terms of the employment arrangements described above, under the terms of the Severance Plan in the event of any conflict or inconsistency between the terms of any employment agreement and the Severance Plan, the terms more beneficial to the employee will prevail. For a description and quantification of the estimated potential payments in the event of a termination without Cause, resignation for Good Reason, Change in Control and termination without Cause or resignation for Good Reason in connection with a Change in Control, please see the section above entitled “Potential Payments Upon Termination or Change in Control.” The amounts reflected in this table reflect the “better of” the terms between the employment arrangements, the 2023 Plan and the Severance Plan.

Severance Plan

Effective August 7, 2017, the Company adopted the Severance Plan applicable to certain senior leaders of the Company, including all of the NEOs. The Severance Plan formalizes and standardizes the Company’s severance practices for certain designated employees. Employees covered by the Severance Plan generally will be eligible to receive severance benefits in the event of a termination by the Company without Cause or, under certain circumstances, resignation by the employee for Good Reason. If a termination of employment occurs in connection with a Change in Control, the participants would generally be eligible to receive enhanced severance benefits. The severance benefits provided pursuant to the Severance Plan are determined based on the job classification of the employees and, in certain cases, his or her years of service with the Company.

Under the Severance Plan, in the event of a termination by the Company without Cause more than three months prior to a Change in Control or more than 12 months following a Change in Control, the severance benefits for the employee generally shall consist of the following:

•
continued payment of base salary for a period ranging from six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service); and
•
continuation of coverage under the Company’s health insurance plan through the Company’s payment of COBRA premiums for a period ranging from six to 18 months following the date of such employee’s termination of employment (in such case, based on the employee’s classification within the organization and years of service).

Under the Severance Plan, in the event of a termination by the Company without Cause or by the employee for Good Reason, in each case within three months prior to or 12 months following a Change in Control, the severance benefits for the participant shall consist of the following:

•
payment of a lump sum amount equal to (i) a minimum of 12 and up to 24 months of the participant’s base salary, plus (ii) the participant’s target bonus multiplied by 1, 1.5 or 2 (in each case, based on employee’s classification within the organization and years of service); and
•
payment of a lump sum amount equal to the premiums required to continue the participant’s medical coverage under the Company’s health insurance plan for a period ranging from 12 to 24 months (in such case, based on employee’s classification within the organization and years of service).

The foregoing summary is qualified in its entirety by reference to the Severance Plan, which is incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on August 7, 2017.

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to each of our named executive officers (except with respect to Mr. Kaufer and Ms. Nelson whose severance benefits actually received upon terminations of employment in 2022 are described below in the table) in the following circumstances: (i) termination of employment as a result of death of the NEO; (ii) a termination of employment by the Company without Cause not in connection with a Change in Control, (iii) resignation by him or her for Good Reason not in connection with a Change in Control, (iv) a Change in Control or (v) a termination of employment by the Company without Cause or by him or her for Good Reason in connection with a Change in Control. No benefits are payable upon a resignation by the NEO without Good Reason, termination of employment by the Company for Cause. Upon a termination of employment due to the NEO's disability or retirement, no benefits are provided, other than an extension of time for the exercise of any outstanding options.

The amounts shown in the table (i) assume that the triggering event was effective December 31, 2022; (ii) are based on the terms of the employment arrangements in effect as of December 31, 2022 and do not reflect any subsequent amendments; and (iii) are based on the “better of” the terms set forth in the respective employment arrangements or the terms of the Severance Plan. The price of the Company's common stock on which certain calculations are based was $17.98 per share, the closing price of the Company's common stock on Nasdaq on December 31, 2022. These amounts are estimates of the incremental amounts that would be paid out to each NEO upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

As discussed above, Ms. Nelson and Mr. Kaufer's employment with the Company terminated on January 9, 2022 and July 1, 2022, respectively. Accordingly, information regarding the amount of compensation actually received by Ms. Nelson and Mr. Kaufer in connection with their respective terminations of employment is set forth in narrative disclosure following the table.

Name and Benefit	Death ($)(1)	Termination Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)	Termination w/o Cause or for Good Reason in connection with Change in Control ($)	Equity Awards Vesting Post Termination other than Death
Matt Goldberg
Salary	—	1,200,000	1,200,000	—	1,600,000	—
Bonus (2)	—	480,000	480,000	—	802,192	—
Equity Awards (3)	17,780,355	3,857,168	3,857,168	—	17,780,355	—
Health & Benefits (4)	—	44,388	44,388	—	59,184	—
Total estimated value	17,780,355	5,581,556	5,581,556	—	20,241,731	—
Michael Noonan
Salary	—	525,000	525,000	—	787,500	—
Bonus (2)	—	100,000	100,000	—	105,288	—
Equity Awards (3)	2,395,545	230,034	230,034	—	2,395,545	—
Health & Benefits (4)	—	28,661	28,661	—	42,991	—
Total estimated value	2,395,545	883,695	883,695	—	3,331,324	—
Seth J. Kalvert
Salary	—	515,000	515,000	—	772,500	—
Bonus (2)	—	475,000	475,000	—	618,000	—
Equity Awards (3)	2,592,048	1,520,143	1,520,143	—	2,592,048	—
Health & Benefits (4)	—	28,880	28,880	—	43,320	—
Total estimated value	2,592,048	2,539,023	2,539,023	—	4,025,869	—
Ernst Teunissen
Salary	—	552,000	552,000	—	828,000	—
Bonus (2)	—	520,000	520,000	—	662,400	—
Equity Awards (3)	1,558,691	1,558,691	1,558,691	—	1,558,691	—
Health & Benefits (4)	—	28,661	28,661	—	42,991	—
Total estimated value	1,558,691	2,659,352	2,659,352	—	3,092,083	—
Kanika Soni
Salary	—	530,000	530,000	—	795,000	—
Bonus (2)	—	430,000	430,000	—	715,500	—
Equity Awards (3)	2,389,992	1,516,373	1,516,373	—	2,389,992	—
Health & Benefits (4)	—	20,274	20,274	—	30,412	—
Total estimated value	2,389,992	2,496,648	2,496,648	—	3,930,903	—

(1)
Pursuant to the Company’s 2018 Plan, upon a participant’s termination of employment by reason of death, any award that was unvested at the time of death will automatically vest, including performance awards which will vest at target.
(2)
Represents actual bonus amount for 2022, the payment of which the Company must consider in good faith pursuant to the terms of the employment agreement.
(3)
Pursuant to the 2018 Plan and/or the employment arrangements entered into with the executives, (i) upon a termination of employment by death, all unvested awards automatically vest and options remain exercisable until the earlier of (A) the first anniversary of the date of death, and (B) the expiration of the term of the option; (ii) upon a termination of employment without Cause or a resignation by the employee for Good Reason, not in connection with a Change in Control, all equity awards held by such executive officers that otherwise would have vested during the 12-month period following termination, accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and (iii) upon a termination of employment without Cause or a resignation by the employee for Good Reason, in connection with a Change in Control, all equity awards held by such executive officers accelerate and become fully vested and exercisable and performance awards shall be considered earned at target and all restrictions shall lapse.
(4)
Assumes extension of benefits or payment of the cost of benefits for a period of time following termination, pursuant to the terms of the employment agreement or the Severance Plan.

Actual Payments upon Termination of Employment

Ms. Nelson's employment with the Company terminated effective January 9, 2022. In connection with her termination, Ms. Nelson received the following benefits:

•
salary continuation for 12 months following the date of termination, in the amount of $419,769;
•
annual bonus for 2021 in the amount of $192,780;
•
continuation of health benefits for a period of 12 months following termination, such benefit having a value of $8,957.

Mr. Kaufer’s employment with the Company terminated effective as of July 1, 2022. As Mr. Kaufer voluntarily retired from the Company, he was not entitled to any payments in connection with the termination of his employment as the President and CEO.

DIRECTOR COMPENSATION

Overview

The Board sets non-employee director compensation which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Tripadvisor common stock to further align their interests with those of our stockholders. Each non-employee director of Tripadvisor is eligible to receive the following compensation:

•
An annual cash retainer of $50,000, paid in equal quarterly installments;
•
An RSU award with a value of $250,000 (based on the closing price of Tripadvisor’s common stock on Nasdaq on the date of grant), upon such director’s election to office, subject to vesting in full on the first anniversary of the grant date and, in the event of a Change in Control (as defined in the 2023 Plan and above), full acceleration of vesting;
•
An annual cash retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairman); and
•
An additional annual cash retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairman of the Compensation Committees.

We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the Board.

Tripadvisor employees do not receive compensation for serving as directors. Accordingly, neither Mr. Goldberg nor Mr. Kaufer received any compensation for their service as directors.

Non-Employee Director Deferred Compensation Plan

Under Tripadvisor’s Non-Employee Director Deferred Compensation Plan, the non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of Tripadvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on Tripadvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of Tripadvisor, a director will receive (i) with respect to share units, such number of shares of Tripadvisor common stock as the share units represent and (ii) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2022 Non-Employee Director Compensation Table

The following table shows the compensation information for the non-employee directors of Tripadvisor for the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Gregory B. Maffei	65,000	249,984	314,984
Jay C. Hoag	65,000	249,984	314,984
Betsy L. Morgan	75,000	249,984	324,984
M. Greg O’Hara	50,000	249,984	299,984
Jeremy Philips	70,000	249,984	319,984
Albert Rosenthaler	50,000	249,984	299,984
Trynka Shineman Blake	70,000	249,984	319,984
Jane Jie Sun	50,000	249,984	299,984
Robert S. Wiesenthal	80,000	249,984	329,984

(1)
The amounts reported in this column represent the annual cash retainer amounts for services in 2022, including fees with respect to which directors elected to defer and credit towards the purchase of share units representing shares of the Company common stock pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.
(2)
The amounts reported in this column represent the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718, and therefore may not correspond to the actual value that will be recognized by the non-employee directors from their awards.
(3)
As of December 31, 2022, each of the directors held 12,800 RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table presents information as of April 17, 2023, relating to the beneficial ownership of Tripadvisor’s capital stock by (i) each person or entity known to Tripadvisor to own beneficially more than 5% of the outstanding shares of Tripadvisor’s common stock or Class B common stock, (ii) each director and director nominee of Tripadvisor, (iii) the named executive officers and (iv) our executive officers and directors, as a group. In each case, except as otherwise indicated in the footnotes to the table, the shares are owned directly by the named owners, with sole voting and dispositive power. Unless otherwise indicated, beneficial owners listed in the table may be contacted at Tripadvisor’s corporate headquarters at 400 1st Avenue, Needham, Massachusetts 02494.

Shares of Tripadvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Tripadvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of Tripadvisor common stock and Class B common stock and the percentage of each such class listed also include shares of common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested, within 60 days of April 17, 2023, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

The percentage of votes for all classes of Tripadvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock. There were 129,310,431 shares of common stock and 12,799,999 shares of Class B common stock outstanding on April 17, 2023.

	Common Stock			Class B Common Stock			Percent (%) of Votes
Beneficial Owner	Shares		%	Shares		%	(All Classes)
5% Beneficial Owners
Liberty TripAdvisor Holdings, Inc.	29,245,893	(1)	20.6%	12,799,999	(1)	100%	56.1%
12300 Liberty Boulevard Englewood, CO 80112
The Vanguard Group	10,740,789	(2)	7.6%	0		0	4.2%
100 Vanguard Blvd, Malvern, PA 19355
BlackRock, Inc.	9,644,646	(3)	6.8%	0		0	3.8%
55 East 52nd Street, New York, NY 10022
PAR Investment Partners, L.P.	8,500,000	(4)	6.0%	0		0	3.3%
200 Clarendon Street, FL 48, Boston, MA 02116
Named Executive Officers and Directors
Gregory B. Maffei	107,186	(5)	*	0		0	*
Stephen Kaufer	2,920,942	(6)	2.0%	0		0	1.1%
Trynka Shineman Blake	34,150	(7)	*	0		0	*
Jay C. Hoag	39,953	(8)	*	0		0	*
Betsy Morgan	34,150	(7)	*	0		0	*
Greg M. O’Hara	1,743,341	(9)	1.2%	0		0	*
Jeremy Philips	44,762	(7)	*	0		0	*
Jane Jie Sun	27,043	(10)	*	0		0	*
Albert Rosenthaler	50,340	(7)	*	0		0	*
Robert S. Wiesenthal	44,762	(7)	*	0		0	*
Matt Goldberg	0		*	0		0	*
Michael Noonan	0		*	0		0	*
Seth J. Kalvert	437,485	(11)	*	0		0	*
Ernst Teunissen	485,841	(12)	*	0		0	*
Kanika Soni	318,638	(13)	*	0		0	*
Lindsay Nelson	0		*	0		0	*
All executive officers, directors and director nominees as a group (15 persons)	6,288,593	(14)	4.3%	0		0	2.4%

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based on information contained in a Schedule 13D/A filed with the SEC on August 12, 2022, by LTRIP. Consists of 16,445,894 shares of common stock and 12,799,999 shares of Class B Common Stock owned by LTRIP. Excludes shares beneficially owned by the executive officers and directors of LTRIP, as to which LTRIP disclaims beneficial ownership.

(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard beneficially owns 10,740,789 shares of common stock and has sole dispositive power with respect to 10,604,773 shares of common stock.
(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC on January 31, 2023, by BlackRock, Inc. According to the Schedule 13G/A, BlackRock beneficially owns and has sole dispositive power with respect to 9,644,646 shares of common stock and has sole voting power with respect to 9,212,788 shares.
(4)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2023, by PAR Investment Partners, L.P. According to the Schedule 13G/A, PAR beneficially owns and has sole dispositive power with respect to 8,500,000 shares of common stock and has sole voting power with respect to 8,500,000 shares.
(5)
Includes 1,938 shares of common stock that are held by the Maffei Foundation. Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation. Also includes 12,800 RSUs that will vest and settle within 60 days of April 17, 2023.
(6)
Includes options to purchase 1,942,715 shares of common stock that are currently exercisable, options to purchase 7,200 shares of common stock that will be exercisable within 60 days of April 17, 2023 and 6,649 RSUs that will vest and settle within 60 days of April 17, 2023.
(7)
Includes 12,800 RSUs that will vest and settle within 60 days of April 17, 2023.
(8)
Includes 12,800 RSUs that will vest and settle within 60 days of April 17, 2023. Mr. Hoag holds directly these RSUs and 27,153 shares resulting from RSUs that previously vested and has sole voting and dispositive power over these securities; however, TCV IX Management, L.L.C. has a right to 100% of the pecuniary interest in such securities. Mr. Hoag is a Member of TCV IX Management, L.L.C. and disclaims beneficial ownership of such RSUs and the shares underlying such RSUs except to the extent of his pecuniary interest therein. The remaining 2,281,000 shares are held directly by TCV IX Tumi, L.P., TCV IX Tumi (A), L.P., TCV IX Tumi (B), L.P., and TCV IX Tumi (MF), L.P. (the “TCV Funds”). Mr. Hoag is a Class A Member of Technology Crossover Management IX, Ltd. (“Management IX”) and a limited partner of Technology Crossover Management IX, L.P. (“TCM IX”). Management IX is the sole general partner of TCM IX, which in turn is the sole general partner of TCV IX, L.P., which in turn is the sole member of TCV IX TUMI GP, LLC, which in turn is the sole general partner each of the TCV Funds. Mr. Hoag does not hold voting or dispositive power over the shares held by the TCV Funds and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(9)
Includes (i) 1,713,859 shares of the Company’s common stock held by an entity affiliated with Certares Management LLC (together with its affiliates, “Certares”) that Mr. O’Hara may be deemed to beneficially own, and (ii) 12,800 RSUs that will vest and settle within 60 days of April 17, 2023. These RSUs, along with 16,682 shares resulting from RSUs that previously vested, were granted under the Company’s 2018 Plan to Mr. O’Hara in consideration for services rendered as a member of the Board. Mr. O’Hara is an employee of Certares. Pursuant to policies of Certares, Mr. O’Hara holds the RSUs and shares resulting from the vested RSUs described herein for the benefit of Certares. Mr. O’Hara disclaims beneficial ownership of the shares held by Certares except to the extent of Mr. O’Hara’s pecuniary interest in therein.
(10)
Includes 12,800 RSUs that will vest and settle within 60 days of April 17, 2023. These RSUs were granted under the Company’s 2018 Plan to Ms. Sun in consideration for services rendered as a member of the Company’s Board of Directors. Ms. Sun is an employee of Trip.com Group Limited or one of its affiliates (collectively, “Trip.com”). Ms. Sun disclaims beneficial ownership of any shares held by Trip.com except to the extent of Ms. Sun’s interest therein.
(11)
Includes options to purchase 360,638 shares of common stock that are currently exercisable, options to purchase 1,552 shares of common stock that will be exercisable within 60 days of April 17, 2023 and 9,035 RSUs that will vest and settle within 60 days of April 17, 2023.
(12)
Includes options to purchase 415,087 shares of common stock that are currently exercisable.

(13)
Includes options to purchase 178,426 shares of common stock that are currently exercisable.
(14)
Includes options to purchase 2,896,866 shares of common stock that are currently exercisable, options to purchase 8,752 shares of common stock that will be exercisable within 60 days of April 17, 2023 and 130,884 RSUs that will vest and settle within 60 days of April 17, 2023.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Delinquent Section 16(a) Reports

Pursuant to Section 16(a) of the Exchange Act, Tripadvisor officers and directors and persons who beneficially own more than 10% of the registered class of a registered class of Tripadvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish Tripadvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, Tripadvisor believes that all of the Company’s directors, officers and 10% beneficial holders complied with all of the reporting requirements applicable to them with respect to transactions during 2022, with the following exceptions: a Form 4 for Stephen Kaufer was filed eight days late on March 4, 2022, Form 4s for Seth Kalvert and Kanika Soni were filed one day late on May 18, 2022, two Form 4s for Geoffrey Gouvalaris on May 18, 2022 and October 25, 2022, both one day late, and two Form 4s for Ernst Teunissen filed on May 18, 2022 and November 21, 2022, one and two days late, respectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

Pursuant to the Company’s Related Party Transactions Policy, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock or immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify such a transaction. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of Tripadvisor and our stockholders.

The legal and accounting departments work with business units throughout Tripadvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•
On an annual basis, each director, director nominee and executive officer of Tripadvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director, director nominee or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.
•
Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.
•
Tripadvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•
Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of Tripadvisor and our stockholders.

Related Person Transactions

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP. Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP. We refer to this transaction as the “Liberty Spin-Off.” As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company holding 100% of Liberty’s interest in Tripadvisor.

As of the record date, LTRIP beneficially owned 16,445,894 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 12.7% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 20.6% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing 56.1% of our voting power. As a result, LTRIP is effectively able to control the outcome of all matters submitted to a vote or for the consent of Tripadvisor’s stockholders (other than with respect to the election by the holders of Tripadvisor common stock of 25% of the members of Tripadvisor’s Board and matters as to which Delaware law requires a separate class vote).

On November 6, 2019, the Company announced a strategic partnership to expand global cooperation, including a joint venture, global content agreements and governance agreement with Trip.com. First, Ctrip Investment Holding Ltd., a subsidiary of Trip.com Group, has entered into a joint venture with TripAdvisor’s subsidiary TripAdvisor Singapore Private Limited pursuant to which the joint venture will operate globally as TripAdvisor China. Second, Trip.com Group and TripAdvisor have entered into global content agreements providing for distribution of selected TripAdvisor content on major Trip.com Group brands, including Trip.com, Skyscanner and Qunar. On June 1, 2021 Trip.com and Tripadvisor agreed to expand their strategic partnership to include Tripadvisor Plus. Initially, Trip.com would provide access to preferential pricing on at least 10,000 properties to benefit the Tripadvisor Plus offering, Tripadvisor’s new, direct-to-consumer subscription service. Concurrently, Trip.com was granted approval under the Governance Agreement to sell its holdings in Tripadvisor to meet its corporate needs. As a result of these sales, Trip.com relinquished its contractual right under the Governance Agreement to nominate a director to the Tripadvisor Board, which position had been held by Trip.com Group CEO, Jane Sun. However, as an indication of the commitment to the ongoing relationship between the companies, Ms. Sun continues to serve on the Tripadvisor Board.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Tripadvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. Tripadvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Tripadvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows Tripadvisor to “incorporate by reference” the information that Tripadvisor’s files with the SEC, which means that Tripadvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement.

ANNUAL REPORTS

Tripadvisor’s Annual Report to Stockholders for 2023, which includes our 2022 Annual Report (not including exhibits), is available at http://ir.Tripadvisor.com/annual-proxy.cfm. Upon written request to Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, Tripadvisor will provide, without charge, an additional copy of Tripadvisor’s 2022 Annual Report on Form 10-K. Tripadvisor will furnish any exhibit contained in the 2022 Annual Report upon payment of a reasonable fee. Stockholders may also review a copy of the 2022 Annual Report (including exhibits) by accessing Tripadvisor’s corporate website at www.Tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2024 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in Tripadvisor’s proxy materials for presentation at the 2024 Annual Meeting of Stockholders must ensure that their proposal is received by Tripadvisor no later than December 29, 2023, at its principal executive offices at 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2024 Annual Meeting of Stockholders without inclusion of the proposal in Tripadvisor’s proxy materials are required to provide notice of such proposal to Tripadvisor at its principal executive offices no later than March 14, 2024. Stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees must also provide written notice to the Secretary that sets forth all the information required by Rule 14a-19 of the Exchange Act. Tripadvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, 2022 Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact Tripadvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, or call us at (781) 800-5000. We will deliver copies of the Proxy Statement, 2022 Annual Report and/or Notice promptly following your request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Needham, Massachusetts

April 24, 2023

ANNEX A

REDOMESTICATION RESOLUTIONS

Plan of Conversion

WHEREAS, The Board of Directors (the “Board”) of Tripadvisor, Inc., a Delaware corporation (the “Corporation”) has considered and discussed with management and the Board’s advisors the merits and risks of approving the conversion of the Company to a corporation organized under the laws of the State of Nevada pursuant to and in accordance with Section 92A.195 of the Nevada Revised Statutes (the “NRS”) and Section 266 of the General Corporation Law of the State of Delaware (the “DGCL”) and the proposed Plan of Conversion attached hereto and incorporated by reference herein as Exhibit A (the “Plan of Conversion”);

WHEREAS, The Plan of Conversion provides, among other things, that the Company will convert from a Delaware corporation to a Nevada corporation (the Company from and after the Effective Time (as defined below), the “Converted Corporation”), pursuant to and in accordance with Section 92A.195 of the NRS and Section 266 of the DGCL and the terms and conditions of the Plan of Conversion (the “Conversion”);

WHEREAS, The Plan of Conversion provides, among other things, that, if the Plan of Conversion has not been terminated in accordance with the terms of the Plan of Conversion, the Company shall file a certificate of conversion (the “DE Certificate of Conversion”) with the Secretary of State of the State of Delaware and articles of conversion (the “NV Articles of Conversion”) with the Nevada Secretary of State;

WHEREAS, The Conversion shall become effective upon the filing of the DE Certificate of Conversion and the NV Articles of Conversion or at such later date and time as specified in the DE Certificate of Conversion and the NV Articles of Conversion (the “Effective Time”);

WHEREAS, The Plan of Conversion provides that at the Effective Time, by virtue of the Conversion and without any further action on the part of any holder thereof, the Company or any other person:

(i)
each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time will be automatically converted into one (1) share of common stock, par value $0.001 per share, of the Converted Corporation;
(ii)
each share of Class B common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time will be automatically converted into one (1) share of Class B common stock, par value $0.001 per share, of the Converted Corporation; and

WHEREAS, Based upon the information and advice presented by the Company’s management and after discussions and review by the Board of the principal terms and conditions of the proposed transactions set forth in the Plan of Conversion and the agreements and other documents relating thereto and taking into consideration a number of factors, the Board desires to (i) approve and declare advisable the Conversion and approve, adopt, and declare advisable the Plan of Conversion, (ii) determine that the Plan of Conversion, and the transactions contemplated thereby, including the Conversion (collectively, the “Transactions”), are advisable and fair to, and in the best interests of, the Company and its stockholders, (iii) direct that these resolutions of the Board approving the Conversion pursuant to and in accordance with applicable law and the Plan of Conversion be submitted to the stockholders of the Company for approval and adoption, (iv) resolve to recommend that the stockholders of the Company approve the adoption of these resolutions of the Board, and (v) approve the following resolutions:

NOW, THEREFORE, BE IT RESOLVED, That the Board hereby (i) approves and declares advisable the Conversion and approves, adopts, and declares advisable the Plan of Conversion, (ii) determines that the Plan of Conversion and the Transactions are advisable and fair to, and in the best interests of, the Company and its stockholders, (iii) directs that these resolutions of the Board be submitted to the stockholders of the Company for adoption, and (iv) recommends that the stockholders of the Company approve the adoption of these resolutions of the Board; and be it further

RESOLVED, That the form, terms, provisions, and conditions of the Plan of Conversion, be, and the same hereby are, in all respects approved, and the Transactions and all other actions or matters necessary or appropriate to give effect to the foregoing be, and the same hereby are, in all respects approved; and be it further

A- 1

RESOLVED, That, to the extent applicable to the Company or to the Transactions, the effectuation by the Company of the Plan of Conversion and the Transactions be, and the same hereby are, approved for all purposes under NRS 78.411 through 78.444, inclusive; and be it further

RESOLVED, That notwithstanding the foregoing resolutions and notwithstanding the receipt of the requisite stockholder approval of the adoption of these resolutions of the Board and the approval of the Plan of Conversion, including the Conversion, the Board may abandon the Plan of Conversion and the Transactions without further action by the stockholders of the Company, at any time prior to the Effective Time.

A- 2

ANNEX B

PLAN OF CONVERSION

This Plan of Conversion (this “Plan”) sets forth certain terms of the conversion of Tripadvisor, Inc., a Delaware corporation (the “Delaware Corporation”), to a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Chapters 78 and 92A of the Nevada Revised Statutes (as amended, the “NRS”).

RECITALS:

A.
The Delaware Corporation was incorporated on July 20, 2011.
B.
Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and NRS 92A.195, the Delaware Corporation will be converted to a Nevada Corporation.
C.
The Board of Directors of the Delaware Corporation (the “Board”) has (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Delaware Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Delaware Corporation and (ii) approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and the Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion (as each is defined below).
D.
The stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and the Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.
E.
In connection with the Conversion, at the Effective Time (as hereinafter defined), each share of Common Stock, par value $0.001 per share (the “Delaware Common Stock”) and Class B Common Stock, par value $0.001 per share (the “Delaware Class B Common Stock”) of the Delaware Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common stock, par value $0.001 per share (the “Nevada Common Stock”) and one share of Class B Common Stock, par value $0.001 per share (the “Nevada Class B Common Stock”) of the Nevada Corporation.
F.
The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time (as hereinafter defined), the Delaware Corporation will be converted to the Nevada Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and NRS 92A.195 (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada. The Board and the stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.

1.2 Certificate of Conversion. The Delaware Corporation shall file a certificate of conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and shall file articles of conversion in the form attached hereto as Exhibit B (the “Nevada Articles of Conversion”) and articles of incorporation in the form attached hereto as Exhibit C (the “Nevada Articles of Incorporation”) with the Nevada Secretary of State, and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Effective Time. The Conversion will become effective upon the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State and the Nevada Articles of Conversion and Nevada Articles of Incorporation filed with the Nevada Secretary of State or at a such later time as specified in the Delaware Certificate of Conversion and the Nevada Articles of Conversion (the “Effective Time”).

B - 1

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Nevada Articles of Incorporation and the Bylaws of the Nevada Corporation in the form attached hereto as Exhibit D (together with the Nevada Articles of Incorporation, the “Nevada Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or its stockholders, the members of the Board and the officers of the Delaware Corporation holding their respective offices in the Delaware Corporation existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board and officers of the Nevada Corporation.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS. Without limitation of the foregoing, for all purposes of the laws of the State of Delaware and Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation, and may be enforced against the Nevada Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation or the stockholders, (i) each share of Delaware Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Nevada Common Stock, and all options, warrants or other entitlement to receive a share of Delaware Common Stock shall automatically be converted into an option, warrant or other entitlement to receive a share of Nevada Common Stock and (ii) each share of Delaware Class B Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Nevada Class B Common Stock, and all options, warrants or other entitlement to receive a share of Delaware Class B Common Stock shall automatically be converted into an option, warrant or other entitlement to receive a share of Nevada Class B Common Stock.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time prior to the filing of the Certificate of Conversion with the Delaware Secretary of State, the Delaware Corporation may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan of Conversion is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code.

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

B - 2

ANNEX C

ARTICLES OF INCORPORATION
OF
TRIPADVISOR, INC.

ARTICLE I

Name

The name of the corporation is Tripadvisor, Inc. (the “Corporation”).

ARTICLE II

Purpose and Powers

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (the “NRS”).

ARTICLE III

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is two billion one hundred million (2,100,000,000) shares of stock, comprised of one billion six hundred million (1,600,000,000) shares of Common stock, $0.001 par value per share, four hundred million (400,000,000) shares of Class B Common Stock, $0.001 par value per share, and one hundred million (100,000,000) shares of Preferred Stock, $0.001 par value per share.

A statement of the designation of each class and powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A)
Common Stock.

i.
The holders of Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such distributions if, as and when declared from time to time by the Board of Directors (the “Board”).
ii.
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders of the Corporation (“Stockholders”), after the rights of the holders of the Preferred Stock have been satisfied.
iii.
Each holder of a share of Common Stock shall be entitled to one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the Stockholders. Except as otherwise provided herein or by the NRS, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

B)
Class B Common Stock

i.
The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such distributions if, as and when declared from time to time by the Board.
ii.
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of Preferred Stock have been satisfied.
iii.
Each holder of a share of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the Stockholders. Except as otherwise provided herein or by the NRS, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

C)
Other Matters Affecting Shareholders of Common Stock and Class B Common Stock.

i.
In no event shall any share dividends or stock splits or combinations of stock be declared or made on Common Stock or Class B Common Stock unless the shares of Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Common Stock and Class B Common Stock in the form of shares of Common Stock or Class B Common Stock, respectively.
ii.
Shares of Class B Common Stock shall be convertible into shares of Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.
iii.
Upon the conversion of shares of Class B Common Stock into shares of Common Stock, such shares of Class B Common Stock shall be retired and shall not be subject to reissue.
iv.
Notwithstanding anything to the contrary in these articles of incorporation (as amended from time to time, the “Articles of Incorporation”), the holders of Common Stock, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.

D)
Preferred Stock.

The Board shall have the authority, by resolution, to designate the powers, preferences, rights and qualifications, limitations, and restrictions of the Preferred Stock. To the extent permitted by the NRS, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote.

ARTICLE IV

Board of Directors

A)
Power of the Board of Directors.

Except as otherwise provided by the NRS, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Nevada, the Board shall have the power and is expressly authorized to make, adopt, amend, alter or repeal the bylaws of the Corporation (as amended from time to time, the “Bylaws”) by the affirmative vote of a majority of the entire Board (assuming no vacancies on the Board), but the Stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

B)
Number of Directors.

The number of directors of the Corporation shall be such number as shall be determined from time to time in accordance with the Bylaws.

The Chair of the Board may only be removed without cause by the affirmative vote of at least 80% of the entire Board. The provisions of this paragraph may not be amended, altered, changed, or repealed, or any provision inconsistent therewith adopted, without the approval of at least (i) 80% of the entire Board and (ii) 80% of the voting power of the Corporation's outstanding voting securities, voting together as a single class.

C)
Powers and Authority.

In addition to the powers and authority expressly conferred upon them herein or by statute, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the NRS and these Articles of Incorporation.

ARTICLE V

Stockholder Action

A)
Election of Directors.

Election of directors need not be by written ballot except and to the extent provided in the Bylaws.

B)
Advance Notice.

Advance notice of nominations for the election of directors or proposals or other business to be considered by stockholders, which are made by any stockholder of the Corporation, shall be given in the manner and to the extent provided in the Bylaws.

C)
Stockholder Meetings.

Meetings of stockholders may be held within or without the State of Nevada, as determined by the Board. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE VI

Limitation of Liability; Indemnification

A)
To the fullest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751 and 78.752) and other applicable law, the Corporation shall indemnify directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation.
B)
In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.
C)
The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.
D)
Any repeal or modification of this Article VI approved by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between this Article VI and any other article of these Articles of Incorporation, the terms and provisions of this Article VI shall control
E)
Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VI.

ARTICLE VII

Amendment of Articles of Incorporation

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed in these Articles of Incorporation or the NRS, and all rights herein conferred upon stockholders are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article III and provided further that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.

ARTICLE VIII

Competition and Corporate Opportunities

A)
Generally.

To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to Liberty Tripadvisor Holdings, Inc. (“LTRIP”), shall not be prohibited from communicating or offering any Dual Opportunity to LTRIP, and shall not be liable to the Corporation or its Stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to LTRIP or (ii) the communication or offer to LTRIP of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than LTRIP and the Dual Role Person does not pursue the Dual Opportunity individually.

B)
Certain Matters Deemed not Corporate Opportunities.

In addition to and notwithstanding the foregoing provisions of this Article VIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article VIII shall amend or modify in any respect any written contractual agreement between LTRIP on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C)
Defined Terms.

For purposes of this Article VIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation, and (ii) with respect to LTRIP, any Person controlled by LTRIP (other than the Corporation and its subsidiaries).

“Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for the Corporation or any of its Affiliated Companies, on the one hand, and LTRIP or its Affiliated Companies, on the other hand.

“Dual Role Person” means any individual who is an officer or director of both the Corporation and LTRIP.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

D)
Termination.

The provisions of this Article VIII shall have no further force or effect at such time as (i) the Corporation and LTRIP are not Affiliates of one another and (ii) none of the directors and/or officers of LTRIP serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and LTRIP, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E)
Deemed Notice.

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article VIII.

F)
Severability.

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article VIII shall not affect the other provisions or parts hereof, and this Article VIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

ARTICLE IX

Forum Selection

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court sitting in Clark County in the State of Nevada (the “Nevada Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the NRS or these Articles of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Nevada, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Nevada Court shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Nevada Court determines that there is an indispensable party not subject to the jurisdiction of the Nevada Court (and the indispensable party does not consent to the personal jurisdiction of the Nevada Court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Nevada Court, (C) for which the Nevada Court does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Nevada Court and the federal district court for the District of Nevada shall have concurrent jurisdiction. Furthermore, notwithstanding the foregoing, the provisions of this Section (A) will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Article IX.

ARTICLE X

Inapplicability of Controlling Interest Statutes

Notwithstanding any other provision in these Articles of Incorporation to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

ANNEX D

BYLAWS

OF

TRIPADVISOR, INC.

ARTICLE I

OFFICES

Section 1. Principal Executive Office. The principal executive office of Tripadvisor, Inc. (the “Corporation”) shall be at such place established by resolution of the board of directors of the Corporation (the “Board” or the “Board of Directors”) in its discretion. The Board shall have full power and authority to change the location of the principal executive office.

Section 2. Registered Office. Other offices and places of business within or without the State of Nevada may be established from time to time by resolution of the Board or as the business of the Corporation may require.

Section 3. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Nevada, as may be designated by the Board. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated from time to time by the Board, the Chief Executive Officer or the chairman of the Board of Directors (the “Chairman”) and stated in the Corporation’s notice of the meeting. Except as otherwise restricted by the Corporation’s Articles of Incorporation (as may be amended, restated, modified, or supplemented from time to time, the “Articles of Incorporation”) or applicable law, the Board, the Chief Executive Officer, or the Chairman may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders.

Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board or a majority of the Board.

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, whether annual or special, a written notice of the meeting shall be given by the Corporation to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which the meeting was called. Unless otherwise required by law, the Articles of Incorporation or these Bylaws (as may be further amended, restated, modified, or supplemented from time to time, these “Bylaws”), notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of and to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice will be effective if given by a form of electronic transmission consented to (in a manner consistent with the NRS, as defined below) by the stockholder to whom the notice is given. If notice is given by mail, such notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice will be deemed given at the time specified in NRS 78.370 .

Section 5. Adjourned Meetings. Any meeting of the stockholders, annual or special, whether or not a quorum is present, may be adjourned from time to time for any reason by either the Chairman of the meeting or by a resolution adopted by the majority of the Board or in accordance with Section 6 below. When a meeting is adjourned to another time or place, except as required by law, notice of the adjourned meeting need not be given if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, if the adjournment is for not more than sixty (60) days later than the date set for the original meeting, and if no new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Articles of Incorporation, the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either the Chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Voting. Except as otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to vote in person or by proxy each share of the class of capital stock having voting power held by such stockholder.

Section 8. Participation at Stockholder Meetings by Remote Communications. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Nevada Revised Statutes (as amended from time to time, “NRS”) 78.320(4) and any applicable part of NRS Chapter 78 or any successor provision. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by remote communication, provided that (x) the Corporation may implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (y) the Corporation may implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders has the right to do so either in person or by one (1) or more agents authorized by a proxy, which may be in the form of a telegram, cablegram or other means of electronic transmission, filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period, which may not exceed seven (7) years. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering an instrument in writing stating that the proxy is revoked or by filing another proxy bearing a later date with the Secretary of the Corporation.

Section 10. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of shares of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 11. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall have the duties prescribed by law.

Section 12. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to its Secretary at the Corporation’s principal executive offices. Any such delivery made to the Corporation’s principal executive offices shall be made by hand, overnight courier or by certified or registered mail, return receipt requested. In no instance where action is duly and properly authorized by written consent need a meeting of stockholders be called or, unless otherwise required by applicable law or any certificate of designation relating to any series of Preferred Stock, notice given.

Section 13. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman, or, in the absence of the Chairman, by the chief executive officer, if any, or if there be no chief executive officer or in the absence of the chief executive officer, by the president, or, in the absence of the president, by a chairman designated by the Board of Directors. The individual acting as chairman of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls.

Section 14. Nomination of Directors. Only persons who are nominated in accordance with the following procedures or pursuant to the Governance Agreement between the Corporation and the stockholders named therein, dated December 20, 2011 and assigned as of August 12, 2014 (as amended from time to time, the “Governance Agreement”), shall be eligible for election as directors. The nomination for election to the Board at a meeting of stockholders may be made (i) pursuant to the notice of meeting (or supplement thereto) given by or at the direction of the Board, (ii) otherwise by or at the direction of the Board if properly brought before the meeting of stockholders, or (iii) by any stockholder of record of the Corporation who (a) was a stockholder of record at the time of giving of notice contemplated in this Section 14, (b) is entitled to vote for the election of directors at such meeting and (c) has complied with the notice procedures set forth in this Section 14. Except as otherwise provided for in the Governance Agreement, clause (iii) of the preceding sentence shall be the exclusive means for a stockholder to make nominations for election of directors before a meeting of stockholders, and, unless the Board has determined that directors will be elected at a special meeting of the stockholders, no stockholder may nominate directors for election at any special meeting of the stockholders. Nominations, other than those made by or on behalf of the Board, shall be made by notice in writing, which shall include the information contemplated by this Section 14, delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and (a) with respect to an annual meeting held pursuant to Section 2 hereof, received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure (as defined below) of the date of such meeting was made, whichever occurs first, and (b) with respect to a special meeting of the stockholders held pursuant to Section 3 hereof, at which the Board has determined that directors will be elected, received by the close of business on the 10th day following the day on which public disclosure of the date of such meeting was made. Except as otherwise required by the NRS or Section 5 hereof, in no event shall any adjournment or postponement of an annual or special meeting of the stockholders or the announcement thereof commence a new time period for the delivery of such notice by a stockholder. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

A stockholder’s notice to the Secretary required under this Section 14 shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected, and (v) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class or classes and number of shares of the Corporation of each class which are, directly or indirectly, owned beneficially or of record by such stockholder or any Stockholder Associated Person (as defined below), (iii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation by the stockholder or any Stockholder Associated Person, (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (v) any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (vi) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (vii) any direct or indirect material legal, economic or financial interest of the stockholder or any Stockholder Associated Person in the outcome of any vote to be taken at any annual or special meeting of stockholders of the Corporation or any other entity with respect to any matter that is substantially related, directly or indirectly, to any nomination proposed by any stockholder under this Section 14, (viii) a representation by the stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (ix) a representation that the nominee is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (I) that has not been disclosed to the Corporation or (II) that could limit or interfere with such person’s ability to comply, if elected a director of the Corporation, with such person’s fiduciary duties under applicable law, (x) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of the Corporation’s voting shares representing at least sixty-seven percent (67%) of the voting power of the stock entitled to vote generally in the election of directors, and (xi) whether the stockholder intends to solicit proxies or votes in support of director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act. If the stockholder holds its shares by or through a nominee, the information contemplated by this Section 14 shall be provided about each person who has sole or shared power to direct the voting or disposition of the shares of stock of the Corporation and each person who has a pecuniary interest in such shares of stock in lieu of the stockholder. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, within ten (10) days of receipt of the form of questionnaire from the Corporation, and the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

A stockholder shall further update and supplement its notice of any nomination to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three (3) business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Subject to the Articles of Incorporation, the Governance Agreement and applicable law, only persons nominated in accordance with procedures stated in this Section 14 shall be eligible for election as and to serve as a member of the Board of Directors. For the avoidance of doubt, the procedures set forth in this Section 14 do not apply to persons nominated to serve as a member of the Board of Directors pursuant to the Governance Agreement. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including, where applicable, Rule 14a-19 of the Exchange Act).

For purposes of these Bylaws, (a) “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (b) a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or any other security or Derivative Instrument of the Corporation.

Section 15. Advance Notice of Business at Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must appear at the meeting to present a nomination or business; if the stockholder does not appear, such nomination shall be disregarded and/or such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Additionally, if such business relates to the election of directors of the Corporation, the procedures in Section 14 must be complied with. If such business relates to any other matter, the business must be a proper matter for stockholder action under the NRS and the stockholder must have given timely notice thereof in writing to the Secretary with the information contemplated by this Section 15. The preceding sentence shall be the exclusive means for a stockholder to propose business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders. To be timely, (a) with respect to an annual meeting held pursuant to Section 2 hereof, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first, and (b) with respect to a special meeting of the stockholders held pursuant to Section 3 hereof, to the extent that business may be properly brought before such meeting by a stockholder, a stockholder’s notice must be received by the close of business on the 10th day following the day on which public disclosure of the date of such meeting was made. In no event shall any adjournment or postponement of a meeting of the stockholders or the announcement thereof commence a new time period for the delivery of such notice by a stockholder.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before a meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for making such proposal at the meeting, (b) the name and address of the stockholder making such proposal, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such proposal, (e) any Derivative Instrument directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation by the stockholder or any Stockholder Associated Person, (f) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (g) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (h) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, and (i) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of the Corporation’s voting shares representing at least sixty-seven percent (67%) of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination or holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal in the case of other business. If the stockholder holds its shares by or through a nominee, the information contemplated by this Section 15 shall be provided about each person who has sole or shared power to direct the voting or disposition of the shares of capital stock of the Corporation and each person who has a pecuniary interest in such shares in lieu of the stockholder.

Notwithstanding anything in these Bylaws to the contrary, subject to the Articles of Incorporation and applicable law, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 15, except that nothing in this Section 15 shall effect any rights, if any, of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Exchange Act. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a proposal was not properly brought before the meeting in accordance with the provisions of this Section 15, and if he or she should so determine, the chairman shall so declare to the meeting and any such proposal not properly brought before the meeting shall not be transacted, discussed or voted on. Notwithstanding the foregoing provisions of this Section 15, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in this Section 15 shall effect any rights of the stockholders to take action without a meeting pursuant to Section 12 hereof.

Section 16. Rule 14a-19(b). Without limiting the other provisions and requirements of this Article II, unless otherwise required by law, if any stockholder (a) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. Number and Tenure. The business and affairs of the Corporation shall be managed by the Board of Directors, the number thereof to be determined from time to time by resolution of the Board but at all times shall consist of at least one (1) individual. Each director shall serve for a term of one year from the date of their election and until their successor is elected and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. Directors need not be stockholders. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 1 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws.

Section 2. Resignation or Removal. Any director may at any time resign by delivering to the Board their resignation in writing. Any director or the entire Board may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of not less than two-thirds (2/3s) of the voting power of the shares of stock issued and outstanding of the class or classes that elected such director and entitled to vote at a special meeting held for such purpose or by the written consent in lieu thereof.

Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the remaining directors elected by the stockholders who vote on such directorship, though less than a quorum,. The directors so chosen shall hold office until the next annual election and until their respective successors are duly elected, or until their earlier resignation or removal.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times, and places as may be designated by the Chairman of the Board, and shall be held at least once each year.

Section 5. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, if any, the President or current directors representing at least a majority of the members of the Board of Directors.

Section 6. Notice. Notice of any regular meeting or a special meeting shall be given to each director, either orally, by facsimile or other means of electronic communication or by hand delivery, addressed to each director at their address as it appears on the records of the Corporation. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these Bylaws. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation.

Section 7. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and, unless otherwise provided in the Articles of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice, until a quorum shall be present. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and any other corporation, partnership, association, or other organization in which such director is a director or officer or has a financial interest, is authorized or considered at such meeting.

Section 8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic communication and such written consent or consents and copies of such communication or communications are filed with the minutes of proceedings of the Board or committee.

Section 9. Action by Conference Telephone. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone, electronic communications, videoconferencing or other communications equipment or available technology permitted under the NRS by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. Committees. The Board may from time to time designate committees of the Board to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in their place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

Section 11. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

Section 12. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the vice chairman, if any, or in his or her absence by a chairman chosen at the meeting. The Secretary, or in the absence, of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

ARTICLE IV

OFFICERS

Section 1. Number and Salaries. The officers of the Corporation shall be chosen by the Board and shall include a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and Treasurer or the equivalents of such officers. The Board, in its discretion, may also appoint such additional officers as the Board may deem necessary or desirable, including a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Secretaries, and one (1) or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. Any individual may hold two or more offices.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board at the first meeting of the Board following the stockholders’ annual meeting and shall serve for a term of one (1) year and until a successor is elected by the Board. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any officer appointed by the Board may be removed, with or without cause, at any time by the Board. Each officer shall hold their office until their successor is appointed or until their earlier resignation, removal from office, or death. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect such other officers and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee, as the case may be.

Section 3. The Chairman of the Board. Except as otherwise provided in the Articles of Incorporation, the Chairman shall be elected by the Board from among its members and shall preside at all meetings of the stockholders and of the Board. The Chairman shall be the senior executive officer of the Corporation. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in him or her by the Board. During the time of any vacancy in the office of the Chief Executive Officer (the “CEO”) or in the event of the absence or disability of the CEO, the Chairman shall have the duties and powers of the CEO unless otherwise determined by the Board. In no event shall any third party having dealings with the Corporation be bound to inquire as to any facts required by the terms of this Section 3 for the exercise by the Chairman of the powers of the CEO. The Chairman shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chairman of the Board of a corporation. In addition, the Board may designate by resolution one or more Vice Chairmen of the Board with such duties as may from time to time be requested by the Board.

Section 4. The Chief Executive Officer. The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office. The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Executive Officer of a corporation.

Section 5. The President. The Board shall elect a President to have such duties and responsibilities as from time to time may be assigned to him or her by the Board. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

Section 6. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. The Chief Financial Officer shall assist the CEO and the President in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Financial Officer of a corporation.

Section 7. Vice Presidents. The Board may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to him by the Board.

Section 8. The Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and the Board; the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these Bylaws or as required by law, shall be custodian of the corporate records and of the seal (if any) of the Corporation, and, in general, shall perform such other duties as may from time to time be assigned by the Board.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board, and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board. If a Treasurer of the Corporation has not been appointed, the Chief Financial Officer shall have all of the duties of the Treasurer unless otherwise delegated by the Board.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Signature by Officers. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, CEO or President, if any (or any Vice President), and by the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 2. Facsimile Signatures. The signature of the Chairman, CEO, President, Vice President, Treasurer or Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3. Lost Certificates. The Board may direct that new certificate(s) be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or destroyed. When authorizing such issue of new certificate(s), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

Section 4. Transfer of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Closing of Transfer Books or Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board may fix a record date for the determination of the stockholders entitled to notice of any meeting or adjournment thereof. The record date so fixed shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting or to any postponement of the meeting to a date not more than sixty (60) days after the record date; provided, however, that the Board may fix a new record date for determination of stockholders entitled to notice of or to vote at the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set forth for the original meeting.

If stockholder action by written consent is permitted under the Articles of Incorporation and these Bylaws, the Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent must be determined. The date set by the Board of Directors must not precede or be more than ten (10) days after the date the resolution setting such date is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution setting a date upon which the stockholders of record entitled to give written consent must be determined, and:

(i)
no prior action by the Board of Directors is required by the NRS, then the date shall be the first date on which a valid written consent is delivered to the Corporation in accordance with the NRS, the Articles of Incorporation and these Bylaws; or
(ii)
prior action by the Board of Directors is required by the NRS, then the date shall be the close of business on the date that the Board of Directors adopts the resolution.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise rights in respect of any change, conversion or exchange of stock or in respect of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining the stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions and to vote as such owner. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

ARTICLE VI

CONTRACT, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. When the execution of any contract or other instrument has been authorized by the Board without specification of the executing officers, the Chairman, the CEO, the President, any Vice President, the Treasurer and the Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto. Specification of the executing officers may be general or confined to specific instances as the Board may determine.

Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 3. Accounts. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board may from time to time designate.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board.

ARTICLE VIII

WAIVER OF NOTICE

Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic communications by such person or persons whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be conducted at, nor the purpose of such meeting, need be specified in such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX

SEAL

The Board of Directors may, by resolution, authorize a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X

AMENDMENT AND REPEAL

Except as expressly provided otherwise by the laws of the State of Nevada, the Articles of Incorporation, or other provisions of these Bylaws, these Bylaws may be altered, amended, or repealed and new Bylaws adopted at any regular or special meeting of the Board of Directors by an affirmative vote of a majority of all directors.

ARTICLE XI

AMENDMENT AND REPEAL

Section 1. Deemed Notice and Consent. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws (including this Article XII), (b) the Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law

Section 2. Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons, entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification.

(A) Indemnification of Directors and Officers.

i.
Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.
ii.
Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.
iii.
The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.
B)
To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
C)
If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of Nevada for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Nevada, nor an actual determination by the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
D)
If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.
E)
The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.
F)
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
G)
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.\
H)
If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
I)
For purposes of this Bylaw:
(i)
“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(ii)
“Indemnitee” means each director, officer, agent or employee of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director, officer, agent or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, agent or employee of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise.
(iii)
“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, selected by the Disinterested Directors, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
(iv)
“Proceeding” means any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.
2.
Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by electronic mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

a.
Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer or employee, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.
b.
Amendment. The provisions of this Article XII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 3. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article XII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article XII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE XIII
CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article XII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ANNEX E

TRIPADVISOR, INC.

2023 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants by providing the Company with short and long-term incentive programs providing incentives related to stockholder value, the achievement of financial and strategic targets and other objectives.

This Plan supersedes and replaces the Prior Plans in their entirety. Awards may not be granted under the Prior Plans on or following the Effective Date. Awards granted under the Prior Plans prior to the Effective Date will remain subject to the terms and conditions set forth in the Prior Plans in which such Award was granted.

SECTION 2. DEFINITIONS

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

“2011 Plan” means the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan, as amended.

“2018 Plan” means the TripAdvisor, Inc. 2018 Stock and Annual Incentive Plan, as amended.

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

“Applicable Exchange” means The NASDAQ Stock Market LLC, or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the rules of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under this Plan.

“Award” means an Option, SAR, Restricted Stock, RSU, Performance Award, other stock-based award or Bonus Award granted or assumed pursuant to the terms of this Plan.

“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

“Board” means the Board of Directors of the Company.

“Bonus Award” means a bonus award made pursuant to Section 11.

“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation or any other restrictive covenant obligation owed to the Company or any of its Affiliates; (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement; (F) a Participant’s material violation of the Company’s written policies or code of conduct, including policies related to discrimination, harassment or retaliation; or (G) a Participant’s conduct that brings, or is reasonably likely to bring, the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute. Notwithstanding the general rule of Section 3(a), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” has the meaning set forth in Section 13(a).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” has the meaning set forth in Section 3(a).

“Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company” means TripAdvisor, Inc., a Delaware corporation, or its successor.

“Corporate Transaction” has the meaning set forth in Section 4(d).

“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long- term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Eligible Individuals” means directors, officers, employees and consultants (including independent contractors) of the Company or any of its Subsidiaries or Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option.

“Option” means an Award described under Section 6(a).

“Participant” means an Eligible Individual to whom an Award is or has been granted.

“Performance Award” means an Award granted under this Plan of Common Stock, that is based upon, payable in, or otherwise related to, Shares (including Restricted Stock, RSUs or cash), as the Committee may determine, at the end of a specified Performance Period based on the attainment of one or more Performance Goals.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Performance Awards. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate, business unit or divisional performance under one or more of the measures including but not limited to, revenue, earnings per share, total shareholder return, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA or return on capital). Performance goals established by the Committee may also include individual strategic goals.

“Performance Period” means with respect to a Performance Award the period established by the Committee or its designee at the time the Award is granted, or at any time thereafter, during which the performance of the Company, a Subsidiary, or any Affiliate is measured for the purpose of determining whether and to what extent the Performance Award’s Performance Goal has been achieved.

“Plan” means this Tripadvisor, Inc. 2013 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

“Plan Year” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

“Prior Plans” means, collectively, the 2011 Plan and 2018 Plan.

“Restricted Stock” means an Award described under Section 7.

“Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

“RS Restriction Period” has the meaning set forth in Section 7(b)(ii).

“RSU” means an Award described under Section 8.

“RSU Restriction Period” has the meaning set forth in Section 8(b)(ii).

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

“SAR” has the meaning set forth in Section 7(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Share” means a share of Common Stock.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Tandem SAR” has the meaning set forth in Section 6(b).“Ten Percent Stockholder” means a Person owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent corporation (within the meaning of Section 424(e) of the Code) or any of its Subsidiaries.

“Term” means the maximum period during which an Option or SAR may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee or non-director capacity, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment of 90 days or less because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Termination of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 3. ADMINISTRATION

(a) Committee. This Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of this Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Bonus Award;

(iii) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(iv) subject to Section 16, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(v) subject to Section 14, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(vi) to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreement relating thereto);

(vii) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(viii) to decide all other matters that must be determined in connection with an Award;

(ix) determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;

(x) determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares; and

(xi) to otherwise administer this Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Subject to Section 3(d), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Delegation of Authority. Subject to applicable law, the Committee may delegate any or all of its powers under this Plan to one or more other committees or officers of the Company (including persons other than members of the Committee) as it shall appoint with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) members of the delegated committee or the delegated individual(s). Any such delegation by the Committee shall include limitations as to the amount of Common Stock underlying Awards that may be granted during specified periods and shall contain guidelines as to the determination of the exercise price. The delegated officer may correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Section 16(b) Compliance. The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e) Award Agreements. The terms and conditions of each Award (other than any Bonus Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 14 hereof.

SECTION 4. COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The maximum number of Shares that may be delivered pursuant to Awards under this Plan shall be (i) 12,000,000 Shares, plus (ii) any Shares available for issuance under the Prior Plans not issued or subject to outstanding Awards under the Prior Plans as of the Effective Date. For purposes of this limitation, Shares underlying any Awards (including after the Effective Date, awards previously granted under the Prior Plans, as applicable) that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under this Plan or the Prior Plans shall be added back (or newly added, as applicable) to the Shares available for issuance under this Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. The Shares available for delivery under this Plan may consist of authorized and unissued Shares, Shares held in treasury, Shares of Common Stock purchased or held by the Company for purposes of this Plan, or any combination thereof.

(b) Plan Maximums. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 6,000,000 Shares.

(c) Director Compensation Limit. During a calendar year, no non-employee director may be granted any compensation for service as a non-employee director (including cash and an Award) with a fair value, as determined under accounting rules, as of the Grant Date, in excess of $1,000,000.

(d) Adjustment Provisions.

(i) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4(a) and 4(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs.

(ii) In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the maximum limitations set forth in Sections 4(a) and 4(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, the number and kind of Shares or other securities subject to outstanding Awards; and (C) the exercise price of outstanding Options and SARs.

(iii) In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, any of the following, as determined by the Committee: (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); provided, however, that if the exercise price of an Option or SAR exceeds the value of such Award, such Award may be canceled for no consideration; (B) the substitution, assumption or replacement of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities); (D) the termination of all outstanding and unexercised Options or SARs, effective as of the date of the Corporate Transaction, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Corporate Transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Corporation Transaction, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Corporate Transaction, and, provided that, if the Corporation Transaction does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void; and (F) the acceleration of vesting or lapse of restrictions, of an Award at any time.

(iv) Any adjustment under this Section 4(d) need not be the same for all Participants.

(v) Any adjustments made pursuant to this Section 4(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 4(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 4(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

(e) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards will not count against the Shares authorized for grant under this Plan (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under this Plan as provided under Section 4(a) above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under this Plan, as set forth in Section 4(a) above. Additionally, in the event that a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan as provided under Section 4(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

(f) Minimum Vesting Schedule. A vesting period of at least one (1) year shall apply to all Awards issued under this Plan; provided, that up to five percent (5%) of the Shares reserved for issuance under this Plan as of the Effective Date may be issued pursuant to Awards that do not comply with such minimum one (1) year vesting period.

SECTION 5. ELIGIBILITY

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 6. OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b) Types and Nature of SARs. SARs may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 6, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free- Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 4(d), to decrease the exercise price thereof, be canceled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, be canceled for cash or other Award or otherwise be subject to any action that would be treated, for accounting purposes or under the applicable listing standards of the Applicable Exchange, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years from the Grant Date). Notwithstanding the foregoing, if, by its terms, an Option, other than an Incentive Stock Option, would expire when trading in Shares is otherwise prohibited by law or by the Company’s Insider Trading Policy, as such may be amended from time to time, then the term of the Option will be automatically extended until the close of trading on the 30thtrading day following the expiration of such prohibition; provided, that, in no event will the Option be extended beyond ten years from the Grant Date.

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR. In the event of a temporary absence exceeding 90 days, the Company shall have authority to suspend the vesting period for such period of time and on such terms as management of the Company shall deem appropriate.

(g) Method of Exercise. Subject to the provisions of this Section 6, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) For Options that are not Incentive Stock Options, payment may be made by “net exercise” arrangement, pursuant to which a Participant instructs the Committee to withhold a whole number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or SAR (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Nontransferability of Options and SARs. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or SAR shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or SAR is permissibly transferred pursuant to this Section 6(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 7. RESTRICTED STOCK

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of TripAdvisor, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Performance Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii) Except as provided in this Section 7 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 16(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock

Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 4(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting and forfeiture of the underlying Restricted Stock.

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason (other than death) during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock. Upon a Participant’s Termination of Employment by reason of death, during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock reflected in the Participant’s account shall immediately and automatically vest.

(v) If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Awards. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. RSUs shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of RSUs upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of RSUs upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Performance Awards. The conditions for grant, vesting or transferability and the other provisions of RSUs (including without limitation any Performance Goals) need not be the same with respect to each Participant. In the event of a temporary absence exceeding 90 days, the Company shall have authority to suspend the vesting of such RSUs for such period of time and on such terms as management of the Company shall deem appropriate.

(ii) Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such RSUs for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber RSUs.

(iii) The Award Agreement for RSUs shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 16(e) below).

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all RSUs still subject to restriction shall be forfeited by such Participant; provided, however, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s RSUs; and; provided, further, upon a Participant’s Termination of Employment by reason of death, during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all RSUs reflected in the Participant’s account shall immediately and automatically vest.

(v) Except to the extent otherwise provided in the applicable Award Agreement, an award of RSUs shall be settled as and when the RSUs vest (but in no event later than 60 days thereafter).

SECTION 9. PERFORMANCE AWARDS

(a) Generally. An Award under this Plan may be in the form of a Performance Award.

(b) Performance Goals. Each Performance Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the

Committee may determine to be appropriate. Performance Goals applicable to the Performance Award will be established by the Committee.

(c) Other Restrictions. The Committee will determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

(d) Measurement of Performance Against Performance Goals. The Committee will, as soon as practicable after the close of a Performance Period, determine the extent to which the Performance Goals for such Performance Period have been achieved, and the percentage of the Performance Awards, if any, earned as a result. All determinations of the Committee will be absolute and final as to the facts and conclusions therein made and are binding on all parties. As promptly as practicable after the Committee has made the foregoing determination, each Eligible Individual who has earned Performance Award will be notified thereof. Subject to Section 16(i), an Eligible Individual may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of a Performance Awards during the Performance Period.

SECTION 10. OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under this Plan.

SECTION 11. BONUS AWARDS

(a) Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Bonus Awards that are Performance Awards shall be subject to the provisions of Section 9 of this Plan.

(b) Payment of Awards. Bonus Awards under this Plan shall be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of this Plan Year or such shorter performance period as the Committee may establish. It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of: (i) the end of the Participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the Participant or (ii) the end of the Company’s fiscal year in which the requirements for such Bonus Award have been satisfied by the Participant. Subject to Section 16(k), the Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonus Awards payable hereunder. The Bonus Award to any Participant for any Plan Year or such shorter performance period may be reduced or eliminated by the Committee in its discretion.

SECTION 12. TERMINATION OF EMPLOYMENT

(a) Generally. A Participant’s Awards shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, all Awards reflected in the Participant’s account that were unvested at the time of death shall automatically vest and all such Options or SARs held by the Participant may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or SAR held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and the (B) expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any unvested Award held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or SAR held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v) Notwithstanding the above provisions of this Section 12(a), if a Participant dies after such Participant’s Termination of Employment but while any Option or SAR remains exercisable as set forth above, such Option or SAR may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or SAR would have been exercisable, absent this Section 12(a).

(b) Exception. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

SECTION 13. CHANGE IN CONTROL PROVISIONS

(a) Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of this Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than Liberty TripAdvisor Holdings, Inc., and its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which would qualify as a transaction described in clauses (A), (B) or(C) of subsection (iii) below; or

(ii) During the period of two consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty TripAdvisor Holdings, Inc., and its affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (I) will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination, or (II) would have been elected, or nominated for election by the Company’s stockholders, by an approval vote of at least a majority of the directors then comprising the Incumbent Board; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, unless provided otherwise in an Award Agreement, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under this Plan for purposes of payment of such Award unless such event is also a

“change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(b) Impact of Event/Double Trigger on Vice Presidents and Above. Unless otherwise provided in the applicable Award Agreement and subject to Sections 4(d), 13(d) and 16(k), notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment, within three months prior to a Change in Control or within twelve months following a Change in Control, of a Participant who, as of the date of termination, has a title of Vice President or above, by the Company other than for Cause or Disability or by the Participant for Good Reason, then:

(i) any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or SAR would be exercisable in the absence of this Section 13(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or SAR;

(ii) all Restricted Stock outstanding as of such Termination of Employment which was outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable;

(iii) all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest); and

(iv) all Performance Awards outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, vesting shall accelerate assuming the Performance Goals have been met at target and any restrictions shall lapse and any such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest).

(c) Impact of Event/Double Trigger on Other Participants. Unless otherwise provided in the applicable Award Agreement and subject to Sections 4(d), 13(d) and 16(k), notwithstanding any other provision of this Plan to the contrary, upon the Termination of Employment, within three months prior to a Change in Control or within twelve months following a Change in Control, of any other Participant, by the Company other than for Cause or Disability or by the Participant for Good Reason:

(i) Fifty percent (50%) of any Options and SARs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or SAR would be exercisable in the absence of this Section 13(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or SAR;

(ii) Fifty percent (50%) of all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable;

(iii) Fifty percent (50%) of all RSUs outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest); and

(iv) Fifty percent (50%) of all Performance Awards outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, vesting shall accelerate assuming the Performance Goals have been met at target and any restrictions shall lapse and any such RSUs shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the RSUs vest).

Notwithstanding the foregoing, the Committee will continue to have plenary authority and complete discretion to, among other things, accelerate the vesting of a greater percentage of Awards.

SECTION 14. TERM, AMENDMENT AND TERMINATION

(a) Effectiveness. This Plan shall be effective as of April 19, 2023 (the “Effective Date”), subject to approval by the affirmative vote of a majority of the outstanding shares of Common Stock present by person or by proxy at the Company’s 2023 Annual Meeting that are entitled to vote on a proposal to approve the adoption of this Plan.

(b) Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under this Plan are qualified under Section 422 of the Code.

(d) Amendment of Awards. Subject to Section 6(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 15. UNFUNDED STATUS OF PLAN

It is presently intended that this Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the Participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

SECTION 16. GENERAL PROVISIONS

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment or Service. Neither this Plan nor the grant of any Award hereunder shall constitute a contract of employment or service, and neither the adoption of this Plan nor the grant of any Award hereunder shall confer upon any employee, consultant, independent contractor or service provider any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant, independent contractor or service provider at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. In addition, the Committee may require Awards to be subject to mandatory share withholding up to the required withholding amount. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of RSUs, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of RSUs equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which RSUs shall provide for settlement in cash and for dividend equivalent reinvestment in further RSUs on the terms contemplated by this Section 16(e). Any dividend equivalents granted with respect to an Award will be payable to the Participant only if, when and to the extent such underlying Award vests, and that dividend equivalent rights granted with respect to Awards that do not vest will be forfeited. For the avoidance of doubt, dividends and dividend equivalents shall not be payable with respect to Options or SARs.

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 6(i) or by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Section 409A of the Code. This Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company. The Participant shall be solely responsible for the payment of any taxes, penalties, interest, or other expenses incurred by the Participant with respect to any Award that is not compliant with or exempt from Section 409A, and the Company shall have no responsibility to the Participant or any other party for the payment of such taxes, penalties interest or other expense.

(l) Indemnification. Each person who is or will have been a member of the Board or of the Committee and any designee of the Board or Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made party or in which he may be involved by reason of any determination, interpretation, action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he will give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification will not be exclusive and will be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, by contract, as a matter of law, or otherwise.

(m) Compensation Recoupment or “Clawback” Policy. All Awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(n) Deferral of Awards. The Committee may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

(o) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 16(o) by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000608190_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR each nominee listed below: 1. Election of Directors Nominees 01) Gregory B. Maffei 02) Matt Goldberg 03) Jay C. Hoag 04) Betsy L. Morgan 05) M. Greg O'Hara 06) Jeremy Philips 07) Albert E. Rosenthaler 08) Jane Jie Sun 09) Trynka Shineman Blake 10) Robert S. Wiesenthal TRIPADVISOR, INC. 400 1ST AVENUE NEEDHAM, MA 02494 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRIP2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; 3. To approve the Redomestication in Nevada by Conversion; 4. To approve the Tripadvisor, Inc. 2023 Stock and Annual Incentive Plan; NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 0000608190_1 R1.0.0.6 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

For comments and/or address changes, please send them via email to: ir@tripadvisor.com Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com TRIPADVISOR, INC. Annual Meeting of Stockholders June 6, 2023 11:00 am ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Seth Kalvert and Linda C. Frazier, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am, Eastern Time on June 6, 2023, live via webcast at www.virtualshareholdermeeting.com/TRIP2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. 0000608190_2 R1.0.0.6 Continued and to be signed on reverse side

Your vote counts TRIPADVISOR, INC 2023 ANNUAL MEETING VOTE BY JUNE 05 2023 11:59 PM EST YOU INVESTED IN TRIPADVISOR, INC. AND IT’S time to vote you have the right to vote on proposals being presented at the annual meeting this is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 06 2023. Get informed before your vote view the combined document online or you can receive a free paper or email copy of the material(s) by requesting prior to may 23, 2023, If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.proxyvote.com call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number indicated below in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information an to vote, visit www.proxyvote.com control # smartphone users point your camera here and vote without entering a control number vote virtually at the meeting June 06, 2023 11:00 am edt virtually at: www. Virtualshareholdermeeting.com/trip2023 please check the meeting materials for any special requirements for meeting attendance.

This is not a votable ballot this is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting items board recommends 1. Election of directors Nominees; 01) Gregory B. Maffei 02) Matt Goldberg 03) Jay C. Hoag 04) Betsy L. Morgan 05) M. greg O’Hara 06) Jeremy Philips 07) Albert E. Rosenthaler 08) Jane Jie Sun 09) Trynka Shineman Blake 10) Robert S. Wiesenthal 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscalyear ending December 31, 2023 3. To approve the redomestication in Nevada by conversion; 4. To approve the tripadvisor, inc 2023 stock and annual incentive plan; Note: in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postoponement thereof. For For For For Prefer to receive an email instead? While voting on www.proxyvote.com, be sure to click “Sign up for E-delivery”.